As filed with the Securities and Exchange Commission on June 24, 2013

Registration No. 333-________

  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Phillips Edison - ARC Shopping Center REIT Inc.

(Exact name of registrant as specified in its charter)

11501 Northlake Drive

Cincinnati, Ohio 45249

(513) 554-1110

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Jeffrey S. Edison

Chief Executive Officer

11501 Northlake Drive

Cincinnati, Ohio 45249

(513) 554-1110

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq. DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 (919) 786-2000	Peter M. Fass, Esq. James P. Gerkis, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036-8299 (212) 969-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☒
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Shares to Be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Primary Offering, Common Stock, $0.01 par value per share	$250,000,000	$0
Dividend Reinvestment Plan, Common Stock, $0.01 par value per share	$23,750,000	$0
Total Common Stock, par value $0.01 per share	$273,750,000	$0

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o), promulgated under the Securities Act.
(2)	As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement carries over $250,000,000 of unsold primary offering securities that have been previously registered, with respect to which the registrant paid filing fees of $17,825. This Registration Statement also carries over $23,750,000 of unsold dividend reinvestment plan securities that have been previously registered, with respect to which the registrant paid filing fees of $1,694. The filing fee previously paid with respect to the shares being carried forward to this Registration Statement reduces the amount of fees currently due to $0.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered for sale pursuant to the registrant’s registration statement on Form S-11 (File No. 333-164313) initially filed by the registrant on January 13, 2010 (the “Prior Registration Statement”). The Prior Registration Statement registered shares of the registrant’s common stock with a maximum aggregate offering price of $1,785,000,000 for sale pursuant to the registrant’s primary offering and dividend reinvestment plan. Approximately $250,000,000 of the primary offering shares and $23,750,000 of dividend reinvestment plan shares registered on the Prior Registration Statement remain unsold. The unsold amounts of primary offering shares and distribution reinvestment plan shares (and associated filing fees paid) are being carried forward to this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC and various states is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED JUNE 24, 2013

Phillips Edison - ARC Shopping Center REIT Inc.

Maximum Offering of 27,500,000 Shares of Common Stock

Phillips Edison - ARC Shopping Center REIT Inc. is a Maryland corporation that invests primarily in well-occupied grocery-anchored neighborhood and community shopping centers leased to a mix of national, creditworthy retailers selling necessity-based goods and services in strong demographic markets throughout the United States. In addition, we may invest in other retail properties including power and lifestyle shopping centers, multi-tenant shopping centers, free-standing single-tenant retail properties, and other real estate and real estate-related loans and securities depending on real estate market conditions and investment opportunities. We own a portion of our real estate properties through a joint venture with a group of institutional international investors advised by CBRE Investors Global Multi Manager. We have elected to qualify and be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our taxable year ended December 31, 2010.

We are offering up to 25,000,000 shares of our common stock at a price of $10.00 per share on a “best efforts” basis through Realty Capital Securities, LLC, our dealer manager. “Best efforts” means that our dealer manager is not obligated to purchase any specific number or dollar amount of shares. We also are offering up to 2,500,000 shares of our common stock pursuant to our dividend reinvestment plan at $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our dividend reinvestment plan.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 25 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•	As of June 17, 2013, we owned 41 grocery-anchored shopping centers, 20 of which we owned through our joint venture. Except as described in a supplement to this prospectus, we have not yet identified any additional properties in which there is a reasonable probability we will invest the proceeds from this offering.
•	No public market currently exists for our common stock, and we have no plans to list our shares on an exchange. If you are able to sell your shares, you would likely have to sell them at a substantial discount or loss.
•	No one may own more than 9.8% of our aggregate outstanding stock unless exempted by our board and we may prohibit transfers of our shares to ensure our qualification as a REIT. See “Description of Shares—Restriction on Ownership of Shares” beginning on page 171.
•	This offering price is arbitrary and unrelated to the book or net value of our assets or to our expected operating income.
•	We have a limited operating history and we depend on our sub-advisor (acting on behalf of our advisor) to conduct our operations. Both our advisor and our sub-advisor have limited operating histories and no prior experience operating a public company.
•	We have made investments through a joint venture. Investments in joint ventures that own real properties involve risks not otherwise present when properties are owned directly. Our joint venture arrangement reduces our control over our assets and could give rise to disputes with our joint venture partners, which could adversely affect the value of your investment in us.
•	All of our executive officers and some of our directors are also officers, managers, directors or holders of a controlling interest in our advisor, sub-advisor, dealer manager or other affiliates of our sponsors. As a result, they face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other sponsor-advised programs.
•	We pay substantial fees and expenses to our advisor, our sub-advisor and their respective affiliates and broker-dealers. These fees increase your risk of loss.
•	Our organizational documents permit us to pay distributions from any source without limit, including offering proceeds. Until the proceeds from this offering are fully invested and from time to time during our operational stage, we expect to use proceeds from financings to fund distributions in anticipation of cash flow to be received in later periods. We may also fund such distributions from advances or contributions from our sponsors or from any deferral or waiver of fees by our advisor and sub-advisor. To the extent distributions exceed our net income or net capital gain, a greater proportion of your distributions will generally represent a return of capital as opposed to current income or gain, as applicable.
•	We may incur debt causing our total liabilities to exceed 75.0% of the cost of our tangible assets with the approval of the conflicts committee. Our conflicts committee may approve debt in excess of this limit. Higher debt levels increase the risk of your investment.

Neither the U.S. Securities and Exchange Commission, or SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public		Selling Commissions		Dealer Manager Fee		Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	*	$0.70	*	$0.30	*	$9.00
Total Maximum	$250,000,000	*	$17,500,000	*	$7,500,000	*	$225,000,000
Dividend Reinvestment Plan
Per Share	$9.50		$0.00		$0.00		$9.50
Total Maximum	$23,750,000		$0.00		$0.00		$23,750,000

* Discounts are available for some categories of investors. Reductions in commissions and fees will result in corresponding reductions in the purchase price.

Our dealer manager is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted purchase is $2,500.

The date of this prospectus is _____, 2013.

Investor Suitability Standards

An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, which may hedge against inflation and the volatility of the stock market, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment not to consider an investment in our common stock as meeting these needs. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our common stock is appropriate.

In order to purchase shares in this offering, you must:

•	meet the applicable financial suitability standards as described below; and

•	purchase at least the minimum number of shares as described below.

We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	an annual gross income of at least $70,000 and a net worth of at least $70,000.

The minimum purchase is 250 shares ($2,500). You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for individual retirement accounts, or IRAs, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our common stock if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an individual retirement account, employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Section 4975 of the Internal Revenue Code should carefully review the information in the section of this prospectus entitled “ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

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In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix A. In addition, our sponsors, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information. Executed subscription agreements will be maintained in our records for six years. See “Plan of Distribution—Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

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The Joint Venture	129
Borrowing Policies	131
Certain Risk Management Policies	132
Equity Capital Policies	132
Disposition Policies	132
Exit Strategy—Liquidity Event	133
Investment Limitations	133
Disclosure Policies with Respect to Future Probable Acquisitions	135
Investment Limitations to Avoid Registration as an Investment Company	135
Change in Investment Objectives and Limitations	136
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	137
Taxation of Phillips Edison - ARC Shopping Center REIT Inc.	138
Taxation of Stockholders	154
Tax Aspects of Investments in Partnerships	160
Backup Withholding and Information Reporting	161
Other Tax Considerations	162
ERISA Considerations	163
Prohibited Transactions	164
Plan Asset Considerations	164
Other Prohibited Transactions	167
Annual Valuation	167
Description of Shares	169
Common Stock	169
Preferred Stock	170
Meetings and Special Voting Requirements	170
Advance Notice for Stockholder Nominations for Directors and Proposals of New Business	171
Restriction on Ownership of Shares	171
Distributions	173
Inspection of Books and Records	174
Business Combinations	175
Control Share Acquisitions	175
Subtitle 8	176
Tender Offers	177
Dividend Reinvestment Plan	177
Share Repurchase Program	181
Registrar and Transfer Agent	184
Restrictions on Roll-Up Transactions	184
The Operating Partnership Agreement	186
Description of Partnership Units	186
Management of the Operating Partnership	188
Transferability of Interests	188
Extraordinary Transactions	189
Issuance of Additional Units	189
Capital Contributions	190
Distributions	190
Liquidation	191
Allocations	191
Operations	192
Limited Partner Exchange Rights	192
Special Limited Partner	192

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Tax Matters	193
Plan of Distribution	194
General	194
Compensation of Our Dealer Manager and Participating Broker-Dealers	195
Volume Discounts	197
Subscription Procedures	199
Suitability Standards	200
Minimum Purchase Requirements	201
Investments by IRAs and Certain Qualified Plans	201
Supplemental Sales Material	202
Legal Matters	202
where you can find more information	202
Appendix A – Form of Subscription Agreement with Instructions	A-1
Appendix B – Dividend Reinvestment Plan	B-1

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Prospectus Summary

As used herein and unless otherwise required by context, the term “prospectus” refers to this prospectus as amended and supplemented. This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in our common stock. In this prospectus, references to “Phillips Edison - ARC Shopping Center REIT Inc.,” “our company,” “the company,” “we,” “us” and “our” shall mean Phillips Edison - ARC Shopping Center REIT Inc., a Maryland corporation, Phillips Edison - ARC Shopping Center Operating Partnership, L.P., a Delaware limited partnership and the subsidiary through which we will conduct substantially all of our business and which we refer to as “our operating partnership,” and PECO-ARC Institutional Joint Venture I, L.P. (the “Joint Venture”), our joint venture with a group of institutional international investors advised by CBRE Investors Global Multi Manager (each a “CBRE Global Investor”) in which we own a 54% interest and for which we serve as the general partner, except where it is clear from the context that the term only means the issuer of the common stock in this offering, Phillips Edison - ARC Shopping Center REIT Inc.

As described in more detail throughout this prospectus, we have entered into the Joint Venture with the CBRE Global Investors. We, through an indirectly wholly owned subsidiary, serve as the general partner of and own a 54% interest in the Joint Venture. Each CBRE Global Investor is a limited partner, and they collectively own a 46% interest in the Joint Venture. We currently own a portion of our real estate properties through the Joint Venture.

Additionally, we have entered into a contractual relationship with our advisor. In exchange for services provided to us, we pay our advisor certain fees and reimburse certain expenses. Our advisor has entered into a contractual relationship with a sub-advisor that provides most of these services to us on behalf of the advisor. A substantial portion of any fees that we pay to our advisor has been assigned by our advisor to the sub-advisor according to the terms of the agreement between those parties. Our advisor has also assigned expense reimbursements to our sub-advisor in proportion to the expenses the parties have incurred on our behalf. Any references in this prospectus to fees or expenses that we pay or reimburse to “our sub-advisor” or its affiliates are actually fees or expenses paid or reimbursed to our advisor that are then paid or assigned in whole or in part to the sub-advisor by our advisor pursuant to the terms of the agreement between those parties.

What is Phillips Edison - ARC Shopping Center REIT Inc.?

Phillips Edison-ARC Shopping Center REIT Inc. is a public non-traded real estate investment trust incorporated in December 2009 in an effort to leverage the expertise of its two industry leading co-sponsors, Phillips Edison Limited Partnership and AR Capital, LLC, while capitalizing on the market opportunity to acquire and manage grocery-anchored neighborhood and community shopping centers located in strong demographic markets throughout the United States. We seek to acquire and manage shopping centers that are typically above 80.0% occupied, anchored by the dominant grocer in the region, and have a mix of national and regional retailers selling necessity-based goods and services. We expect to build a high-quality portfolio utilizing the following acquisition strategy:

•	Grocery-Anchored Retail — We are focused on acquiring well-occupied grocery-anchored shopping centers serving the day-to-day shopping needs of the community in the surrounding trade area.

•	Infill Locations/Solid Markets — We target properties in established or growing markets based on trends in population density, population growth, employment, household income, employment diversification and other key demographic factors creating higher barriers to entry, which we believe limit additional competition.

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•	Triple-Net Leases — We negotiate leases to provide for tenant reimbursements of operating expenses, real estate taxes and insurance, providing a level of protection against rising expenses.

•	Discount To Replacement Cost — We intend to acquire properties at values based on current in-place rents and at a substantial discount to replacement cost.

Our strategy is to acquire, own and manage a high-quality, diverse, grocery-anchored real estate portfolio, while maintaining a focused approach to maximize stockholder value. We believe these goals will be supported by the following attributes of our company:

•	Stable Income to Provide Consistent Distributions — Sustainable income from profitable national and regional tenants, a majority of which comes from grocery anchor tenants, is expected to fund monthly distributions to our stockholders at a rate consistent with our operating performance.

•	Upside Potential — We seek to create value from a combination of the strategic leasing of portfolio vacancies, rental growth, creation of new revenue streams, and strategic expense reduction, all leading to increased cash flow.

•	Diversification — We intend to own and manage a retail grocery-anchored portfolio diversified by geography, tenant mix, and lease expirations, thereby mitigating risk.

•	Low Leverage — We intend to utilize a prudent leverage strategy with an approximate 50.0% targeted loan-to-value ratio on our portfolio once we have invested substantially all of the combined net proceeds of our initial public offering and this offering.

•	Tenured Management with a National Platform — Our Phillips Edison sponsor's seasoned team of professional managers have extensive retail industry expertise and established tenant relationships and provide reliable execution of our acquisition and operating strategies through their national operating and leasing platform.

•	Property Focus — We will utilize a property-specific operational focus that combines intensive leasing and merchandising plans with cost containment measures to deliver a more solid and stable income stream from each property.

•	Exit Strategy — We anticipate selling our assets, selling or merging our company, or listing our company on a national securities exchange within three to five years after the completion of the primary portion of our initial public offering.

We commenced an initial public offering of shares of our common stock on August 12, 2010, pursuant to which we offered up to $1,500,000,000 of shares of our common stock at a price of $10.00 per share in the primary offering (subject to certain discounts) on a “best efforts” basis. We also offered up to $285,000,000 of shares of common stock pursuant to our dividend reinvestment plan at $9.50 per share. As of June 17, 2013, we had raised gross offering proceeds of approximately $493.2 million from the sale of 49.8 million shares in our initial public offering, including shares sold under our dividend reinvestment plan.

As of June 17, 2013, we owned 41 grocery-anchored shopping centers, 20 of which we owned through the Joint Venture. Except as described in a supplement to this prospectus, we have not yet identified any additional properties in which there is a reasonable probability we will invest the proceeds from this offering.

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We are externally advised by our advisor and sub-advisor, American Realty Capital II Advisors, LLC (“AR Capital Advisor” or “our advisor”) and Phillips Edison NTR LLC (the “Phillips Edison Sub-Advisor” or “our sub-advisor”), respectively. Pursuant to the agreement between our advisor and sub-advisor, our sub-advisor, acting on behalf of our advisor, conducts our operations and manages our portfolio of real estate investments. We have no paid employees.

Our office is located at 11501 Northlake Drive, Cincinnati, Ohio 45249. Our telephone number is (513) 554-1110. Our fax number is (513) 554-1820, and our web site address is www.phillipsedison-arc.com.

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•	pays distributions to investors of at least 90.0% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•	avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to U.S. federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain U.S. federal income tax requirements are satisfied.

However, under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year, and we do not qualify for certain statutory relief provisions, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for U.S. federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

What are your investment objectives?

Our primary investment objectives are:

•	to preserve and protect your capital contribution;

•	to provide you with stable cash distributions;

•	to realize growth in the value of our assets upon the sale of such assets; and

•	to provide you with the potential for future liquidity through the sale of our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange, or other similar transaction. See “—What are your exit strategies?”

We may return all or a portion of your capital contribution in connection with the sale of the company or the assets we will acquire or upon maturity or payoff of debt investments we may make. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares.

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Are there any risks involved in an investment in your shares?

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 25, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include:

•	No public market currently exists for our shares of common stock, and we currently have no plans to list our shares on a national securities exchange. Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	Our charter prohibits the ownership of more than 9.8% in value of our aggregate outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our aggregate outstanding common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares.

•	The offering price of our shares may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded, and this price bears no relationship to the book or net value of our assets or to our expected operating income.

•	We are dependent on our sub-advisor, acting on behalf of our advisor, to select investments and conduct our operations. Adverse changes in the financial condition of our advisor or sub-advisor, or our relationship with either, could adversely affect us.

•	We have a limited operating history and we own 41 real estate properties as of June 17, 2013. Except as discussed in a supplement to this prospectus, we have not identified any additional properties in which there is a reasonable probability we will invest the proceeds from this offering. Thus, except as discussed in a supplement to this prospectus, you will not have an opportunity to evaluate our investments before we make them, making an investment in us more speculative.

•	We have made investments through the Joint Venture. We may make additional investments through future joint ventures as well. Investments in joint ventures that own real properties involve risks not otherwise present when properties are owned directly. Our joint venture arrangement reduces our control over our assets and could give rise to disputes with our joint venture partners, which could adversely affect the value of your investment in us. A dispute with our joint venture partners may trigger buy/sell rights that could result in us selling our interest or buying the interests of our joint venture partners, either of which might not be in our best interest. We are limited in our ability to sell our interests in the Joint Venture, which may prevent us from selling our interests at a time that is most beneficial to us.

•	All of our executive officers and some of our directors and other key real estate professionals are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in our advisor, sub-advisor, dealer manager or other sponsor-affiliated entities. As a result, our executive officers, some of our directors, some of our key real estate professionals, our advisor and sub-advisor and their respective affiliates face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other programs and investors advised by our sponsors and their respective affiliates and conflicts in allocating time among us and these other programs and investors. These conflicts could result in action or inaction that is not in the best interests of our stockholders.

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•	Affiliates of our sponsors receive fees in connection with transactions involving the purchase of our investments. These fees, at least initially, are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor and sub-advisor to recommend riskier transactions to us.

•	We pay substantial fees to and expenses of our sponsors, our advisor, our sub-advisor and their respective affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•	Our organizational documents permit us to pay distributions from any source without limit, including offering proceeds. Until the proceeds from this offering are fully invested and from time to time during our operational stage, we may use proceeds from financings to fund distributions in anticipation of cash flow to be received in later periods. We may also fund such distributions from advances or contributions from our sponsors or from any deferral or waiver of fees by our advisor or sub-advisor. To the extent distributions exceed our net income or net capital gain, a greater proportion of your distributions will generally represent a return of capital as opposed to current income or gain, as applicable.

•	Our policies do not limit us from incurring debt until our borrowings would cause our total liabilities to exceed 75.0% of the cost (before deducting depreciation or other non-cash reserves) of our tangible assets, and we may exceed this limit with the approval of the conflicts committee of our board of directors. High debt levels could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

•	We depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants.

•	Our current and future investments in real estate properties and real estate-related loans and securities may be affected by unfavorable real estate market and general economic conditions, which could decrease the value of those assets and reduce the investment return to you.

•	Disruptions in the financial markets and challenging economic conditions could adversely affect our ability to obtain financing on favorable terms, if at all.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have seven members of our board of directors, four of whom are independent of our sponsors and their respective affiliates. Our charter requires a majority of our directors to be independent of our sponsors and creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of AR Capital Advisor and must approve other matters set forth in our charter. Our directors are elected annually by the stockholders.

Who are your advisor and sub-advisor and what do they do?

American Realty Capital II Advisors, LLC, an affiliate of AR Capital, LLC, one of our sponsors, is our advisor. As our advisor, AR Capital Advisor is responsible for coordinating the management of our day-to-day operations and for identifying and making investments in real estate properties on our behalf, subject to the supervision of our board of directors. Subject to the terms of the advisory agreement between AR Capital Advisor and us, AR Capital Advisor has delegated most of its duties, including managing our day-to-day operations, identifying and negotiating investments on our behalf and providing asset management services, to Phillips Edison Sub-Advisor, which is indirectly wholly owned by Phillips Edison Limited Partnership, our other sponsor, and which we generally refer to throughout this prospectus as the “sub-advisor.” Notwithstanding such delegation to the sub-advisor, AR Capital Advisor retains ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement.

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Because our advisor is owned by affiliates of AR Capital, LLC and because our sub-advisor is owned by affiliates of Phillips Edison Limited Partnership, we consider ourselves to be co-sponsored by the individuals who own and control those entities. Unless the context dictates otherwise, throughout this prospectus we generally refer collectively to Phillips Edison Limited Partnership and the individuals who own and control it, as our “Phillips Edison sponsors.” We generally refer collectively to AR Capital, LLC and the individuals who own and control it, as our “AR Capital sponsors.” Collectively, we may refer to our Phillips Edison sponsors and our AR Capital sponsors as “our sponsors.” We also refer to AR Capital Advisor and Phillips Edison Sub-Advisor as “Advisor Entities.”

Phillips Edison Sub-Advisor has primary responsibility, acting on behalf of AR Capital Advisor, for making decisions regarding the selection and the negotiation of real estate investments. AR Capital Advisor and Phillips Edison Sub-Advisor jointly make recommendations on all investments and dispositions to our board of directors. If AR Capital Advisor and Phillips Edison Sub-Advisor disagree with respect to any such recommendation, the determination of Phillips Edison Sub-Advisor prevails. Other major decisions to be jointly approved by AR Capital Advisor and Phillips Edison Sub-Advisor, subject to the direction of our board of directors, include decisions with respect to the retention of investment banks, marketing methods with respect to this offering, the termination of this offering, the initiation of a subsequent follow-on offering, mergers and other change-of-control transactions, and certain significant press releases.

What is the experience of your advisor and sub-advisor?

AR Capital Advisor is a limited liability company that was formed in the State of Delaware on December 28, 2009. Our advisor has a limited operating history and limited experience managing a public company.

Phillips Edison Sub-Advisor is a limited liability company that was formed in the State of Delaware on December 9, 2009. Our sub-advisor has a limited operating history and limited experience managing a public company.

What is the experience of your Phillips Edison sponsors?

Formed in 1991, Phillips Edison is a fully integrated real estate operating company that acquires and repositions underperforming (primarily grocery-anchored) neighborhood and community shopping centers throughout the United States. Since its inception, Phillips Edison has operated with financial partners through both property-specific joint ventures and multi-asset discretionary private equity funds. Phillips Edison and its affiliates have acquired assets covering approximately 29 million square feet and having an aggregate value of approximately $2.3 billion, providing its investors with a vehicle through which they could invest in a carefully selected and professionally managed portfolio of operating assets and development opportunities, which have produced a track record of strong financial results. Phillips Edison and its affiliates have over 3,500 tenants and long-standing relationships with national and regional companies with high credit ratings.

Michael C. Phillips, Co-Chairman of the Board, has served as a principal of Phillips Edison since 1991. Jeffrey S. Edison, Co-Chairman of the Board and our Chief Executive Officer, has served as a principal of Phillips Edison since 1995. Messrs. Phillips and Edison have significant experience in real estate acquisitions, repositionings, financings and dispositions, as well as property management, project development and leasing. Messrs. Phillips and Edison have invested in commercial real estate through all economic cycles and together have more than 50 years of experience in the real estate industry.

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What is the experience of your AR Capital sponsors?

AR Capital, LLC, our AR Capital sponsor, is directly or indirectly controlled by Nicholas S. Schorsch and William M. Kahane, one of our directors. Each of these individuals is an executive officer and/or a director of five other public REITs sponsored by our AR Capital sponsor or its affiliates. Mr. Schorsch and Mr. Kahane have been active in the structuring and financial management of commercial real estate investments for over 24 years and 26 years, respectively. Our AR Capital sponsor wholly owns our advisor.

How do you expect your portfolio to be allocated between real estate properties and real estate-related loans and securities?

We intend to acquire and manage a diverse portfolio of real estate properties and real estate-related loans and securities. We plan to diversify our real estate portfolio by geographic region, anchor tenants, tenant mix, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate properties and real estate-related assets that provide stable returns to our investors and the potential for growth in the value of our assets. We intend to allocate at least 90.0% of our portfolio to investments in grocery-anchored neighborhood and community shopping centers throughout the United States with a focus on well-located shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. We also intend to allocate no more than 10.0% of our portfolio to other real estate properties, real estate-related loans and securities and the equity securities of other REITs and real estate companies, assuming we sell the maximum offering amount.

How do you select potential properties for acquisition?

To find properties that best meet our criteria for investment, our sub-advisor, acting on behalf of our advisor, has developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment.

What types of real estate-related debt investments do you expect to make?

We expect that our real estate-related debt investments will not constitute more than 10.0% of our portfolio nor represent a substantial portion of our assets at any one time. With respect to our investments in such assets, we will primarily focus on investments in first mortgages. The other real estate-related debt investments in which we may invest include mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; collateralized debt obligations; debt securities issued by real estate companies; and credit default swaps.

What types of investments will you make in the equity securities of other companies?

We may make equity investments in REITs and other real estate companies. We may purchase the common or preferred stock of these entities or options to acquire their stock. We do not expect our non-controlling equity investments in other public companies to exceed 5.0% of combined proceeds of our initial public offering and this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. In addition, we do not expect our non-controlling equity investments in other public companies combined with our investments in real estate properties outside of our target shopping center investments and other real estate-related investments to exceed 10.0% of our portfolio.

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Will you use leverage?

Yes. We expect that once we have fully invested the combined proceeds of our initial public offering and this offering, assuming we sell the maximum amount, our debt financing will be approximately 50.0% of the value of our real estate investments (calculated after the close of this offering) plus the value of our other assets, but may be as high as 65.0%. There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter limits our borrowings such that our total liabilities do not exceed 75.0% of the cost (before deducting depreciation or other non-cash reserves) of our tangible assets; however, we may exceed that limit if a majority of the conflicts committee approves each borrowing in excess of our charter limitation, and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. However, high levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our investors.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and conduct our operations through Phillips Edison - ARC Shopping Center Operating Partnership, L.P., which we refer to as our operating partnership in this prospectus. Because we plan to conduct substantially all of our operations through the operating partnership, we are considered an UPREIT. UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of certain unfavorable U.S. federal income tax consequences.

Will you acquire properties or other assets in joint ventures?

Yes. On September 20, 2011, we entered into the Joint Venture with the CBRE Global Investors. We, through an indirectly wholly owned subsidiary, serve as the general partner of and own a 54% interest in the Joint Venture. Each CBRE Global Investor is a limited partner and they collectively own a 46% interest in the Joint Venture.

The Joint Venture invests in necessity-based neighborhood and community shopping centers with acquisition costs of typically no more than $20 million per property. We have contributed approximately $59 million to the Joint Venture in the form of equity interests in six wholly owned real estate properties and cash, and the CBRE Global Investors have contributed $50 million in cash. As of June 17, 2013, we owned 20 of our real estate properties through the Joint Venture. See “Investment Objectives and Criteria—The Joint Venture.”

What conflicts of interest do your sponsors face?

Each of our Phillips Edison and AR Capital sponsors, and their respective affiliates and personnel, experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our sponsors and their respective affiliates face include the following:

•	Our Phillips Edison sponsor and its affiliates must determine which investment opportunities to recommend to us and to other operating private Phillips Edison-sponsored programs for which the offering proceeds have not been fully invested, as well as any programs Phillips Edison affiliates may sponsor in the future;

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•	Our AR Capital sponsor and its affiliates must determine which investment opportunities to recommend to us and to other AR Capital-sponsored programs, as well as any programs AR Capital affiliates may sponsor in the future;

•	Because our AR Capital sponsor is a sponsor of other public offerings selling shares of capital stock concurrently with this offering, we have to compete with other programs sponsored by our AR Capital sponsor for the same investors when raising capital;

•	AR Capital Advisor and its affiliates may structure the terms of joint ventures between us and other Phillips Edison- or AR Capital-sponsored programs or Phillips Edison- or AR Capital-advised entities;

•	Our sponsors and their respective affiliates have to allocate their time between us and other real estate programs and activities in which they are involved;

•	Our sponsors and their respective affiliates receive fees in connection with transactions involving the purchase, origination, management and sale of our assets regardless of the quality of the asset acquired or the services provided to us;

•	Our dealer manager is an affiliate of AR Capital Advisor and receives fees in connection with our public offerings of equity securities; and

•	We may only terminate our dealer manager in limited circumstances and, under certain conditions, may be obligated to use our dealer manager in future offerings.

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What is the ownership structure of the company and the entities that perform services for you?

The following chart shows the ownership structure of the various entities that perform or are likely to perform important services for us as of June 17, 2013.

Phillips Edison Limited Partnership
Realty Capital Securities LLC (Dealer Manager)
AR Capital LLC
100%
Dealer Manager Agreement
100%
American Realty Capital II Advisors, LLC (Advisor)
Sub-Advisory Agreement
Phillips Edison NTR LLC (Sub-advisor)
Public Investors
85% Member
Advisory Agreement
15% Member
Phillips Edison – ARC Shopping Center REIT Inc.
PE – ARC Special Limited Partner LLC
Special limited partner interest
100%
*General partner
Limited partner
Limited partner
Phillips Edison Shopping Center OP GP LLC
*
Phillips Edison – ARC Shopping Center Operating Partnership, L.P.
Phillips Edison & Company Ltd. (Property Manager)
Master Property Management Agreement
100%
CBRE Investors
PAI GP LLC
Properties owned outside of Joint Venture
Advisory Agreement
Master Property Management Agreement
46% limited partners
54% general partner
PECO – ARC Institutional Joint Venture I, L.P.
100%
100+ Preferred holders
PECO – ARC Institutional REIT LLC
Properties owned through Joint Venture

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What are the fees that you pay to the advisor, its affiliates, the dealer manager and your directors?

AR Capital Advisor and its affiliates receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. We also compensate the dealer manager and our independent directors for their service to us. The most significant items of compensation are included in the table below. Unless otherwise noted, the fees to be paid and expenses to be reimbursed described below are to be paid or reimbursed to our advisor, an affiliate of our AR Capital sponsor. AR Capital Advisor has assigned 85.0% of such fees to our sub-advisor, an affiliate of our Phillips Edison sponsor. AR Capital Advisor has also assigned expense reimbursements to our sub-advisor in proportion to the expenses the parties have incurred on our behalf. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our dividend reinvestment plan. No selling commissions or dealer manager fees are payable on shares sold through our dividend reinvestment plan or the “friends and family” program.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering

	Organization and Offering Stage
Selling Commissions – Dealer Manager	7.0% of gross offering proceeds before reallowance of selling commissions earned by participating broker-dealers, except no selling commissions are payable on shares sold under the dividend reinvestment plan or our “friends and family” program. The dealer manager reallows 100% of selling commissions earned to participating broker-dealers.	$17,500,000

Dealer Manager Fee – Dealer Manager	3.0% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the dividend reinvestment plan or our “friends and family” program. The dealer manager reallows all or a portion of its dealer manager fees to participating broker-dealers.	$7,500,000

Other Organization and Offering Expenses	Pursuant to our advisory agreement, we reimburse to our Advisor Entities on a monthly basis organization and offering expenses (and we may pay some of them directly) but only to the extent that the reimbursements or payments do not exceed 1.5% of gross offering proceeds as of the termination of the offering.	$3,750,000

	Acquisition and Development Stage
Acquisition Fees	We pay to our Advisor Entities 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). For properties acquired through a joint venture, we pay to our Advisor Entities 1.0% of our allocable portion of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of our allocable portion of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment but exclusive of acquisition fees, acquisition expenses and financing fees.

$2,212,500 (maximum offering and no debt)/$3,318,750 (maximum offering and target leverage of 50.0% of the cost of our investments)/$3,871,875 (maximum offering, assuming leverage of 75.0% of the cost of our investments)

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Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering

Acquisition Expenses	We reimburse our Advisor Entities for expenses actually incurred related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we also pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders’ fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related assets. We expect these expenses to be approximately 0.5% of the purchase price of each property (including our pro rata share of debt attributable to such property) and 0.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). In no event will the total of all acquisition fees (including the financing fees described below) and acquisition expenses payable with respect to a particular investment exceed 4.5% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment).	$1,106,250

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Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering

Construction Management Fee	We expect to engage Phillips Edison Property Manager to provide construction management services, as needed, for some of our properties. We will pay a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.	Actual amounts cannot be determined at the present time.

Operational Stage
Asset Management Subordinated Participation Interests

Within 60 days after the end of each calendar quarter (subject to the approval of the board of directors), our operating partnership will pay an asset management subordinated participation interest by issuing a number of restricted Class B Units to our Advisor Entities equal to: (i) the excess of the product of (x) the cost of our assets multiplied by (y) 0.25%; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter net of the selling commissions and dealer manager fees payable on shares of our common stock.

Our Advisor Entities will be entitled to receive distributions on the vested and unvested Class B Units they receive in connection with the asset management subordinated participation at the same rate as distributions received on our common stock; such distributions will be in addition to the incentive fees the Advisor Entities may receive from us, including, without limitation, the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.

Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon, or the “economic hurdle;” (b) any one of the following events occurs concurrently with or subsequent to the achievement of the economic hurdle described above: (1) the termination of the advisory agreement by an affirmative vote of a majority of our independent directors without cause; (2) a listing event; or (3) another liquidity event; and (z) our Advisor Entities are still providing advisory services to us immediately prior to the occurrence of an event of the type described in (b) above (the “service condition”). Such Class B units will be forfeited immediately if: (a) the advisory agreement is terminated for cause; or (b) the advisory agreement is terminated by an affirmative vote of a majority of our independent directors without cause before the economic hurdle has been met.

Actual amounts cannot be determined at the present time. Because the subordinated participation interests are based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of these participation interests.

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Financing Fee	We pay our Advisor Entities a financing fee equal to 0.75% of all amounts made available under any loan or line of credit. In the case of a joint venture, we pay our advisor a financing fee equal to 0.75% of the portion that is attributable to our investment in the joint venture.	Actual amounts depend on the amount of any debt financed and therefore cannot be determined at the present time. If we utilize leverage equal to 50.0% of the cost of the aggregate value of our assets, the fees would be $829,688. If we utilize leverage equal to 75.0% of the cost of the aggregate value of our assets, the fees would be $1,244,531.

Property Management Fees

Property management fees equal to 4.5% of the monthly gross receipts from the properties managed by Phillips Edison Property Manager, our property manager, are payable monthly to our property manager. Our property manager may subcontract the performance of its property management and leasing duties to third parties, and our property manager may pay a portion of its property management or leasing fees to the third parties with whom it subcontracts for these services. We reimburse the costs and expenses incurred by our property manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of third-party service providers.

We do not, however, reimburse our property manager for general overhead costs or for the wages and salaries and other employee-related expenses of employees of our property manager other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of our properties.

Actual amounts depend on gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.

Leasing Fee – Property Manager	We have engaged Phillips Edison Property Manager to provide leasing services with respect to our properties. We pay a leasing fee to our property manager in an amount that is usual and customary for comparable services rendered in the geographic market of the property.	Actual amounts cannot be determined at the present time.

Other Operating Expenses	We reimburse the expenses incurred by our Advisor Entities in connection with their provision of services to us, including our allocable share of our Advisor Entities’ overhead, such as rent, personnel costs, utilities and IT costs. Such personnel costs include salaries and benefits, but do not include bonuses. Personnel costs are allocated to programs for reimbursement based generally on the percentage of time devoted by personnel to the program, except that we do not reimburse for the personnel costs of acquisition, financing or disposition personnel when such personnel attend to matters for which the Advisor Entities earn an acquisition fee, a financing fee or a disposition fee or for which acquisition expenses are incurred.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

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Independent Director Compensation	We pay each of our independent directors an annual retainer of $30,000. We also pay our independent directors for attending meetings as follows: (1) $1,000 for each board meeting attended in person and (2) $1,000 for each committee meeting attended in person. The audit committee chair also receives an annual retainer of $5,000 and the conflicts committee chair receives an annual retainer of $3,000. It is also within the discretion of our executive officers to pay each of our independent directors for participation in telephonic board and committee meetings. We may grant our independent directors an annual award of 2,500 shares of restricted stock. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.	Actual amounts depend on the total number of board and committee meetings that each independent director attends; we cannot determine these amounts at the present time.

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Liquidation/Listing Stage
Disposition Fees	For substantial assistance in connection with the sale of properties or other investments, we will pay our Advisor Entities or their respective affiliates 2.0% of the contract sales price of each property or other investment sold; provided, however, that (i) if a third party also receives a commission on the sale, our Advisor Entities and their affiliates may receive up to one-half of the total brokerage commissions paid but in no event an amount that exceeds 3.0% of the contract sales price of such sale, and (ii) total real estate commissions paid (to our Advisor Entities and others) in connection with the sale may not exceed the lesser of a competitive real estate commission and 6.0% of the contract sales price. The conflicts committee will determine whether our Advisor Entities or their affiliates have provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes our advisor’s or sub-advisor’s preparation of an investment package for the property (including an investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the advisor or sub-advisor in connection with a sale. If we were to sell an asset to an affiliate, our organizational documents prohibit us from paying our advisor or sub-advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors, including a majority of our conflicts committee, conclude that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange at the time of sale)	PE – ARC Special Limited Partner LLC, the special limited partner of our operating partnership (the “Special Limited Partner”), will receive from time to time, when available, 15.0% of remaining net sales proceeds from the sale of our investments after return of capital contributions plus payment to investors of an annual 7.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 7.0% return, which we have disclosed solely as a measure for our Advisor Entities’ incentive compensation.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

Subordinated Incentive Listing Fee (payable only if we are listed on an exchange, which we have no intention to do at this time)	The Special Limited Partner will receive 15.0% of the amount by which the sum of the market value of our shares of common stock plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 7.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 7.0% return, which we have disclosed solely as a measure for our Advisor Entities’ incentive compensation.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

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Subordinated Distribution Upon Termination of the Advisory Agreement	Upon termination or non-renewal of the advisory agreement, the Special Limited Partner will receive distributions from our operating partnership equal to 15.0% of the amount by which the value of our assets at the time of termination exceeds the amount needed to provide investors with an annual 7.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. These distributions will be paid in the form of a non-interest bearing promissory note. In addition, the Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

How many real estate investments do you currently own?

As of June 17, 2013, we owned 41 grocery-anchored shopping centers, 20 of which we owned through the Joint Venture. Except as described in a supplement to this prospectus, we have not yet identified any additional properties in which there is a reasonable probability we will invest the proceeds from this offering. As additional significant property acquisitions become probable, we will supplement this prospectus to provide information regarding the likely acquisition. We will also describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus.

If I buy shares, will I receive distributions and how often?

Since we commenced real estate operations in December 2010, our board of directors has authorized and we have declared monthly distributions based on daily record dates for each day during the period commencing December 1, 2010 through August 31, 2013, and we have paid or will pay these distributions on a monthly basis. We expect to continue to pay distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of future distributions will be determined by our board, in its sole discretion. Distributions may vary from time to time, and will be influenced in part by the board’s intention to comply with the REIT requirements of the Internal Revenue Code.

Because we may receive income from interest or rents at various times during our fiscal year and because we may need funds from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development, and from time to time during our operational stage, we will declare distributions in anticipation of funds that we expect to receive during a later period, and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third-party borrowings to fund our distributions. We may also fund such distributions from advances or contributions from our sponsors or from any deferral or waiver of fees by our advisor or sub-advisor.

Our distribution policy is not to use the proceeds of any public offering to pay distributions. However, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source without limit, including proceeds from this offering or the proceeds from the issuance of securities in the future.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90.0% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). See “Material U.S. Federal Income Tax Considerations—Taxation of Phillips Edison - ARC Shopping Center REIT Inc.—Annual Distribution Requirements.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

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May I reinvest my distributions in shares of Phillips Edison - ARC Shopping Center REIT Inc.?

Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form that we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan will initially be $9.50. Once we establish an estimated value per share that is not based on the price to acquire a share in our primary offering or a subsequent follow-on public offering, shares issued pursuant to our dividend reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose, provided that in no event will such estimated value be less than 95% of the fair market value per share. We expect to establish an estimated value per share not based on the price to acquire a share in the primary offering or a subsequent follow-on public offering after the completion of our offering stage. We will consider our offering stage complete when we are no longer offering equity securities — whether through this offering or subsequent follow-on public offerings — and have not done so for 18 months. No selling commissions or dealer manager fees are payable on shares sold under our dividend reinvestment plan. We may amend, suspend or terminate the dividend reinvestment plan for any reason at any time upon 10 days’ notice to the participants. We may provide notice by including such information (1) in a current report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (2) in a separate mailing to the participants.

Will the distributions I receive be taxable as ordinary income?

Yes and no. Distributions that you receive (not designated as capital gain dividends or qualified dividend income, including distributions reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are paid from our earnings and profits (as determined for U.S. federal income tax purposes). However, distributions that we designate as capital gain dividends generally will be taxable as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year. Some portion of your distributions may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income, but does not reduce cash available for distribution. The portion of your distribution that is not designated as a capital gain dividend and is in excess of our current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment, deferring such portion of your tax until your investment is sold or our company is liquidated, at which time you will be taxed at capital gains rates. Please note that each investor’s tax considerations are different; therefore, you should consult with your tax advisor prior to making an investment in our shares.

How will you use the proceeds raised in this offering?

We expect to acquire and manage well-occupied grocery-anchored neighborhood and community shopping centers leased to a mix of national, creditworthy retailers selling necessity-based goods and services in strong demographic markets throughout the United States. We also expect to invest in other real estate properties and real estate-related loans and securities. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that approximately 87.19% of the gross proceeds will be available to make investments in real estate properties and other real estate-related loans and securities. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and to pay a fee to our Advisor Entities for services in connection with the selection and acquisition of properties. To the extent we leverage our acquisitions, we also may pay a fee to our Advisor Entities in connection with the financing of our investments. We expect to make available substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan to repurchase shares under our share repurchase program.

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As of June 17, 2013, we owned 41 grocery-anchored shopping centers, 20 of which we owned through the Joint Venture. These properties encompass a total of approximately 4.1 million rentable square feet. Except as described in a supplement to this prospectus, we have not yet identified any additional properties in which there is a reasonable probability we will invest the proceeds from this offering.

	27,500,000 Shares
	Primary Offering (25,000,000 shares) ($10.00/share)		Div. Reinv. Plan (2,500,000 shares) ($9.50/share)
	$	%	$	%

Gross Offering Proceeds	250,000,000	100.00%	23,750,000	100.00%
Selling Commissions	17,500,000	7.00%	0	0.00%
Dealer Manager Fee	7,500,000	3.00%	0	0.00%
Other Organization and Offering Expenses	3,750,000	1.50%	35,625	0.15%
Amount Available for Investment	221,250,000	88.50%	23,714,375	99.85%
Acquisition Fees	2,200,000	0.88%	0	0.00%
Acquisition Expenses	1,100,000	0.44%	0	0.00%
Amount Invested in Properties	217,950,000	87.19%	23,714,375	99.85%

What kind of offering is this?

We are offering up to 27,500,000 shares of common stock on a “best efforts” basis. We are offering 25,000,000 of these shares in our primary offering at $10.00 per share, with volume discounts available to investors who purchase more than $1,000,000 in shares through the same participating broker-dealer. Discounts are also available for investors who purchase shares through certain distribution channels. We are offering up to 2,500,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our dividend reinvestment plan.

How does a “best efforts” offering work?

When shares are offered on a “best efforts” basis, the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Therefore, we may sell substantially less than what we are offering.

How long will this offering last?

We are offering 25,000,000 shares in this primary offering until the earlier of the sale of all 25,000,000 shares or around March 1, 2015. This offering period is based on a number of considerations, including our goal of raising a total of $1.5 billion in combined proceeds from this offering and our initial public offering for investment in grocery-anchored shopping centers, the current and anticipated composition and quality of our portfolio and the current conditions of the real estate market. We will continue to monitor these factors during the course of this offering, and may adjust our anticipated offering termination date as necessary should these factors change. Although our board of directors does not currently anticipate doing so, we may continue this offering until _____, 2017 if we have not sold all of the primary offering shares by March 1, 2015. We do not currently anticipate registering a subsequent follow-on offering; however, under rules promulgated by the SEC, we may extend this offering up to an additional 180 days beyond _____, 2017 should we do so. If we decide to continue this primary offering beyond March 1, 2015 we will provide that information in a prospectus supplement.

We plan to continue to offer shares under our dividend reinvestment plan beyond the termination of this primary offering until we have sold 2,500,000 shares through the reinvestment of dividends.

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In many states, we will need to renew the registration statement annually or file a new registration statement to continue this primary offering beyond the one year registration period permitted under the securities laws of many states. We may terminate this offering at any time.

Who can buy shares?

An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of all states, the District of Columbia and Puerto Rico can buy shares in this offering provided that they have, at a minimum, either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles.

Who might benefit from an investment in our shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, seek to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Is there any minimum investment required?

Yes. We require a minimum investment of $2,500. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% in value of our aggregate outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our aggregate outstanding common stock unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. Our charter also limits your ability to sell your shares unless: (1) the prospective purchaser meets the suitability standards regarding income or net worth and (2) the transfer complies with the minimum purchase requirements.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts (each an “IRA”) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read this section of the prospectus. Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Internal Revenue Code should carefully review the information in the section of this prospectus entitled “ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

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We may make some investments that generate “excess inclusion income” which, when passed through to our tax-exempt stockholders, can be taxed as unrelated business taxable income (“UBTI”) or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your IRA, a simplified employee pension (“SEP”) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum: (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate UBTI to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently and (6) whether the investment would constitute a prohibited transaction under applicable law. Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Internal Revenue Code should carefully review the information in the section of this prospectus entitled “ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription.

If I buy shares in this offering, how may I later sell them?

At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock that will apply to potential purchasers of your shares. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid.

After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share repurchase program. Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. We repurchase shares on the last business day of each month (and in all events on a date other than a dividend payment date). The prices at which we initially repurchase shares are as follows:

•	the lower of $9.25 and 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	the lower of $9.50 and 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	the lower of $9.75 and 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

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•	the lower of $10.00 and 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock that is not based on the price to acquire a share in our primary offering or a subsequent follow-on public offering, the repurchase price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share after the completion of our offering stage. We will consider our offering stage complete when we are no longer offering equity securities – whether through this offering or subsequent follow-on public offerings – and have not done so for 18 months.

The terms of our share repurchase program are more generous with respect to repurchases sought upon a stockholder’s death, “determination of incompetence” or “qualifying disability”:

•	There is no one-year holding requirement; and

•	Until we establish an estimated value per share, which we expect to be no later than the completion of our “offering stage,” the repurchase price is the amount paid to acquire the shares from us.

The share repurchase program also contains numerous restrictions on your ability to sell your shares to us. During any calendar year, we may repurchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year. Further, the cash available for redemption on any particular date is generally limited to the proceeds from the dividend reinvestment plan during the period consisting of the preceding four fiscal quarters for which financial statements are available, less any cash already used for redemptions during the same period; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. These limitations do not, however, apply to repurchases sought upon a stockholder’s death, “determination of incompetence” or “qualifying disability.” We may amend, suspend or terminate the program at any time upon 30 days’ notice.

What are your exit strategies?

It is our intention to begin the process of achieving a Liquidity Event not later than three to five years after the termination of our initial primary public offering. A “Liquidity Event” could include a sale of our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange, or other similar transaction.

If we do not begin the process of achieving a Liquidity Event by the fifth anniversary of the termination of our initial primary public offering, our charter requires either (1) an amendment to our charter to extend the deadline to begin the process of achieving a Liquidity Event or (2) the holding of a stockholders meeting to vote on a proposal for an orderly liquidation of our portfolio.

If we sought and failed to obtain stockholder approval of a charter amendment extending the deadline with respect to a Liquidity Event, our charter requires us to submit a plan of liquidation for the approval of our stockholders. If we sought and failed to obtain stockholder approval of both the charter amendment and our liquidation, we would continue our business. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the U.S. federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

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One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. In assessing whether to list or liquidate, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If, after listing, the board believed that it would be difficult for stockholders to dispose of their shares, then that factor would weigh against listing. However, this would not be the only factor considered by the board. If listing still appeared to be in the best long-term interests of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, the board may still opt to list our shares of common stock in keeping with its obligations under Maryland law. The board would also likely consider whether there was a large pent-up demand to sell our shares when making decisions regarding listing or liquidation. The degree of participation in our dividend reinvestment plan and the number of requests for repurchases under the share repurchase program at this time could be an indicator of stockholder demand to liquidate their investment.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	monthly distribution reports;

•	an annual report;

•	supplements to the prospectus, provided periodically; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our web site at www.phillipsedison-arc.com.

When will I get my detailed tax information?

We intend to issue and mail your Form 1099-DIV tax information, or such other successor form, by January 31 of each year.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact our dealer manager at:

Realty Capital Securities, LLC
Three Copley Place
Suite 3300
Boston, MA 02116
1-877-373-2522
www.rcsecurities.com

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Who is the transfer agent?

The name and address of our transfer agent is as follows:

DST Systems, Inc.
430 W. 7th St
Kansas City, MO 64105-1407
Phone (888) 518-8073
Fax (877) 894-1127

To ensure that any account changes are made promptly and accurately, all changes (including your address, ownership type and distribution mailing address) should be directed to the transfer agent.

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Risk Factors

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties that we currently believe are material to us are described below.

Risks Related to an Investment in Us

Because no public trading market for our shares currently exists, it will be difficult for our stockholders to sell their shares and, if our stockholders are able to sell their shares, it will likely be at a substantial discount to the public offering price.

Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading on a national securities exchange by a specified date. There is no public market for our shares, and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, stockholders may not sell their shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% in value of our aggregate outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our aggregate outstanding common stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. In its sole discretion, our board of directors could amend, suspend or terminate our share repurchase program upon 30 days’ notice. Further, the share repurchase program includes numerous restrictions that would limit a stockholder’s ability to sell his or her shares. We describe these restrictions in more detail under “Description of Shares—Share Repurchase Program.” Therefore, it is difficult for our stockholders to sell their shares promptly or at all. If a stockholder is able to sell his or her shares, it would likely be at a substantial discount to the public offering price. It is also likely that our shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, investors should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

We have a limited operating history and both Advisor Entities have limited operating histories and no previous experience operating a public company, which makes our future performance difficult to predict.

We have a limited operating history and, as of June 17, 2013, we owned 41 properties. Our stockholders should not assume that our performance will be similar to the past performance of other real estate investment programs sponsored by affiliates of our advisor or affiliates of our sub-advisor.

Our advisor and sub-advisor had no operations prior to the commencement of our initial public offering in August 2010. Because previous Phillips Edison-sponsored programs were conducted through privately held entities, they were not subject to the up-front commissions, fees and expenses associated with a public offering nor all of the laws and regulations that apply to us. Our executive officers have limited experience managing public companies. For all of these reasons, our stockholders should be especially cautious when drawing conclusions about our future performance and you should not assume that it will be similar to the prior performance of other Phillips Edison- or AR Capital-sponsored programs. Our limited operating history, our advisor’s and sub-advisor’s limited experience operating a public company, the differences between us and the private Phillips Edison-sponsored programs and our AR Capital sponsor’s limited experience in connection with investments of the type to be made by us significantly increase the risk and uncertainty our stockholders face in making an investment in our shares.

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Our ability to implement our investment strategy is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering, which makes an investment in us more speculative.

We have retained our dealer manager, an affiliate of our advisor, to conduct this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of our dealer manager to build and maintain a network of broker-dealers to sell our shares to their clients. If our dealer manager is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, our stockholders could lose all or a part of their investment.

If our dealer manager terminates its dealer manager relationship with us, our ability to successfully complete this offering and implement our investment strategy would be significantly impaired.

Our dealer manager has the right to terminate its relationship with us if, among other things, any of the following occur: (1) our voluntary or involuntary bankruptcy; (2) we materially change our business; (3) we become subject to a material action, suit, proceeding or investigation; (4) we materially reduce the rate of any dividend we may pay in the future without its prior written consent; (5) we suspend or terminate our share repurchase program without its prior written consent; (6) the value of our common shares materially adversely changes; (7) a material breach of the dealer manager agreement by us (which breach has not been cured within the required timeframe); (8) our willful misconduct or a willful or grossly negligent breach of our obligations under the dealer manager agreement; (9) the issuance of a stop order suspending the effectiveness of the registration statement by the SEC and not rescinded within 10 business days of its issuance; (10) the occurrence of any event materially adverse to us and our prospects or our ability to perform our obligations under the dealer manager agreement. If our dealer manager elects to terminate its relationship with us, our ability to complete this offering and implement our investment strategy would be significantly impaired and would increase the likelihood that our stockholders could lose all or a part of their investment.

Our joint venture arrangement with the CBRE Global Investors reduces our control over our assets and could give rise to disputes with the CBRE Global Investors, which could adversely affect the value of your investment in us.

Our joint venture with the CBRE Global Investors involves risks not otherwise present when we own properties through wholly owned entities. For example:

•	Certain major decisions with respect to the Joint Venture require the approval of a majority of the executive committee of the Joint Venture. The committee includes two members appointed by the CBRE Global Investors. Our inability to obtain majority approval may prevent us from executing transactions that would be in our best interest.

•	A dispute with respect to certain major decisions may give either party the right to trigger buy/sell rights. Should we initiate the buy/sell procedures, we would (at the election of the CBRE Global Investors) have to sell our interests in the Joint Venture or buy the CBRE Global Investors’ interest in the Joint Venture. Should the CBRE Global Investors initiate the buy/sell procedures, we would have to choose between buying and selling our interest in the Joint Venture. If we are a seller under the buy/sell procedures, the terms of the sale may be less attractive than if we had held onto our investment; and if we are a buyer, we may be unable to finance such a buy-out or may have to incur indebtedness on unattractive terms or at levels that might not be in our best interest.

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•	Our agreement with the CBRE Global Investors limits certain direct and indirect transfers of our interest in the Joint Venture. As a result, we may be unable to sell our interest in the Joint Venture when we would otherwise like and we may be unable to sell large equity interests in us or certain subsidiaries to a large investor that would, as a result of the sale, directly or indirectly own 20.0% or more of the subsidiary through which we own our interest in the Joint Venture.

•	Our investments made through the Joint Venture will be held in a subsidiary REIT. If such subsidiary REIT were to fail to qualify as a REIT, our own REIT qualification could be threatened.

If we pay distributions from sources other than our funds from operations, we will have fewer funds available for investment in properties and other assets and our stockholders’ overall returns may be reduced.

Our organizational documents permit us to pay distributions from any source without limit. If we fund distributions from financings or the net proceeds from this offering or other equity offerings, we will have fewer funds available for investment in real estate properties and other real estate-related assets, and your overall returns may be reduced. At times, we may be forced to borrow funds to pay distributions during unfavorable market conditions or during periods when funds from operations are needed to make capital expenditures and other expenses, which could increase our operating costs. We may also fund such distributions from advances or contributions from our sponsors or from any deferral or waiver of fees by our advisor and sub-advisor. Furthermore, if we cannot cover our distributions with cash flows from operations, we may be unable to sustain our distribution rate. For the three months ended March 31, 2013, we paid distributions of approximately $2,417,000, including distributions reinvested through our dividend reinvestment plan, and our GAAP cash flows from operations were approximately $3,915,000. For the year ended December 31, 2012, we paid distributions of approximately $3,673,000, including distributions reinvested through our dividend reinvestment plan, and our GAAP cash flows from operations were approximately $4,033,000.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends primarily upon the performance of Phillips Edison Sub-Advisor, acting on behalf of our advisor, with respect to the acquisition of our investments, including the ability to source loan origination opportunities for us. Competition from competing entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets have materially impacted the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. This lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage to other entities that have greater financial resources than we do. We are also subject to competition in seeking to acquire real estate-related investments. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. We can give no assurance that our sub-advisor, acting on behalf of our advisor, will be successful in obtaining suitable investments on financially attractive terms or that our objectives will be achieved. If we are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

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Our Advisor Entities face conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement, our Advisor Entities or their affiliates will be entitled to fees that are structured in a manner intended to provide incentives to our Advisor Entities to perform in our best interests and in the best interests of our stockholders. However, because neither our Advisor Entities nor any of their affiliates maintain a significant equity interest in us and are entitled to receive certain minimum compensation regardless of performance, the interests of our Advisor Entities are not wholly aligned with those of our stockholders. In that regard, our Advisor Entities could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our Advisor Entities to fees. In addition, our Advisor Entities’ entitlement to fees and distributions upon the sale of our assets and to participate in sale proceeds could result in our Advisor Entities recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our Advisor Entities to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. Our advisory agreement will require us to pay a performance-based termination fee to our Advisor Entities or their affiliates if we terminate the advisory agreement prior to the listing of our shares for trading on an exchange or, absent such termination, in respect of their participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to our Advisor Entities or their affiliates at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated Advisor Entities. For a more detailed discussion of the fees and distributions payable to our Advisor Entities and their affiliates in connection with this offering and in connection with the management of our company, see “Compensation Table” in this prospectus.

Disruptions in the financial markets and challenging economic conditions could adversely impact the commercial mortgage market as well as the market for real estate-related debt investments generally, which could hinder our ability to implement our business strategy and generate returns to our stockholders.

We may allocate a small percentage of our portfolio to real estate-related investments such as mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; and the equity securities of other REITs and real estate companies. The returns available to investors in these investments are determined by: (1) the supply and demand for such investments, (2) the performance of the assets underlying the investments and (3) the existence of a market for such investments, which includes the ability to sell or finance such investments.

During periods of volatility, the number of buyers participating in the market may change at an accelerated pace. As liquidity or “demand” increases, the returns available to investors on new investments will decrease. Conversely, a lack of liquidity will cause the returns available to investors on new investments to increase. This volatility may interfere with the successful implementation of our business strategy.

Disruptions in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms, our ability to service any future indebtedness that we may incur and the values of our investments.

Despite improved access to capital for some companies, the capital and credit markets continue to be affected by extreme volatility and disruption during the past four years. The health of the global capital markets remains a concern. The banking industry has been experiencing improved earnings, but the relatively low growth economic environment has caused the markets to question whether financial institutions are truly appropriately capitalized. The downgrade of the U.S. government debt has increased these concerns, especially for the larger, money center banks. Smaller financial institutions have continued to work with borrowers to amend and extend existing loans; however, as these loans reach maturity, there is the potential for future credit losses. The FDIC’s list of troubled financial institutions is still quite large and the threat of more bank closings will weigh heavily on the financial markets.

Looking forward, it is unclear whether mortgage delinquencies have peaked. Liquidity in the global credit market has been severely contracted by market disruptions, and new lending is expected to remain subdued in the near term. We have relied on debt financing to finance our properties. As a result of the uncertainties in the credit markets, we may not be able to refinance our existing indebtedness or to obtain additional debt financing on attractive terms. If we are not able to refinance existing indebtedness on attractive terms at or prior to its maturity, we may be forced to dispose of some of our assets.

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Further disruptions in the financial markets and uncertain economic conditions could adversely affect the values of our investments. Turmoil in the capital markets has constrained equity and debt capital available for investment in commercial real estate, resulting in fewer buyers seeking to acquire commercial properties and possible increases in capitalization rates and lower property values. Furthermore, declining economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio and in the collateral securing our loan investments, which could have the following negative effects on us:

•	the values of our investments in grocery-anchored shopping centers could decrease below the amounts we paid for such investments;

•	the value of collateral securing any loan investment that we may make could decrease below the outstanding principal amounts of such loans;

•	revenues from properties we acquire could decrease due to fewer tenants or lower rental rates, making it more difficult for us to pay distributions or meet our debt service obligations on future debt financings; and

•	revenues on the properties and other assets underlying any loan investments we may make could decrease, making it more difficult for the borrower to meet its payment obligations to us.

All of these factors could impair our ability to make distributions to our investors and decrease the value of an investment in us.

Our stockholders will not have the opportunity to evaluate our investments before we make them, which makes our future stockholders’ investments more speculative.

As of June 17, 2013, we owned 41 grocery-anchored shopping centers, 20 of which we owned through the Joint Venture. Except as described in a supplement to this prospectus, we have not identified any additional properties in which there is a reasonable probability we will invest the proceeds of this offering. We will seek to invest substantially all of the net proceeds from this primary offering, after the payment of fees and expenses, in the acquisition of or investment in interests in real estate properties and real estate-related assets. However, because our stockholders will be unable to evaluate the economic merit of specific real estate projects before we invest in them, our stockholders will have to rely entirely on the ability of our advisor and sub-advisor to select suitable and successful investment opportunities. Furthermore, our board of directors has broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and our stockholders do not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that our stockholders’ investments may not generate returns consistent with their expectations.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon our sponsors and the real estate professionals affiliated with our sponsors to identify suitable investments. The private Phillips Edison-sponsored programs, especially those for which the offering proceeds have not been fully invested, rely on our Phillips Edison sponsors for investment opportunities. Similarly, the AR Capital-sponsored programs rely on our AR Capital sponsors for investment opportunities. To the extent that our sponsors and the other real estate professionals employed by our Advisor Entities face competing demands upon their time at times when we have capital ready for investment, we may face delays in locating suitable investments. Further, the more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly and on attractive terms. Therefore, the continuing high demand for the types of properties and other investments we desire to purchase increases the risk of delays in investing our net offering proceeds. Delays we encounter in the selection and acquisition or origination of income-producing assets would likely limit our ability to pay distributions to our stockholders and lower their overall returns. Further, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, our stockholders could suffer delays in receiving the cash distributions attributable to those particular properties.

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We may change our targeted investments without stockholder consent.

We expect to allocate at least 90.0%of our portfolio to investments in well-occupied, grocery-anchored neighborhood and community shopping centers leased to a mix of national, creditworthy retailers selling necessity-based goods and services in strong demographic markets throughout the United States. We intend to allocate no more than 10.0% of our portfolio to other real estate properties and real estate-related loans and securities such as mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5.0% of the combined proceeds of our initial public offering and this offering, assuming we sell the maximum offering amount. Though this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, our current targeted investments. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to our stockholders.

If we raise substantially less than the maximum offering amount, we will not be able to invest in as diverse a portfolio of properties as we otherwise would, which may cause the value of your investment to vary more widely with the performance of specific assets, and cause our general and administrative expenses to constitute a greater percentage of our revenue. Raising fewer proceeds in this offering, therefore, could increase the risk that you will lose money in your investment.

This offering is being made on a “best efforts” basis, whereby the brokers participating in the offering have no firm commitment or obligation to purchase any of the shares. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. If we are unable to raise the maximum offering amount, we will make fewer investments than originally intended resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located, and the length of lease terms with our tenants. In that case, adverse developments with respect to a single property, a geographic region, a small number of tenants, or rental rates when we renew a lease or re-lease a property would have a greater adverse impact on our operations than they otherwise would.

Because we are dependent upon our advisor, our sub-advisor and their affiliates to conduct our operations, any adverse changes in the financial health of our advisor, our sub-advisor or their affiliates or our relationship with them could hinder our operating performance and the return on our stockholders’ investments.

We are dependent on Phillips Edison Sub-Advisor, which is responsible for our day-to-day operations and is primarily responsible for the selection of our investments on behalf of our advisor, and on AR Capital Advisor, which consults with our sub-advisor with respect to acquisitions to be recommended to our board of directors. We are also dependent on Phillips Edison Property Manager to manage our portfolio of real estate assets. Our advisor and our sub-advisor have limited operating histories, and they depend upon the fees and other compensation that they receive from us in connection with the purchase, management and sale of assets to conduct their operations. Any adverse changes in the financial condition of our advisor, our sub-advisor, our property manager or certain of their affiliates or in our relationship with them could hinder its or their ability to successfully manage our operations and our portfolio of investments.

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If our advisor, our sub-advisor or our dealer manager loses key personnel, such losses could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Messrs. Schorsch and Kahane to our advisor and dealer manager, and Messrs. Phillips and Edison, John B. Bessey, our Co-President and Chief Investment Officer, R. Mark Addy, our Co-President and Chief Operating Officer, and Devin I. Murphy, our Chief Financial Officer, to our sub-advisor. We do not have employment agreements with these individuals, and they may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our Advisor Entities’ and their respective affiliates’ ability to hire and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our Advisor Entities and their respective affiliates may be unsuccessful in attracting and retaining such skilled individuals. Further, we intend to establish strategic relationships with firms, as needed, that have special expertise in certain services or detailed knowledge regarding real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties and tenants in such regions. We may be unsuccessful in establishing and retaining such relationships. If we lose or are unable to obtain the services of highly skilled professionals or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of our stockholders’ investments may decline.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce our stockholders’ recovery, as well as our recovery, against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter generally provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, we and our stockholders may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce our stockholders’ and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to our stockholders.

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Risks Related to Conflicts of Interest

Our sponsors and their respective affiliates, including all of our executive officers, some of our directors and other key real estate professionals, face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and sub-advisor and their respective affiliates receive substantial fees from us. These fees could influence our advisor’s and sub-advisor’s advice to us as well as their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with affiliates of our AR Capital sponsor, including the advisory agreement and the dealer-manager agreement;

•	the continuation, renewal or enforcement of our agreements with Phillips Edison and its affiliates, including the property management agreement;

•	the continuation, renewal or enforcement of our advisor’s agreements with our sub-advisor and their respective affiliates, including the sub-advisory agreement;

•	public offerings of equity by us, which will likely entitle our Advisor Entities to increased acquisition fees and possible asset management subordinated participation interests;

•	sales of properties and other investments to third parties, which entitle our Advisor Entities to disposition fees and possible subordinated participation in net sales proceeds;

•	acquisitions of properties and other investments from other Phillips Edison- or AR Capital-sponsored programs, which might entitle affiliates of AR Capital or Phillips Edison to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	acquisitions of properties and other investments from third parties and loan originations to third parties, which entitle our Advisor Entities to acquisition fees and possible asset management subordinated participation interests;

•	borrowings to acquire properties and other investments and to originate loans, which borrowings generate financing fees and increase the acquisition fees and possible asset management subordinated participation interests payable to our Advisor Entities;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our Advisor Entities to a subordinated listing incentive fee; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our Advisor Entities to a subordinated participation in net sales proceeds.

The fees our Advisor Entities receive in connection with transactions involving the acquisition of assets are based initially on the cost of the investment, including costs related to loan originations, and are not based on the quality of the investment or the quality of the services rendered to us. This may influence our Advisor Entities to recommend riskier transactions to us. In addition, because the fees are based on the cost of the investment, it may create an incentive for our Advisor Entities to recommend that we purchase assets with more debt and at higher prices.

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Because other real estate programs sponsored by our sponsors and offered through our dealer manager may conduct offerings concurrently with our offering, our sponsors and our dealer manager face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

An affiliate of our advisor is also the advisor of several other AR Capital-sponsored non-traded REITS that are raising capital in ongoing public offerings of common stock. Our dealer manager, Realty Capital Securities, LLC, an affiliate of our AR Capital sponsors, is the dealer manager or is named in the registration statement as the dealer manager in a number of offerings, including some American Realty Capital sole-sponsored offerings, that are either effective or in registration. In addition, our sponsors may decide to sponsor future programs that would seek to raise capital through public offerings conducted concurrently with our offering. As a result, our sponsors and our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our sponsors generally seek to avoid simultaneous public offerings by programs that have a substantially similar mix of investment attributes, including targeted investment types. Nevertheless, there may be periods during which one or more programs sponsored by our sponsors will be raising capital and might compete with us for investment capital. Such conflicts may not be resolved in our favor, and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our sponsors face conflicts of interest relating to the acquisition of assets and leasing of properties and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets and obtain less creditworthy tenants, which could limit our ability to make distributions and reduce our stockholders’ overall investment return.

We rely on our sponsors and the executive officers and other key real estate professionals at our advisor and sub-advisor to identify suitable investment opportunities for us, with our sub-advisor having primary responsibility for identifying suitable investments for us on our behalf of our advisor. Our individual AR Capital and Phillips Edison sponsors and several of the other key real estate professionals of our advisor and sub-advisor are also the key real estate professionals at our entity sponsors and their other public and private programs. Many investment opportunities that are suitable for us may also be suitable for other Phillips Edison- or AR Capital-sponsored programs. Generally, our advisor and sub-advisor will not pursue any opportunity to acquire any real estate properties or real estate-related loans and securities that are directly competitive with our investment strategies, unless and until the opportunity is first presented to us, subject to certain exceptions. See “Conflicts of Interest—Our Sponsor’s Interests in Other Real Estate Programs—Allocation of Investment Opportunities” and “Conflicts of Interest—Certain Conflict Resolution Matters—Restrictions on Competing Business Activities of Our Sponsors.” For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to purchase real estate or any significant asset related to real estate unless the advisor or sub-advisor has recommended the investment to us. Thus, the executive officers and real estate professionals of our advisor and sub-advisor could direct attractive investment opportunities to other entities or investors. Such events could result in us investing in properties that provide less attractive returns, which may reduce our ability to make distributions.

We and other Phillips Edison- and AR Capital-sponsored programs also rely on these real estate professionals to supervise the property management and leasing of properties. If our advisor or sub-advisor directs creditworthy prospective tenants to properties owned by another Phillips Edison- or AR Capital-sponsored program when they could direct such tenants to our properties, our tenant base may have more inherent risk than might otherwise be the case. Further, our executive officers and key real estate professionals are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate investments. For a detailed description of the conflicts of interest that our sponsors and their respective affiliates face, see “Conflicts of Interest.”

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Our advisor and sub-advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our sponsors, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

If approved by a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, we may enter into joint venture agreements with other sponsor-affiliated programs or entities for the acquisition, development or improvement of properties or other investments. All of our executive officers, some of our directors and the key real estate professionals assembled by our advisor and sub-advisor are also executive officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in our advisor, our sub-advisor, our dealer manager or other sponsor-affiliated entities. These persons will face conflicts of interest in determining which sponsor-affiliated program should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the sponsor-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a sponsor-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The sponsor-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Our sponsors, our officers, our advisor, our sub-advisor and the real estate and other professionals assembled by our advisor and sub-advisor face competing demands relating to their time, and this may cause our operations and our stockholders’ investments to suffer.

We rely on our sub-advisor, acting on behalf of our advisor, for the day-to-day operation of our business. In addition, our sub-advisor has the primary responsibility for the selection of our investments on behalf of our advisor. Our advisor consults with our sub-advisor with respect to proposed acquisitions, and our advisor and our sub-advisor jointly recommend investment opportunities to our board of directors; but in the event of a disagreement, the determination of the sub-advisor will prevail. Our advisor and sub-advisor also work jointly to make major decisions affecting us, all under the direction of our board of directors. Our advisor and sub-advisor rely on our sponsors and their respective affiliates to conduct our business. Messrs. Phillips and Edison are principals of Phillips Edison and the affiliates that manage the assets of the other Phillips Edison-sponsored programs. Similarly, our individual AR Capital sponsors are key executives in other AR Capital-sponsored programs. As a result of their interests in other Phillips Edison- or AR Capital-sponsored programs, as applicable, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities, these individuals will continue to face conflicts of interest in allocating their time among us and other Phillips Edison- or AR Capital-sponsored programs and other business activities in which they are involved. Should our advisor or sub-advisor breach its fiduciary duties to us by inappropriately devoting insufficient time or resources to our business, the returns on our investments, and the value of our stockholders’ investments, may decline.

All of our executive officers, some of our directors and the key real estate and other professionals assembled by our advisor, sub-advisor and dealer manager face conflicts of interest related to their positions or interests in affiliates of our sponsors, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

All of our executive officers, some of our directors and the key real estate and other professionals assembled by our advisor, sub-advisor and dealer manager are also executive officers, directors, managers, key professionals or holders of a direct or indirect controlling interests in our advisor, the sub-advisor, our dealer manager or other sponsor-affiliated entities. Through our AR Capital sponsor’s affiliates, some of these persons work on behalf of AR Capital-sponsored programs that are currently raising capital publicly or are in registration to raise capital publicly. Through our Phillips Edison sponsor’s affiliates, some of these persons work on behalf of other Phillips Edison-sponsored programs. As a result, they have loyalties to each of these entities, which loyalties could conflict with the fiduciary duties they owe to us and could result in action or inaction detrimental to our business. Conflicts with our business and interests are most likely to arise from (a) allocation of new investments and management time and services between us and the other entities, (b) our purchase of properties from, or sale of properties to, affiliated entities, (c) development of our properties by affiliates, (d) investments with affiliates of our advisor or sub-advisor, (e) compensation to our advisor or sub-advisor and (f) our relationship with our advisor, sub-advisor, dealer manager and property manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to our stockholders and to maintain or increase the value of our assets.

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We compete for investors with other programs of our sponsor, which could adversely affect the amount of capital we have to invest.

Our AR Capital sponsor is currently the sponsor of nine other public offerings of non-traded REIT shares, most of which will be ongoing during a significant portion of our offering period. These programs all have filed registration statements for the offering of common stock and intend to elect to be taxed as REITs. The offerings are occurring concurrently with our offering, and our AR Capital sponsor is likely to sponsor other offerings during our offering period. Our dealer manager is the dealer manager for these other offerings. Additionally, our AR Capital sponsor is the sponsor of a REIT that is listed on the NASDAQ Global Market, which may conduct one or more offerings during our offering period. We compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments.

Risks Related to This Offering and Our Corporate Structure

Our stockholders may be more likely to sustain a loss on their investment because our sponsors do not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our sponsors have initially invested only $428,000 in us through our Phillips Edison sponsor’s purchase of 20,000 shares of our common stock at $10.00 per share and through the contribution of $228,000 towards certain of our general and administrative expenses. Therefore, if we are successful in raising enough proceeds to reimburse our sponsors for our significant organization and offering expenses, our sponsors will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsors do not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

The offering price of our shares was not established in reliance on a valuation of our assets and liabilities; the actual value of your investment may be substantially less than what you pay. We may use the most recent price paid to acquire a share in this offering or a subsequent follow-on public offering as the estimated value of our shares until we have completed our offering stage. Even when AR Capital Advisor begins to use other valuation methods to estimate the value of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. The offering price is likely to be higher than the proceeds that you would receive upon liquidation or a resale of your shares if they were to be listed on a national exchange or actively traded by broker-dealers, in light of the upfront fees that we pay in connection with the issuance of our shares.

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To assist FINRA members and their associated persons that participate in this offering, pursuant to FINRA Rule 2310, we disclose in each annual report distributed to stockholders a per share estimated value of our shares, the method by which it was developed, and the date of the data used to develop the estimated value. For this purpose, AR Capital Advisor estimated the value of our common shares as $10.00 per share as of December 31, 2012. The basis for this valuation is the fact that the offering price of our shares of common stock in this offering is $10.00 per share (ignoring purchase price discounts for certain categories of purchasers). AR Capital Advisor has indicated that it intends to use the most recent price paid to acquire a share in this offering (ignoring purchase price discounts for certain categories of purchasers) or a subsequent follow-on public offering as its estimated per share value of our shares until we have completed our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or subsequent follow-on public offerings – and have not done so for up to 18 months. If our board of directors determines that it is in our best interest, we may conduct additional follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future. (For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership.)

Although this initial estimated value represents the most recent price at which most investors are willing to purchase shares in this offering, this reported value is likely to differ from the price that a stockholder would receive in the near term upon a resale of his or her shares or upon a liquidation of the our assets because (i) there is no public trading market for the shares at this time; (ii) the $10.00 primary offering price involves the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher sale price than could otherwise be obtained; (iii) the estimated value does not reflect, and is not derived from, the cost of our assets because the amount of proceeds available for investment from our primary public offering is net of selling commissions, dealer manager fees, other organization and offering costs and acquisition and fees and expenses; (iv) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the current disruptions in the global financial and real estate markets may affect the values of our investments; and (v) the estimated value does not take into account how developments related to individual assets may have increased or decreased the value of our portfolio.

When determining the estimated value of our shares by methods other than the last price paid to acquire a share in an offering, AR Capital Advisor, Phillips Edison Sub-Advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. Accordingly, these estimates may or may not be an accurate reflection of the fair market value of our investments and will not likely represent the amount of net proceeds that would result from an immediate sale of our assets.

The actual value of shares that we repurchase under our share repurchase program may be substantially less than what we pay.

Under our share repurchase program, shares may be repurchased at varying prices depending on (a) the number of years the shares have been held, (b) the purchase price paid for the shares and (c) whether the redemptions are sought upon a stockholder’s death, qualifying disability or determination of incompetence. The maximum price that may be paid under the program is $10.00 per share, which is the offering price of our shares of common stock in the primary portion of this offering (ignoring purchase price discounts for certain categories of purchasers) and, as described above, the initial estimated value of our common shares disclosed to assist FINRA members and their associated persons that participate in this offering, pursuant to FINRA Rule 2310. Although this initial estimated value represents the most recent price at which most investors are willing to purchase shares in this primary offering, this reported value is likely to differ from the price at which a stockholder could resell his or her shares for the reasons discussed in the risk factor above. Thus, when we repurchase shares of our common stock at $10.00 per share, the actual value of the shares that we repurchase is likely to be less, and the repurchase is likely to be dilutive to our remaining stockholders. Even at lower repurchase prices, the actual value of the shares may be substantially less than what we pay and the repurchase may be dilutive to our remaining stockholders.

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Because our dealer manager is an affiliate of our AR Capital sponsor, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

Our dealer manager is an affiliate of our AR Capital sponsor. Because our dealer manager is an affiliate of our AR Capital sponsor, its due diligence review and investigation of us and the prospectus cannot be considered to be an independent review. Therefore, you will not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, among other purposes, our charter prohibits a person from directly or constructively owning more than 9.8% in value of our aggregate outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our aggregate outstanding common stock, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Because Maryland law permits our board to adopt certain anti-takeover measures without stockholder approval, investors may be less likely to receive a “control premium” for their shares.

In 1999, the State of Maryland enacted legislation that enhances the power of Maryland corporations to protect themselves from unsolicited takeovers. Among other things, the legislation permits our board, without stockholder approval, to amend our charter to:

•	stagger our board of directors into three classes;

•	require a two-thirds stockholder vote for removal of directors;

•	provide that only the board can fix the size of the board;

•	provide that all vacancies on the board, however created, may be filled only by the affirmative vote of a majority of the remaining directors in office; and

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•	require that special stockholder meetings may only be called by holders of a majority of the voting shares entitled to be cast at the meeting.

Under Maryland law, a corporation can opt to be governed by some or all of these provisions if it has a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has at least three independent directors.  Our charter does not prohibit our board from opting into any of the above provisions permitted under Maryland law.  Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities.

Our stockholders have limited control over changes in our policies and operations, which increases the uncertainty and risks our stockholders face.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law (the “MGCL”) and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks our stockholders face.

Our stockholders may not be able to sell their shares under our share repurchase program and, if they are able to sell their shares under the program, they may not be able to recover the amount of their investment in our shares.

Our share repurchase program includes numerous restrictions that limit our stockholders’ ability to sell their shares. During any calendar year, we may purchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year. Our stockholders must hold their shares for at least one year in order to participate in the program. The cash available for redemption on any particular date will generally be limited to the proceeds from the dividend reinvestment plan during the period consisting of the preceding four fiscal quarters for which financial statements are available, less any cash already used for redemptions during the same period; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. These limitations do not, however, apply to repurchases sought upon a stockholder’s death or “qualifying disability.” Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. These limits may prevent us from accommodating all repurchase requests made in any year. These restrictions would severely limit your ability to sell your shares should you require liquidity and would limit your ability to recover the value you invested. Our board is free to amend, suspend or terminate the share repurchase program upon 30 days’ notice.

Our stockholders’ interests in us will be diluted if we issue additional shares, which could reduce the overall value of our stockholders’ investments.

Our common stockholders do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock. Our board may elect to (1) sell additional shares in this or future public offerings, (2) issue equity interests in private offerings, (3) issue share-based awards to our independent directors or to our officers or employees or to the officers or employees of our advisor or sub-advisor or any of their affiliates, (4) issue shares to our advisor or sub-advisor, or its successors or assigns, in payment of an outstanding fee obligation or (5) issue shares of our common stock to sellers of properties or assets we acquire in connection with an exchange of limited partnership interests of the operating partnership. To the extent we issue additional equity interests, our stockholders’ percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate investments, our investors may also experience dilution in the book value and fair value of their shares.

A stockholder’s interest in us may be diluted to the extent that our operating partnership issues units to our Advisor Entities or to third-parties.

Holders of units of our operating partnership, including holders of Class B Units, will receive distributions per unit in the same amount as the distributions we pay per share to our stockholders and will generally have the right to exchange their units of our operating partnership for cash or shares of our stock (at our option), subject to certain conditions and restrictions. To the extent we issue units in our operating partnership in exchange for properties or as consideration for services rendered by our Advisor Entities, investors purchasing stock in our public offerings will experience potential dilution in their percentage ownership interest in us. Depending on the terms of such issuances, the value of our properties and the value of the properties we may acquire through the issuance of units of limited partnership interests in our operating partnership, investors in our public offerings might also experience a dilution in the book value per share of their stock.

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Payment of fees to our advisor, our sub-advisor and their respective affiliates reduces cash available for investment and distribution and increases the risk that our stockholders will not be able to recover the amount of their investment in our shares.

Our advisor, our sub-advisor and their respective affiliates perform services for us in connection with the sale of shares in this offering, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We pay them substantial fees for these services, which results in immediate dilution to the value of our stockholders’ investments and reduces the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering and a $9.50 purchase price for shares sold under the dividend reinvestment plan, we estimate that approximately 87.19% of the gross proceeds will be available to make investments in real estate properties and other real estate-related loans and securities. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and to pay a fee to our Advisor Entities for its services in connection with the selection, acquisition and financing of properties, and to repurchase shares of our common stock under our share repurchase program. These substantial fees and other payments also increase the risk that our stockholders will not be able to resell their shares at a profit, even if our shares are listed on a national securities exchange.

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.

When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for improvements to the vacated space in order to attract replacement tenants. Even when tenants do renew their leases, we may agree to make improvements to their space as part of our negotiation. If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain financing from sources, beyond our funds from operations, such as borrowings or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to our stockholders and could reduce the value of your investment.

Although we are not currently afforded the protection of the MGCL relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the MGCL could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Shares―Business Combinations,” “Description of Shares―Control Share Acquisitions” and “Description of Shares―Subtitle 8.”

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General Risks Related to Investments in Real Estate

Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

Our properties and their performance are subject to the risks typically associated with real estate, including:

•	downturns in national, regional and local economic conditions;

•	increased competition for real estate assets targeted by our investment strategy;

•	adverse local conditions, such as oversupply or reduction in demand for similar properties in an area and changes in real estate zoning laws that may reduce the desirability of real estate in an area;

•	vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	periods of high interest rates and tight money supply;

•	bankruptcies of anchor tenants;

•	the effect of the economic loss of anchor tenants; and

•	the illiquidity of real estate investments generally.

Any of the above factors, or a combination thereof, could result in a decrease in the value of our investments, which would have an adverse effect on our operations, on our ability to pay distributions to our stockholders and on the value of our stockholders’ investments.

We depend on our tenants for revenue, and, accordingly, our revenue and our ability to make distributions to our stockholders is dependent upon the success and economic viability of our tenants.

We depend upon tenants for revenue. Rising vacancies across commercial real estate have resulted in increased pressure on real estate investors and their property managers to find new tenants and keep existing tenants. A property may incur vacancies either by the expiration of a tenant lease, the continued default of a tenant under its lease or the early termination of a lease by a tenant. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to distribute to stockholders. In order to maintain tenants, we may have to offer inducements, such as free rent and tenant improvements, to compete for attractive tenants. In addition, if we are unable to attract additional or replacement tenants, the resale value of the property could be diminished, even below our cost to acquire the property, because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction on the resale value of a property could also reduce the value of our stockholders’ investments.

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Retail conditions may adversely affect our base rent and subsequently our income.

Some of our leases may provide for base rent plus contractual base rent increases. A number of our retail leases may also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate. Under those leases that contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we may derive from percentage rent leases could decline upon a general economic downturn.

Our revenue will be affected by the success and economic viability of our anchor retail tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space and adversely affect the returns on our stockholders’ investments.

In the retail sector, a tenant occupying all or a large portion of the gross leasable area of a retail center, commonly referred to as an anchor tenant, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases may permit cancellation or rent reduction if another tenant’s lease is terminated. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases. In the event that we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

The recent economic downturn and weak recovery in the United States has had an adverse impact on the retail industry generally. Slow or negative growth in the retail industry could result in defaults by retail tenants, which could have an adverse impact on our financial operations.

The recent economic downturn and weak recovery in the United States has had an adverse impact on the retail industry generally. A continuation of adverse economic conditions would result in an increase in distressed or bankrupt retail companies, which in turn would result in an increase in defaults by tenants at our commercial properties. Additionally, slow economic growth would likely hinder new entrants into the retail market, which would make it difficult for us to fully lease the real properties that we plan to acquire. Tenant defaults and decreased demand for retail space would have an adverse impact on the value of the retail properties that we plan to acquire and our results of operations.

We anticipate that our properties will consist primarily of retail properties. Our performance, therefore, is linked to the market for retail space generally.

The market for retail space has been and could be adversely affected by weaknesses in the national, regional and local economies, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, excess amounts of retail space in a number of markets and competition for tenants with other shopping centers in our markets. Customer traffic to these shopping areas may be adversely affected by the closing of stores in the same shopping center, or by a reduction in traffic to such stores resulting from a regional economic downturn, a general downturn in the local area where our store is located, or a decline in the desirability of the shopping environment of a particular shopping center. Such a reduction in customer traffic could have a material adverse effect on our business, financial condition and results of operations.

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A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

We expect that our properties will be diverse according to geographic area and industry of our tenants. However, in the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties are concentrated in a certain industry or retail category, any adverse effect on that industry generally would have a disproportionately adverse effect on our portfolio.

Our retail tenants face competition from numerous retail channels, which may reduce our profitability and ability to pay distributions.

Retailers at our properties face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and Internet shopping. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.

If we enter into long-term leases with retail tenants, those leases may not result in fair value over time.

Long-term leases do not allow for significant changes in rental payments and do not expire in the near term. If we do not accurately judge the potential for increases in market rental rates when negotiating these long-term leases, significant increases in future property operating costs could result in receiving less than fair value from these leases. Such circumstances would adversely affect our revenues and funds available for distribution.

The bankruptcy or insolvency of a major tenant may adversely impact our operations and our ability to pay distributions to stockholders.

The bankruptcy or insolvency of a significant tenant or a number of smaller tenants may have an adverse impact on financial condition and our ability to pay distributions to our stockholders. Generally, under bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on our stockholders’ investments.

We face competition from various entities for investment opportunities in retail properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships, and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of a tenant or the geographic location of its investments. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell.

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Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of a tenant lease, the continued default of a tenant under its lease or the early termination of a lease by a tenant. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to distribute to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction on the resale value of a property could also reduce the value of our stockholders’ investments.

We may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so, limiting our ability to pay cash distributions to our stockholders.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to our stockholders and could reduce the value of our stockholders’ investments. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to our stockholders.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions may include terms that provide strong financial disincentives for borrowers to prepay their outstanding loan balance and exist in order to protect the yield expectations of lenders. We expect that many of our properties will be subject to lock-out provisions. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties when we may desire to do so. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

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If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our stockholders.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our stockholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

We may from time to time acquire unimproved real property or properties that are under development or construction. Investments in such properties are subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates or others, to acquire real property from a development company that is engaged in construction and development of commercial real properties. Properties acquired from a development company may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by a development company, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property. At the time of contracting and the payment of the earnest money deposit by us, the development company typically will not have acquired title to any real property. Typically, the development company will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with the development company even if at the time we enter into the contract we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we may not be required to close a purchase from the development company, and may be entitled to a refund of our earnest money, in the following circumstances:

•	the development company fails to develop the property;

•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•	we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

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The obligation of the development company to refund our earnest money will be unsecured, and we may not be able to obtain a refund of such earnest money deposit from it under these circumstances since the development company may be an entity without substantial assets or operations.

Our joint venture partners could take actions that decrease the value of an investment to us and lower our stockholders’ overall return.

We have entered into, and may continue to enter into, joint ventures with third parties, including entities that are affiliated with our advisor or sub-advisor, to acquire properties and other assets. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that we may incur liabilities as a result of an action taken by such co-venturer, co-tenant or partner;

•	that disputes between us and a co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business;

•	the possibility that if we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so; or

•	the possibility that we may not be able to sell our interest in the joint venture if we desire to exit the joint venture.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to our stockholders. In addition, to the extent that our venture partner or co-tenant is an affiliate of our advisor or sub-advisor, certain conflicts of interest will exist. Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of our stockholders’ investments.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

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Covenants, conditions and restrictions may restrict our ability to operate a property.

We expect that some of our properties will be contiguous to other parcels of real property, comprising part of the same retail center. In connection with such properties, we will be subject to significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions to our stockholders.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to a property, which may cause that property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

Our operating expenses may increase in the future and, to the extent such increases cannot be passed on to tenants, our cash flow and our operating results would decrease.

Operating expenses, such as expenses for fuel, utilities, labor and insurance, are not fixed and may increase in the future. There is no guarantee that we will be able to pass such increases on to our tenants. To the extent such increases cannot be passed on to tenants, any such increase would cause our cash flow and our operating results to decrease.

Our real properties are subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we are generally responsible for real property taxes related to any vacant space.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our stockholders’ investments.

We will attempt to adequately insure all of our real properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our stockholders’ investments. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result.

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Terrorist attacks and other acts of violence or war may affect the markets in which we plan to operate, which could delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

Terrorist attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. We expect that we will invest in major metropolitan areas. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. The inability to obtain sufficient terrorism insurance or any terrorism insurance at all could limit our investment options as some mortgage lenders have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition of providing loans.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may reduce our net income and the cash available for distributions to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Our tenants’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Any material expenditures, fines, penalties, or damages we must pay will reduce our ability to make distributions and may reduce the value of our stockholders’ investments.

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The costs of defending against claims of environmental liability or of paying personal injury claims could reduce the amounts available for distribution to our stockholders.

Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The costs of defending against claims of environmental liability or of paying personal injury claims could reduce the amounts available for distribution to our stockholders. Generally, we expect that the real estate properties that we acquire will have been subject to Phase I environmental assessments at the time they were acquired. A Phase I environmental assessment or site assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended (the “ADA”). Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. We cannot assure our stockholders that we will be able to acquire properties or allocate responsibilities in this manner. Any of our funds used for ADA compliance will reduce our net income and the amount of cash available for distributions to our stockholders.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation (the “FDIC”) only insures amounts up to $250,000 per depositor per insured bank. We expect to have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of our stockholders’ investments.

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Risks Related to Real Estate-Related Investments

Our investments in mortgage, mezzanine, bridge and other loans as well as our investments in mortgage-backed securities, collateralized debt obligations and other debt may be affected by unfavorable real estate market conditions, which could decrease the value of those assets and the return on your investment.

If we make or invest in mortgage, mezzanine or other real estate-related loans, we will be at risk of defaults by the borrowers on those loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. Our investments in mortgage-backed securities, collateralized debt obligations and other real estate-related debt will be similarly affected by real estate market conditions.

If we make or invest in mortgage, mezzanine, bridge or other real estate-related loans, our loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of your investment would be subject to fluctuations in interest rates.

If we make or invest in fixed-rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid because we may not be able to make new loans at the higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. For these reasons, if we invest in mortgage, mezzanine, bridge or other real estate-related loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

We have not established investment criteria limiting geographical concentration of our mortgage investments or requiring a minimum credit quality of borrowers.

We have not established any limit upon the geographic concentration of properties securing mortgage loans acquired or originated by us or the credit quality of borrowers of uninsured mortgage assets acquired or originated by us. As a result, properties securing our mortgage loans may be overly concentrated in certain geographic areas and the underlying borrowers of our uninsured mortgage assets may have low credit quality. We may experience losses due to geographic concentration or low credit quality.

Mortgage investments that are not United States government insured and non-investment-grade mortgage assets involve risk of loss.

We may originate and acquire uninsured and non-investment-grade mortgage loans and mortgage assets, including mezzanine loans, as part of our investment strategy. While holding these interests, we will be subject to risks of borrower defaults, bankruptcies, fraud and losses and special hazard losses that are not covered by standard hazard insurance. Also, the costs of financing the mortgage loans could exceed the return on the mortgage loans. In the event of any default under mortgage loans held by us, we will bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the mortgage loan. To the extent we suffer such losses with respect to our investments in mortgage loans, the value of our stockholders’ investments may be adversely affected.

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We may invest in non-recourse loans, which will limit our recovery to the value of the mortgaged property.

Our mortgage loan assets may be non-recourse loans. With respect to our non-recourse mortgage loan assets, in the event of a borrower default, the specific mortgaged property and other assets, if any, pledged to secure the relevant mortgage loan, may be less than the amount owed under the mortgage loan. As to those mortgage loan assets that provide for recourse against the borrower and its assets generally, we cannot assure our stockholders that the recourse will provide a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the mortgaged property securing that mortgage loan.

Interest rate fluctuations will affect the value of our mortgage assets, net income and common stock.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations can adversely affect our income in many ways and present a variety of risks including the risk of variances in the yield curve, a mismatch between asset yields and borrowing rates, and changing prepayment rates.

Variances in the yield curve may reduce our net income. The relationship between short-term and longer-term interest rates is often referred to as the “yield curve.” Short-term interest rates are ordinarily lower than longer-term interest rates. If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because our assets may bear interest based on longer-term rates than our borrowings, a flattening of the yield curve would tend to decrease our net income and the market value of our mortgage loan assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested in mortgage loans, the spread between the yields of the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event our borrowing costs may exceed our interest income and we could incur operating losses.

Prepayment rates on our mortgage loans may adversely affect our yields.

The value of our mortgage loan assets may be affected by prepayment rates on investments. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. To the extent we originate mortgage loans, we expect that such mortgage loans will have a measure of protection from prepayment in the form of prepayment lock-out periods or prepayment penalties. However, this protection may not be available with respect to investments that we acquire but do not originate. In periods of declining mortgage interest rates, prepayments on mortgages generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the investments that were prepaid. In addition, the market value of mortgage investments may, because of the risk of prepayment, benefit less from declining interest rates than from other fixed-income securities. Conversely, in periods of rising interest rates, prepayments on mortgages generally decrease, in which case we would not have the prepayment proceeds available to invest in assets with higher yields. Under certain interest rate and prepayment scenarios we may fail to fully recoup our cost of acquisition of certain investments.

Before making any investment, we will consider the expected yield of the investment and the factors that may influence the yield actually obtained on such investment. These considerations will affect our decision whether to originate or purchase such an investment and the price offered for such an investment. No assurances can be given that we can make an accurate assessment of the yield to be produced by an investment. Many factors beyond our control are likely to influence the yield on the investments, including, but not limited to, competitive conditions in the local real estate market, local and general economic conditions and the quality of management of the underlying property. Our inability to accurately assess investment yields may result in our purchasing assets that do not perform as well as expected, which may adversely affect the value of our stockholders’ investments.

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Volatility of values of mortgaged properties may adversely affect our mortgage loans.

Real estate property values and net operating income derived from real estate properties are subject to volatility and may be affected adversely by a number of factors, including the risk factors described in this prospectus relating to general economic conditions and owning real estate investments. In the event its net operating income decreases, a borrower may have difficulty paying our mortgage loan, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our mortgage loans, which could also cause us to suffer losses.

Mezzanine loans involve greater risks of loss than senior loans secured by income producing properties.

We may make and acquire mezzanine loans. These types of mortgage loans are considered to involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property due to a variety of factors, including the loan being entirely unsecured or, if secured, becoming unsecured as a result of foreclosure by the senior lender. We may not recover some or all of our investment in these loans. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans resulting in less equity in the property and increasing the risk of loss of principal.

Our investments in subordinated loans and subordinated mortgage-backed securities may be subject to losses.

We may acquire or originate subordinated loans and invest in subordinated mortgage-backed securities. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

The commercial mortgage-backed securities in which we may invest are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.

Commercial mortgage-backed securities (“CMBS”) are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

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Our investments in real estate-related common equity securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

We may make equity investments in other REITs and other real estate companies. If we make such investments, we will target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5.0% of the combined proceeds of our initial public offering and this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Our investments in real estate-related common equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus.

Real estate-related common equity securities are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in real estate-related common equity securities are subject to risks of: (1) limited liquidity in the secondary trading market, (2) substantial market price volatility resulting from changes in prevailing interest rates, (3) subordination to the prior claims of banks and other senior lenders to the issuer, (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding real estate-related common equity securities and the ability of the issuers thereof to make distribution payments.

Risks Associated with Debt Financing

We have incurred, and are likely to continue to incur, mortgage indebtedness and other borrowings, which increases our risk of loss due to foreclosure.

We have obtained, and are likely to continue to obtain, lines of credit and other financing that are secured by our properties and other assets. Under our charter, we have a limitation on borrowing which precludes our borrowings from exceeding 300% of the value of our net assets without conflicts committee approval. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to limit our total liabilities to 75.0% of the aggregate cost of our investments before non-cash reserves and depreciation. We may borrow in excess of these amounts if such excess is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report, along with justification for such excess. In some instances, we may acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for U.S. federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90.0% of our annual REIT taxable income to our stockholders (computed without regard to the dividends-paid deduction and excluding net capital gain). We, however, can give our stockholders no assurance that we will be able to obtain such borrowings on satisfactory terms.

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High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If we do mortgage a property and there is a shortfall between the cash flow from that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of our stockholders’ investments. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and our stockholders could lose all or part of their investment.

Increases in interest rates would increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

As of March 31, 2013, we had $118.1 million of variable rate debt obligations. Because we have such variable rate debt obligations, increases in interest rates would increase our interest costs and would reduce our cash flows and our ability to pay distributions to our stockholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise capital by issuing more stock or borrowing more money.

We expect to use leverage in connection with our investments in real estate-related assets, which increases the risk of loss associated with this type of investment.

We may finance the acquisition and origination of certain real estate-related investments with warehouse lines of credit and repurchase agreements. In addition, we may engage in various types of securitizations in order to finance our loan originations. The use of such leverage may substantially increase the risk of loss. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the underlying assets acquired. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.

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Our debt service payments will reduce our cash flow available for distributions. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement declines, we may be required to provide additional collateral or make cash payments to maintain the loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, credit facility providers and warehouse facility providers may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, issuance of commercial mortgage-backed securities, collateralized debt obligations and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase facilities may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to our stockholders and funds available for operations as well as for future business opportunities.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements we enter may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage or replace our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

Our derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on our stockholders’ investments.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets, but no hedging strategy can protect us completely. We cannot assure our stockholders that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75.0% or 95.0% REIT income test. See “Material U.S. Federal Income Tax Considerations—Taxation of Phillips Edison - ARC Shopping Center REIT Inc.—Income Tests.”

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Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on our stockholders’ investments.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

Our policies do not limit us from incurring debt until our borrowings would cause our total liabilities to exceed 75.0% of the cost (before deducting depreciation or other non-cash reserves) of our tangible assets, and we may exceed this limit with the approval of the conflicts committee of our board of directors. See “Investment Objectives and Criteria―Borrowing Policies.” High debt levels would cause us to incur higher interest charges and higher debt service payments and could also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

U.S. Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

We expect DLA Piper LLP (US) to render an opinion to us that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2010 and that our operations will enable us to continue to meet the requirements for qualification and taxation as a REIT. This opinion will be based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. DLA Piper LLP (US) will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion will represent the legal judgment of DLA Piper LLP (US) based on the law in effect as of the date of the opinion. The opinion of DLA Piper LLP (US) is not binding on the Internal Revenue Service or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

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If we fail to qualify as a REIT for any taxable year after electing REIT status and we do not qualify for certain statutory relief provisions, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “Material U.S. Federal Income Tax Considerations.”

Our stockholders may have current tax liability on distributions they elect to reinvest in our common stock.

If our stockholders participate in our dividend reinvestment plan, they will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless a stockholder is a tax-exempt entity, it may have to use funds from other sources to pay its tax liability on the value of the shares of common stock received. See “Description of Shares—Dividend Reinvestment Plan—U.S. Federal Income Tax Consequences of Participation.”

Failure to qualify as a REIT would subject us to U.S. federal income tax, which would reduce the cash available for distribution to our stockholders.

We operate in a manner that is intended to cause us to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2010. However, the U.S. federal income tax laws governing REITs are extremely complex, and interpretations of the U.S. federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of U.S. federal income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

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Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to our stockholders.

Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•	In order to qualify as a REIT, we must distribute annually at least 90.0% of our REIT taxable income to our stockholders (which is determined without regard to the dividends paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on the undistributed income.

•	We will be subject to a 4.0% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85.0% of our ordinary income, 95.0% of our capital gain net income and 100% of our undistributed income from prior years.

•	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest U.S. federal corporate income tax rate.

•	If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries or the sale met certain “safe harbor” requirements under the Internal Revenue Code.

Our investments in debt instruments may cause us to recognize “phantom income” for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments.

It is possible that we may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for U.S. federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value.

In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable U.S. federal income tax rules even though no cash payments may be received on such debt instrument.

In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.

As a result of these factors, there is a significant risk that we may recognize substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized.

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REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90.0% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for U.S. federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4.0% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid U.S. federal corporate income tax and the 4.0% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of our stockholders’ investments.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders incur and may limit the manner in which we conduct securitizations.

We may be deemed to be ourselves, or we may make investments in entities that own or are themselves deemed to be, taxable mortgage pools. Similarly, certain of our securitizations or other borrowings could be considered to result in the creation of a taxable mortgage pool for U.S. federal income tax purposes. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities that are not subject to tax on unrelated business income, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. In that case, we are authorized to reduce and intend to reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax by the amount of such tax paid by us that is attributable to such stockholder’s ownership. Moreover, we would generally be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for U.S. federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions or other financing arrangements.

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Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (2) we are a “pension-held REIT,” (3) a tax-exempt stockholder has incurred debt to purchase or hold our common stock or (4) the residual interests in any real estate mortgage investment conduits (“REMICs”) we acquire (if any) generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in clause (3), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Internal Revenue Code. See “Material U.S. Federal Income Tax Considerations—Taxation of Phillips Edison - ARC Shopping Center REIT Inc.—Taxable Mortgage Pools and Excess Inclusion Income.”

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75.0% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10.0% of the outstanding voting securities of any one issuer or more than 10.0% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5.0% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25.0% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. See “Material U.S. Federal Income Tax Considerations—Taxation of Phillips Edison - ARC Shopping Center REIT Inc.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Characterization of any repurchase agreements we enter into to finance our investments as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for U.S. federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the Internal Revenue Service (the “IRS”) could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT if tax ownership of these assets was necessary for us to meet the income and/or asset tests discussed in “Material U.S. Federal Income Tax Considerations—Taxation of Phillips Edison - ARC Shopping Center REIT Inc.”

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Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation or currency risks will be excluded from gross income for purposes of the REIT 75.0% and 95.0% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75.0% or 95.0% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that does not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75.0% and 95.0% gross income tests. See “Material U.S. Federal Income Tax Considerations―Taxation of Phillips Edison - ARC Shopping Center REIT Inc.—Derivatives and Hedging Transactions.” As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited, and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35.0% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25.0% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay U.S. federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure our stockholders that we will be able to comply with the 25.0% value limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates.

For taxable years beginning after December 31, 2012, the maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates is 20.0%. Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates, to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

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If the operating partnership fails to maintain its status as a partnership, its income may be subject to taxation.

We intend to maintain the status of the operating partnership as a disregarded entity or partnership for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the operating partnership as a disregarded entity or partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

There is a prohibited transaction safe harbor available under the Internal Revenue Code when a property has been held for at least two years and certain other requirements are met. It cannot be assured, however, that any property sales would qualify for the safe harbor. It may also be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income.

Distributions that we make to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally are taxable as ordinary income. However, a portion of our distributions may (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (2) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from our taxable REIT subsidiaries, or (3) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder's investment in our common stock.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the position of the IRS regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a dividend reinvestment plan inadvertently causing a greater than 5% discount on the price of such stock purchased). There is no de minimis exception with respect to preferential dividends; therefore, if the IRS were to take the position that we inadvertently paid preferential dividends, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, we can provide no assurance to this effect.

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The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we intend to elect and qualify to be taxed as a REIT, we may not elect to be treated as a REIT or may terminate our REIT election if we determine that qualifying as a REIT is no longer in the best interests of our stockholders. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the market price of our common stock.

The share ownership restrictions of the Internal Revenue Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in our shares of stock and restrict our business combination opportunities.

In order to qualify as a REIT for each taxable year ending on or after December 31, 2011, five or fewer individuals, as defined in the Internal Revenue Code, may not own, actually or constructively, more than 50.0% in value of our issued and outstanding shares of stock at any time during the last half of a taxable year. Attribution rules in the Internal Revenue Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year after December 31, 2011. To help insure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted by our board of directors, for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Internal Revenue Code) more than 9.8% in value of the aggregate of our outstanding shares of stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of the 9.8% ownership limit would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

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Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (c) a holder of common stock is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Internal Revenue Code.

Distributions to foreign investors may be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits.

In general, foreign investors will be subject to regular U.S. federal income tax with respect to their investment in our stock if the income derived therefrom is “effectively connected” with the foreign investor’s conduct of a trade or business in the United States. A distribution to a foreign investor that is not attributable to gain realized by us from the sale or exchange of a “U.S. real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), and that we do not designate as a capital gain distribution, will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30.0% of the gross amount of the distribution, unless this tax is reduced by the provisions of an applicable treaty. See “Material U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Foreign Stockholders.”

Foreign investors may be subject to FIRPTA tax upon the sale of their shares of our stock.

A foreign investor disposing of a U.S. real property interest, including shares of stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to FIRPTA, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50.0% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. While we intend to qualify as a “domestically controlled” REIT, we cannot assure you that we will. If we were to fail to so qualify, gain realized by foreign investors on a sale of shares of our stock would be subject to FIRPTA tax, unless the shares of our stock were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5.0% of the value of our outstanding common stock. See “Material U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Foreign Stockholders.”

Foreign investors may be subject to FIRPTA tax upon the payment of a capital gains dividend.

A capital gains dividend paid to foreign investors, if attributable to gain from sales or exchanges of U.S. real property interests, would not be exempt from FIRPTA and would be subject to FIRPTA tax. See “Material U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Foreign Stockholders.”

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a foreign investor.

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Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to ERISA (such as profit-sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. Fiduciaries investing the assets of such a plan or account in our common stock should satisfy themselves that:

•	the investment is consistent with their fiduciary obligations under ERISA and the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	the investment will not impair the liquidity of the plan or IRA;

•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	the value of the assets of the plan can be established annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	the investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we expect to provide an estimated value for our shares annually. From the commencement of this offering until 18 months have passed without a sale in a “public equity offering” of our common stock, we expect to use the gross offering price of a share of common stock in our most recent offering as the per share estimated value. For purposes of this definition, we will not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership.

This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a non-exempt prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subject to tax.

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Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Internal Revenue Code should carefully review the information in the section of this prospectus entitled “ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

If you invest in our shares through an IRA or other retirement plan, you may be limited in your ability to withdraw required minimum distributions.

If you establish an IRA or other retirement plan through which you invest in our shares, federal law may require you to withdraw required minimum distributions (“RMDs”) from such plan in the future. Our share repurchase program limits the amount of repurchases (other than those repurchases as a result of a stockholder’s death or disability) that can be made in a given year. Additionally, you will not be eligible to have your shares repurchased until you have held your shares for at least one year. As a result, you may not be able to have your shares repurchased at a time in which you need liquidity to satisfy the RMD requirements under your IRA or other retirement plan. Even if you are able to have your shares repurchased, such repurchase may be at a price less than the price at which the shares were initially purchased, depending on how long you have held your shares. If you fail to withdraw RMDs from your IRA or other retirement plan, you may be subject to certain tax penalties.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Estimated Use of Proceeds

The following tables set forth information about how we intend to use the proceeds raised in this offering assuming that we sell a maximum of 27,500,000 shares of common stock. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that approximately 87.19% of the gross proceeds will be available to make investments in real estate properties and other real estate-related loans and securities. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and to pay a fee to our Advisor Entities for services in connection with the selection and acquisition of properties. To the extent we leverage our acquisitions, we will also pay a fee to our Advisor Entities in connection with the financing of our investments. We expect to make available substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan to repurchase shares under our share repurchase program. Our distribution policy is not to use the proceeds of this offering, or any other public offering, to pay distributions. However, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source without limit, including proceeds from this offering or the proceeds from the issuance of securities in the future. We do not expect investments in real estate-related loans and securities to exceed 10.0% of our portfolio.

	27,500,000 Shares
	Primary Offering (25,000,000 shares) ($10.00/share)		Div. Reinv. Plan (2,500,000 shares) ($9.50/share)
	$	%	$	%

Gross Offering Proceeds	250,000,000	100.00%	23,750,000	100.00%
Selling Commissions	17,500,000	7.00%	0	0.00%
Dealer Manager Fee	7,500,000	3.00%	0	0.00%
Other Organization and Offering Expenses(1)	3,750,000	1.50%	35,625	0.15%
Amount Available for Investment(2)	221,250,000	88.50%	23,714,375	99.85%
Acquisition Fees(3)	2,200,000	0.88%	0	0.00%
Acquisition Expenses(4)	1,100,000	0.44%	0	0.00%
Amount Invested in Properties (5)	217,950,000	87.19%	23,714,375	99.85%

(1)	Includes all expenses (other than selling commissions and the dealer manager fee) incurred by or on behalf of us in connection with or in preparing for the registration of and subsequently offering and distributing our shares of common stock to the public, which may include expenses for printing, engraving and mailing; compensation of employees while engaged in sales activity; charges of transfer agents, registrars, trustees, depositaries and experts; and expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, accountants’ and attorneys’ fees. Our Advisor Entities have agreed to reimburse us to the extent the organization and offering expenses (excluding selling commissions and the dealer manager fee but including third-party due diligence fees as set forth in detailed and itemized invoices) incurred by us exceed 1.5% of aggregate gross offering proceeds as of the termination of the offering. See “Plan of Distribution.”

(2)	Amount available for investment will include customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition or origination of real estate and real estate-related investments. Amount available for investment may also include anticipated capital improvement expenditures and tenant leasing costs.

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(3)	This table assumes that we will use all net proceeds from the sale of shares under our dividend reinvestment plan to repurchase shares under our share repurchase program rather than for investments in real estate and real estate-related investments. To the extent we use such net proceeds to invest in real estate and real estate-related loans and securities, our Advisor Entities would earn the related acquisition fees. We will pay our Advisor Entities an acquisition fee equal to 1.0% of the cost of the investment acquired or originated by us, including any debt attributable to such investment. We may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property or real estate-related asset. See note 4 below.

This table excludes debt proceeds. To the extent we fund our investments with debt, as we expect, the amount available for investment and the amount of acquisition fees will be proportionately greater. If we raise the maximum offering amount and our debt financing is equal to 75.0% of the cost of our real estate investments, then acquisition fees would be approximately $3,871,875 million and financing fees would be approximately $1,244,531 million.

(4)	Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, evaluation and acquisition of real estate properties, whether or not acquired. For purposes of this table, we have assumed expenses of 0.5% of the purchase price of each property (including our pro rata share of debt attributable to such property) and 0.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); however, expenses on a particular acquisition may be higher. Acquisition fees (including financing fees) and acquisition expenses for any particular property will not exceed 4.5% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment).

(5)	Includes amounts anticipated to be invested in properties net of fees, expenses and initial working capital reserves.

Because we expect that the vast majority of leases for the properties acquired by us will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. If established, we expect any working capital reserves to be maintained at the property level. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of the net cash proceeds received by us from any sale or exchange of properties.

We expect to make available substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan to repurchase shares under our share repurchase program.

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MARKET OPPORTUNITY

We seek to acquire and manage well-occupied, grocery-anchored neighborhood and community shopping centers leased to a mix of national, creditworthy retailers selling necessity-based good and services in strong demographic markets throughout the United States. We are focused on providing an investment vehicle that allows our stockholders to take advantage of the opportunity to participate in a carefully selected and professionally managed grocery-anchored real estate portfolio by utilizing the following acquisition strategy:

•	Grocery-Anchored Retail — We are focused on acquiring well-occupied grocery-anchored shopping centers serving the day-to-day shopping needs of the community in the surrounding trade area;

•	Infill Locations/Solid Markets — We target properties in established or growing markets based on trends in population density, population growth, employment, household income, employment diversification and other key demographic factors creating higher barriers to entry, which we believe limit additional competition;

•	Triple-Net Leases — We negotiate leases to provide for tenant reimbursements of operating expenses, real estate taxes and insurance, providing a level of protection against rising expenses;

•	Discount To Replacement Cost — We intend to acquire properties at values based on current in-place rents and at a substantial discount to replacement cost.

The Opportunity

We intend to invest primarily in well-occupied, grocery-anchored neighborhood and community shopping centers with a mix of national, regional, and local retailers that sell essential goods and services to customers living in the local trade area. These centers will be well-located in more densely populated neighborhoods in the United States, where there are few opportunities for competing shopping centers to enter the market. We will be selective and prudent in investing capital and focus on acquiring higher quality assets with strong anchors in established or growing markets.

We expect to acquire centers where significant opportunities exist to create value through leasing and intensive property management. We believe that careful selection and institutional quality management of the shopping centers will allow us to maintain and enhance each property’s financial performance. As of June 17, 2013, we owned 41 grocery-anchored shopping centers, 20 of which we owned through the Joint Venture.

We have a seasoned real estate team with an average of 20 years of experience in acquiring and managing retail properties through all market cycles. We believe that our team’s real estate experience and established network of owners and brokers, combined with what we believe will be an increase in the supply of available shopping center properties meeting our investment criteria, will allow us to acquire assets at a discount to replacement cost.

Established Sourcing Network

Our Phillips Edison sponsor is nationally recognized as one of the largest private owners of grocery-anchored shopping centers in the country. Over the last 20 years, they have acquired over 240 shopping centers through their national, regional and local network of relationships with real estate brokers and existing owners of shopping centers, including individuals, REITs, insurance companies, and other institutional direct owners of real estate. We believe this direct access to a continuous source of investment opportunities, not available to smaller, regional operators, allows us to see nearly all of the marketed opportunities available for sale, as well as a substantial number of off-market deals.

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Our Phillips Edison sponsor’s reputation has been established through its acquisition history, consistent presence in the market and relationships with owners and brokers. Our Phillips Edison sponsor’s person-to-person marketing program provides continuous communication and market presence with owners and brokers. The program includes face-to-face meetings at owners’ and brokers’ offices, frequent telephone contact, networking at national and regional industry conferences, periodic e-blasts to over 30,000 shopping center professionals and e-postcards sent to our proprietary database of over 4,000 contacts.

Volume of Opportunities

We believe our investment strategy is well suited for the current real estate environment. We believe there is a window of opportunity that has been created as a result of events in the economy and the capital markets. This market dislocation is creating buying opportunities not seen since the early 1990s. As the economy and capital markets normalize, we expect a steady volume of acquisition opportunities meeting our investment criteria to appear. We believe several factors contribute to the anticipated volume of properties for acquisition, including:

•	We believe many owners of retail real estate are in distress as a result of debt maturities, are unable to cover their debt service obligations or are incapable of refinancing due to lender demands to resize their loans and are facing increasing pressure to sell.

•	We believe commercial banks, lenders and loan servicers of commercial mortgage-backed securities are culling their portfolios of assets. We expect banks will need to realize the losses from the distressed commercial real estate mortgages on their balance sheets.

•	In 2012, the ownership of the more than 100,000 shopping centers in the United States was quite fragmented: only 9,503, or 8.5% were owned by the top 20 property owners (as illustrated in the chart below). This fragmentation of the retail shopping center industry has contributed to the long history of a healthy trading volume of shopping centers.

Source: ICSC Research (2012), Retail Traffic (2012)

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According to the International Council of Shopping Centers (“ICSC”) Research, the retail shopping center industry is comprised of over 113,000 retail shopping centers making retail one of the largest industries in the United States. The retail shopping center industry generates 12.4 million jobs and accounts for approximately 9.2% of the entire U.S. workforce, which makes it an important segment of the economy and an important venue for retail commerce.

The Portfolio

We expect that the properties we acquire will be well-occupied, grocery-anchored shopping centers that focus on serving the day-to-day needs of the community in the surrounding trade area. Grocers and other necessity-based retailers who supply these goods and services have historically been more resistant to economic fluctuations due to the nature of the goods and services they sell. Once we have substantially invested all of the proceeds of our initial public offering and this offering, we expect to have a well-diversified portfolio based upon anchor tenants, geographic locations, tenant mix, and lease expirations. We target properties in densely populated locations with established or growing markets and higher barriers to entry.

Necessity-Based Retail

We will invest primarily in well-occupied shopping centers with a mix of national, regional, and local retailers that sell essential goods and services to the population living in the local trade area. Unlike industries that are routinely affected by cyclical fluctuations in the economy, the grocery and necessity-based retail shopping center industry has historically been more resistant to economic downturns.

Grocery- and necessity-anchored shopping centers are tenanted by retailers that provide goods and services necessary for daily life. Many of these retailers also offer products or services that appeal to consumers trying to save money. Items such as food, postal services, discount merchandise, hardware and personal services tend to be required during both economic peaks and troughs, creating a consistent consumer demand. Even in the current economic environment, many necessity-based retailers have continued to experience same store sales growth.

Due to this resilience of the retail sector, many necessity and discount-retailers have been less impacted by the recent recession. We believe these retailers have right-sized and have re-emerged leaner, nimbler and tailored to the new realities. Many of them have strong balance sheets and are expanding in order to take market share from weaker competitors.

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Diversified Portfolio

We expect to acquire a well-diversified portfolio of properties based on geography, anchor-tenant diversity, tenant mix, lease expirations, and other factors. A diversified portfolio reduces the economic risk of any one geographic or tenant-related event to impact the cash flow or value of the portfolio. As the map shows below, our Phillips Edison sponsor’s current portfolio is located in 35 states and has over 3,500 tenants. As of June 17, 2013, no one retailer accounted for more than 5.0% of the annual minimum rent of the portfolio. There is no guarantee that our portfolio, once we have invested substantially all of the proceeds of this offering, will be as well diversified geographically or by tenant concentration.

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In-Fill Locations

As the economy recovers, we expect more industry-wide competition for the finite supply of quality space. In the aggregate, the number of shopping centers has been growing more slowly. Benchmarked against population, total shopping center gross leasable area (GLA) per capita growth declined in 2012. New development projects have been cancelled or delayed indefinitely, creating a three- to five-year lag in new construction. We believe this lack of new center development is pushing retailers towards existing centers.

The supply fundamentals for infill grocery-anchored retail locations are in line with retail demand because grocers and other necessity-based retailers did not over-expand in recent years. These retailers are now benefiting from weakened competition and are expanding selectively, as well as upgrading existing locations. Well-positioned grocery-anchored centers are attracting other stronger and expanding tenants. We believe these centers will experience increased property values as the economy rebounds and rents increase. We focus our acquisition efforts on locations in established or growing retail markets in more densely populated locations. These in-fill locations have higher barriers to entry with fewer opportunities for competing shopping centers to enter the market.

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Management

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained AR Capital Advisor to manage our operations and our portfolio of real estate properties and real estate-related loans and securities, subject to the board’s supervision. AR Capital Advisor has entered into a sub-advisory agreement with Phillips Edison Sub-Advisor under which our sub-advisor will manage, on behalf of our advisor, our day-to-day activities, among other duties. Because of the conflicts of interest created by the relationships among us, our sponsors, AR Capital Advisor, Phillips Edison Sub-Advisor and their respective affiliates, many of the responsibilities of the board have been delegated to a committee that consists solely of independent directors. This committee is the conflicts committee and is discussed below and under “Conflicts of Interest.”

We have four independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of one of our sponsors or their respective affiliates and has not been so for the previous two years and who meets the director independence standards of the NASAA Statement of Policy Regarding Real Estate Investment Trusts. Our independent directors also currently meet the independence standards of the New York Stock Exchange, Inc.

Each director serves until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence in person or by proxy of stockholders entitled to cast 50.0% of all the votes entitled to be cast on any matter at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that the conflicts committee nominates replacements for any vacancies among the independent director positions. Under our charter, a vacancy on the board of directors due to an increase in the size of the board of directors may be filled only by a vote of the stockholders. A vacancy resulting from any other cause may be filled by a majority of the remaining directors, even if such majority is less than a quorum, or by a vote of the stockholders.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

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In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors, and our board has two committees, the audit committee and the conflicts committee, that consist solely of independent directors.

Audit Committee

Our board of directors has established an audit committee that consists solely of independent directors. The audit committee assists the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

The audit committee selects the independent registered public accountants to audit our annual financial statements, reviews with the independent registered public accountants the plans and results of the audit engagement and considers and approves the audit and non-audit services and fees provided by the independent registered public accountants. The members of the audit committee are Leslie T. Chao (Chair), Ethan J. Hershman and Ronald K. Kirk. The board of directors has identified Leslie T. Chao as the audit committee “financial expert” within the meaning of SEC rules.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors consisting solely of all of our independent directors. All actions that are required to be taken by our independent directors under the NASAA Statement of Policy Regarding Real Estate Investment Trusts, as described below at “Conflicts of Interest,” must be taken by the conflicts committee pursuant to our charter. Our charter also authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. See “Conflicts of Interest—Certain Conflict Resolution Measures.”

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Our charter requires that the conflicts committee discharge the board’s responsibilities relating to the nomination of independent directors and the compensation of our independent directors. Our conflicts committee also discharges the board’s responsibilities relating to the compensation of our executives. Subject to the limitations in our charter, the conflicts committee administers the 2010 Long-Term Incentive Plan and the Amended and Restated 2010 Independent Director Stock Plan. The members of the conflicts committee are Leslie T. Chao, Ethan J. Hershman, Ronald K. Kirk and Paul J. Massey, Jr. (Chair).

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age*	Positions
Jeffrey S. Edison	53	Co-Chairman of the Board and Chief Executive Officer
Michael C. Phillips	58	Co-Chairman of the Board
John B. Bessey	55	Co-President and Chief Investment Officer
R. Mark Addy	51	Co-President and Chief Operating Officer
Devin I. Murphy	53	Chief Financial Officer, Treasurer and Secretary
William M. Kahane	65	Director
Leslie T. Chao	56	Independent Director
Ethan J. Hershman	50	Independent Director
Ronald K. Kirk	68	Independent Director
Paul J. Massey, Jr.	53	Independent Director

* As of June 17, 2013

Jeffrey S. Edison – (Co-Chairman of the Board and Chief Executive Officer) Mr. Edison has been Co-Chairman of our board of directors and our Chief Executive Officer since December 2009. Mr. Edison, together with Mr. Phillips, founded Phillips Edison and has served as a principal of Phillips Edison since 1995. From 1991 to 1995, Mr. Edison was employed by Nations Bank’s South Charles Realty Corporation, serving as a Senior Vice President from 1993 until 1995 and as a Vice President from 1991 until 1993. Mr. Edison was employed by Morgan Stanley Realty Incorporated from 1987 until 1990 and The Taubman Company from 1984 until 1987. Mr. Edison received his bachelor’s degree in mathematics and economics from Colgate University in 1982 and a masters in business administration from Harvard Business School in 1984.

Among the most important factors that led to the board of directors’ recommendation that Mr. Edison serve as our director are Mr. Edison’s leadership skills, integrity, judgment, knowledge of our company and Phillips Edison Sub-advisor and his commercial real estate expertise.

Michael C. Phillips – (Co-Chairman of the Board) Mr. Phillips has been Co-Chairman of our board of directors since December 2009. Mr. Phillips has served as a principal of Phillips Edison since 1991. Prior to forming Phillips Edison, Mr. Phillips was employed by Biggs Hypershoppes, Inc. as Vice President from 1989 until 1990, by May Centers as Senior Development Director from 1988 until 1989, and by The Taubman Company as Development Director from 1986 until 1988 and as a leasing agent from 1984 until 1986. Mr. Phillips received his bachelor’s degree in political science in 1977 from the University of Southern California.

Among the most important factors that led to the board of directors’ recommendation that Mr. Phillips serve as our director are Mr. Phillips’ leadership skills, integrity, judgment, knowledge of our company and Phillips Edison Sub-Advisor and his commercial real estate expertise.

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John B. Bessey – (Co-President and Chief Investment Officer) Mr. Bessey has served as our Co-President and Chief Investment Officer since April 2013, before which he served as our President beginning in December 2009. Mr. Bessey has served as Chief Investment Officer for Phillips Edison since 2005. During that time he has managed the placement of over $1.2 billion in 140 individual shopping centers comprising over 14,000,000 square feet. Prior to that, he served Phillips Edison as Vice President of Development from May 1999, starting the ground up development program for the company. During that time he completed over 25 projects, which included Walgreens, Target, Kroger, Winn Dixie, Safeway and Wal-Mart. Prior to joining Phillips Edison, Mr. Bessey was employed by Kimco Realty Corporation as a Director of Leasing from 1995, by Koll Management Services as Director of Retail Leasing and Development from 1991 and by Tipton Associates as Leasing Manager from 1988. Prior to entering retail real estate in 1988, Mr. Bessey worked in the hospitality industry as a Convention Sales Director for the Cincinnati Convention and Visitors Bureau and for Hyatt Hotels in a number of sales management positions in Minneapolis and Cincinnati. Mr. Bessey received his Bachelor’s Degree in Hotel and Restaurant Management from the University of Wisconsin – Stout in 1981.

R. Mark Addy – (Co-President and Chief Operating Officer) Mr. Addy has served as our Co-President since April 2013 and as our Chief Operating Officer since October 2010. Mr. Addy has also served as the President of Phillips Edison Sub-advisor since December 2009. Mr. Addy has served as Chief Operating Officer for Phillips Edison since 2004. He served Phillips Edison as Senior Vice President from 2002 until 2004, when he became Chief Operating Officer. Prior to joining Phillips Edison, Mr. Addy practiced law with Santen & Hughes in the areas of commercial real estate, financing and leasing, mergers and acquisitions and general corporate law from 1987 until 2002. Mr. Addy served as President of Santen & Hughes from 1996 through 2002. While at Santen & Hughes, he represented Phillips Edison from 1991 to 2002. Mr. Addy received his bachelor’s degree in environmental science and chemistry from Bowling Green State University in 1984 and his law degree from the University of Toledo in 1987.

Devin I. Murphy – (Chief Financial Officer, Treasurer and Secretary) Mr. Murphy has served as our Chief Financial Officer, Treasurer and Secretary since June 2013. He previously served as Vice Chairman of Investment Banking at Morgan Stanley from November 2009 to June 2013. He began his real estate career in 1986 when he joined the real estate group at Morgan Stanley as an Associate. Prior to rejoining Morgan Stanley in June 2009, Mr. Murphy was a Managing Partner of Coventry Real Estate Advisors (“Coventry”), a real estate private equity firm founded in 1998 which sponsors a series of institutional investment funds that acquire and develop retail properties. Since its inception, Coventry has invested over $2.5 billion in retail assets. Prior to joining Coventry in March 2008, Mr. Murphy served as Global Head of Real Estate Investment Banking for Deutsche Bank Securities, Inc. from February 2004 until November 2007. At Deutsche Bank, Mr. Murphy ran a team of over 100 professionals located in eight offices in the US, Europe, and Asia. Mr. Murphy’s Deutsche Bank team was recognized as an industry leader and under his management executed over 500 separate transactions on behalf of clients representing total transaction volume exceeding $400 billion. Prior to joining Deutsche Bank, Mr. Murphy was with Morgan Stanley for 15 years. He held a number of senior positions at Morgan Stanley including Co-Head of U.S. Real Estate Investment Banking and head of the private capital markets group (“PCM”). PCM is the team at Morgan Stanley responsible for raising equity capital for Morgan Stanley’s real estate private equity funds as well as private equity capital on behalf of clients. During the time that Mr. Murphy ran PCM, the team raised in excess of $5 billion of equity capital. Mr. Murphy served on the Investment Committee of the Morgan Stanley Real Estate Funds from 1994 until his departure in 2004. During his tenure on the Investment Committee the Morgan Stanley Real Estate Funds invested over $6.5 billion of equity capital globally in transactions with a total transaction value in excess of $35 billion. Mr. Murphy has served as an Advisory Director for Hawkeye Partners, a real estate private equity firm headquartered in Austin, Texas, since March 2005 and for Trigate Capital, a real estate private equity firm headquartered in Dallas, Texas, since September 2007. Mr. Murphy is a member of the Urban Land Institute, the Pension Real Estate Association, and the National Association of Real Estate Investment Trusts. He received a BA with Honors from the College of William and Mary and an MBA from the University of Michigan.

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William M. Kahane – (Director) Mr. Kahane has served as one of our directors since December 2009. Mr. Kahane has been active in the structuring and financial management of commercial real estate investments for over 35 years. Mr. Kahane served as an executive officer of American Realty Capital Trust, Inc. (“ARCT”), the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane served as a director of American Realty Capital – Retail Centers of America, Inc. (“ARC RCA”) since its formation in July 2010. He also served as an executive officer of ARC RCA and the ARC RCA advisor from their formation in July 2010 and May 2010, respectively, until March 2012. Mr. Kahane has served as a director of American Realty Capital New York Recovery REIT, Inc. (“NYRR”) since its formation in October 2009 and served as an executive officer of NYRR from October 2009 until March 2012 and as an executive officer of the NYRR advisor and the NYRR property manager from their formation in November 2009 until March 2012. Mr. Kahane served as a director of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”) and as an executive officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from their formation in September 2010 until March 2012. Mr. Kahane served as an executive officer of American Realty Capital Trust III, Inc. (“ARCT III”) from October 2010 until April 2012 and as an executive officer of the ARCT III advisor and ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane has served as a director of American Realty Capital Healthcare Trust, Inc. (“ARC HT”) since its formation in August 2010 and served as President and Chief Operating Officer of ARC HT, the ARC HT advisor, and the ARC HT property manager from August 2010 until March 2012. Mr. Kahane has served as a director of American Realty Capital Properties, Inc. (“ARCP”) since February 2013 and previously served as a director and executive officer of ARCP and as an executive director of the ARCP manager from their formation in December 2010 and November 2010, respectively, until March 2012. Mr. Kahane has also been an interested director of Business Development Corporation of America (“BDCA”) since its formation in May 2010 and, until March 2012, was the president of BDCA. Mr. Kahane also served as President and Chief Operating Officer of the BDCA advisor from its formation in June 2010 until March 2012. Mr. Kahane has served as a director of American Realty Capital Healthcare Trust II, Inc. (“ARC HT II”) since March 2013. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners, which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Nicholas Schorsch while a trustee at American Financial Realty Trust (“AFRT”) from 2003 to 2006, during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC (“GF Capital”), a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business.

Mr. Kahane has provided us with an advance letter of resignation in which Mr. Kahane agrees to resign from our board of directors in the event that AR Capital Advisor ceases to serve as our advisor.

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Among the most important factors that led to the board of directors’ recommendation that Mr. Kahane serve as our director are Mr. Kahane’s leadership skills, integrity, judgment, knowledge of our company and AR Capital Advisor, commercial real estate expertise, knowledge of the retail securities brokerage industry, and public company director experience.

Leslie T. Chao – (Independent Director) Mr. Chao has been one of our directors since July 2010. Mr. Chao retired as Chief Executive Officer of Chelsea Property Group (“Chelsea”), a subsidiary of Simon Property Group, Inc. (“Simon”) (NYSE: SPG) in 2008. Previously he served in various senior capacities at Chelsea, including President and Chief Financial Officer, from 1987 through its initial public offering in 1993 (NYSE: CPG) and acquisition by Simon in 2004. Chelsea was the world’s largest developer, owner and manager of premium outlet centers, with operations in the United States, Japan, Korea and Mexico. Prior to Chelsea, Mr. Chao was a Vice President in the treasury group of Manufacturers Hanover Corporation, a New York bank holding company now part of JPMorgan Chase & Co., where he was employed from 1978 to 1987. Since January 2009, he has served as a non-executive director of Value Retail PLC, a leading developer of outlet centers in Europe, and from 2005 to October 2008 he served as an independent director of The Link REIT, the first and largest public REIT in Hong Kong. Mr. Chao co-founded and, since February 2012, has served as Chairman and Chief Executive Officer of Value Retail (Suzhou) Co., Ltd., a developer of outlet centers in China. He received an AB from Dartmouth College in 1978 and an MBA from Columbia Business School in 1986.

Among the most important factors that led to the board of directors’ recommendation that Mr. Chao serve as our director are Mr. Chao’s integrity, judgment, leadership skills, extensive domestic and international commercial real estate expertise, accounting and financial management expertise, public company director experience, and independence from management and our sponsor and their affiliates.

Ethan J. Hershman – (Independent Director) Mr. Hershman has been one of our directors since July 2010. Mr. Hershman is Chief Executive Officer and Co-Chairman of Canusa Hershman Recycling LLC, formed in 2002 through the merger of Canusa Corporation’s fiber division and Hershman Recycling Company, Inc. He played a managing role in the merger of the two companies resulting in an increase in sales of $40.0 million from $75.0 million in 2003 to $115.0 million in 2007. From 1986 to 2002, he served as President and Chief Executive Officer of Hershman Recycling Inc., directly managing all brokerage recycling offices throughout the United States and maintaining responsibility for business development, investments and contractual arrangements. Throughout his career, Mr. Hershman has co-founded a number of successful companies, including Newport CH International LLC, an international trading company focused on the purchasing and direct export sale of wastepaper for the recycling industry, with annual sales over $350.0 million; Evergreen Fibers, Inc, a marketer of containerboard, with annual sales over $100.0 million; and Alpco Waste Systems Inc., a commercial and residential trash hauling and recycling company, sold to Republic Services (NYSE: RSG) in 1998.

Among the most important factors that led to the board of directors’ recommendation that Mr. Hershman serve as our director are Mr. Hershman’s integrity, judgment, leadership, commercial business experience and independence from management and our sponsors and their affiliates.

Ronald K. Kirk – (Independent Director) Mr. Kirk has been one of our directors since July 2010. Mr. Kirk has been President and Chief Executive Officer of Kirk Horse Insurance, LLC (“KHI”) of Lexington, Kentucky since 1981. KHI is managing underwriter for horse insurance for North American Specialty Insurance Company (“NAS”). NAS is a wholly owned subsidiary of Swiss Reinsurance-America. Mr. Kirk is also Chairman and President of Pivotal Insurance Company, Ltd of Hamilton, Bermuda. Mr. Kirk was formerly the Chairman of the Board of Trustees of the national Thoroughbred Owners and Breeders Association. He received an MBA from Harvard Business School in 1968, with a concentration in finance.

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Among the most important factors that led to the board of directors’ recommendation that Mr. Kirk serve as our director are Mr. Kirk’s integrity, judgment, leadership, insurance industry expertise and independence from management and our sponsors and their affiliates.

Paul J. Massey, Jr. – (Independent Director) Mr. Massey has been one of our directors since July 2010. Mr. Massey began his career in 1983 at Coldwell Banker Commercial Real Estate Services in Midtown Manhattan, first as the head of the market research department, and next as an investment sales broker. Together with partner Robert A. Knakal, whom he met at Coldwell Banker, he then founded what has become New York City’s largest investment property sales brokerage firm. With 150 sales professionals serving more than 200,000 property owners, Massey Knakal Realty Services is ranked New York City’s #1 property sales company in transaction volume by the CoStar Group, a national, independent real estate analytics provider. With more than $2 billion in annual sales, Massey Knakal also ranks as one of the nation’s largest privately owned real estate brokerage firms. Firm services include brokerage, consulting and investment analysis, professional arbitration and valuation. In 2007, Mr. Massey was the recipient of the Real Estate Board of New York’s (“REBNY”) prestigious Louis B. Smadbeck Broker Recognition Award. Mr. Massey also serves as Chairman for REBNY’s Ethics and Business Practice Subcommittee, is a director on the Commercial Board of Directors of REBNY, is an active member of the Board of Trustees for the Lower East Side Tenement Museum and serves as a chair or member of numerous other committees. Mr. Massey graduated from Colgate University with a Bachelor of Arts degree in economics.

Among the most important factors that led to the board of directors’ recommendation that Mr. Massey serve as our director are Mr. Massey’s integrity, judgment, leadership skills, extensive commercial real estate expertise, familiarity with our company and independence from management and our sponsors and their affiliates.

Compensation of Directors

We compensate each of our independent directors with an annual retainer of $30,000. Our conflicts committee may also grant an award of 2,500 shares of restricted stock annually to our independent directors under the 2010 Independent Director Stock Plan described below. As of the date of this prospectus, we have yet to grant any such awards to our directors. In addition, we pay independent directors for attending board and committee meetings as follows:

•	$1,000 in cash for each board meeting attended in person; and

•	$1,000 in cash for each committee meeting attended in person.

In addition, the audit committee chair receives an annual retainer of $5,000, and the conflicts committee chair receives an annual retainer of $3,000. It is also within the discretion of our executive officers to pay each of our independent directors for participation in telephonic board and committee meetings. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we do not pay any compensation for services rendered as a director.

2010 Long-Term Incentive Plan

We have adopted the 2010 Long-Term Incentive Plan, which we refer to as the “incentive plan.” The incentive plan is intended to attract and retain officers, advisors and consultants (including key employees thereof) considered essential to our long-range success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. Although we do not currently intend to hire any employees, any employees we may hire in the future would also be eligible to participate in our incentive plan. The incentive plan may be administered by a committee appointed by the board of directors, which we refer to as the plan committee, or by the board of directors if no committee is appointed. The incentive plan authorizes the granting of awards to participants in the following forms:

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•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code;

•	stock appreciation rights, or SARs, which give the holder the right to receive the difference between the fair market value per share of common stock on the date of exercise over the SAR grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	restricted stock, which is subject to restrictions on transferability and other restrictions set by the plan committee;

•	restricted stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, in the future, which right is subject to certain restrictions and to risk of forfeiture;

•	deferred stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, at a future time;

•	dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying an award; and

•	other stock-based awards at the discretion of the plan committee, including unrestricted stock grants.

All awards must be evidenced by a written agreement with the participant, which will include the provisions specified by the committee. We may not issue options or warrants to purchase our capital stock to our advisor, our officers or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may not issue options or warrants at exercise prices less than the fair market value of the underlying securities on the date of grant or for consideration (which may include services) that in the judgment of the committee has a market value less than the value of such option or warrant on the date of grant. Any options, warrants or other stock awards we issue to our advisor, our directors or officers or any of their affiliates, whether under this plan or under the Independent Director Stock Plan, shall not exceed an amount equal to 5.0% of our outstanding capital stock on the date of grant.

The plan committee administers the incentive plan, with sole authority to select participants, determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. Awards are not granted under the incentive plan if the grant, vesting or exercise of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by the plan committee, no award granted under the incentive plan is transferable except through the laws of descent and distribution or except, in the case of an incentive stock option, pursuant to a qualified domestic relations order.

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We have reserved an aggregate number of 9,000,000 shares for issuance pursuant to awards granted under the incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock distribution, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the incentive plan will be adjusted proportionately, and the plan committee must make such adjustments to the incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the incentive plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the participant’s death or disability, all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, all time-based vesting restrictions on that participant’s outstanding awards will lapse, and the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control (as defined in the incentive plan) in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the plan committee, all outstanding options and stock appreciation rights will become fully vested and exercisable, all time-based vesting restrictions on outstanding awards will lapse, and the payout opportunities attainable under all outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the change in control occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control. With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without cause or the participant resigns for good reason (as such terms are defined in the incentive plan), then, all of that participant’s outstanding options and SARs will become fully vested and exercisable, all time-based vesting restrictions on that participant’s outstanding awards will lapse and the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Regardless of whether a termination of service by reason of death or disability or a change in control has occurred, the plan committee may, in its sole discretion, at any time determine that all or a portion of a participant’s options and stock appreciation rights will become fully or partially exercisable, that all or a part of the restrictions on all or a portion of a participant’s outstanding awards will lapse, and/or that any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied, in each case, as of such date as the plan committee may, in its sole discretion, declare. The plan committee may discriminate among participants or among awards in exercising such discretion.

The incentive plan will automatically expire on August 11, 2020, unless extended or earlier terminated by the board of directors. The board of directors or the plan committee may terminate the incentive plan at any time, but termination will have no adverse impact on any award that is outstanding at the time of the termination. The board of directors or the plan committee may amend the incentive plan at any time, but no amendment to the incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the incentive plan. No termination or amendment of the incentive plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. The plan committee may amend or terminate outstanding awards, but such amendment or termination may require consent of the participant. Unless approved by our stockholders, the original term of an option may not be extended. Unless permitted by the anti-dilution provisions of the incentive plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, without approval by our stockholders.

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Amended and Restated 2010 Independent Director Stock Plan

We have adopted a long-term incentive plan that we will use to attract and retain qualified directors. Our Amended and Restated 2010 Independent Director Stock Plan (the “Independent Director Plan”) offers these individuals an opportunity to participate in our growth through awards of shares of restricted common stock subject to time-based vesting. Our conflicts committee may grant our independent directors an annual award of 2,500 shares of restricted stock.

Our conflicts committee administers the Independent Director Plan, with sole authority to determine all of the terms and conditions of the awards. No awards are granted under the Independent Director Plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the Independent Director Plan is transferable except through the laws of descent and distribution.

We have authorized and reserved 200,000 shares for issuance under the Independent Director Plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the Independent Director Plan will be adjusted proportionately and the board of directors will make such adjustments to the Independent Director Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the Independent Director Plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability, all time-based vesting restrictions on his or her outstanding shares of restricted stock will lapse as of the date of termination. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in our control, all time-based vesting restrictions on outstanding shares of restricted stock will lapse.

The conflicts committee may in its sole discretion at any time determine that all or a part of a director’s time-based vesting restrictions on all or a portion of a director’s outstanding shares of restricted stock will lapse, as of such date as the committee may, in its sole discretion, declare. The conflicts committee may discriminate among participants or among awards in exercising such discretion.

The Independent Director Plan will automatically expire on August 11, 2020, unless extended or earlier terminated by the board of directors. The board of directors may terminate the Independent Director Plan at any time. The expiration or other termination of the Independent Director Plan will not, without the participants’ consent, have an adverse impact on any award that is outstanding at the time the Independent Director Plan expires or is terminated. The board of directors may amend the Independent Director Plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the Independent Director Plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the Independent Director Plan.

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Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Except as restricted therein or by Maryland law, our charter limits the liability of our directors and our officers to us and our stockholders for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, AR Capital Advisor or Phillips Edison Sub-Advisor and their respective affiliates. However, we may not indemnify our directors, AR Capital Advisor or Phillips Edison Sub-Advisor or their respective affiliates for any liability or loss suffered by any of them or hold any of them harmless for any loss or liability suffered by us unless all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

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•	in the case of a non-independent director, AR Capital Advisor or Phillips Edison Sub-Advisor or one of their respective affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the common stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, AR Capital Advisor or Phillips Edison Sub-Advisor, their respective affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority of a jurisdiction in which the securities were offered or sold as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to AR Capital Advisor or Phillips Edison Sub-Advisor and their respective affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•	the person seeking the advancement provides us with written affirmation of such person’s good faith belief that the standard of conduct necessary for indemnification has been met and undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We have also purchased and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

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Our Advisor and Sub-Advisor

The Advisor

Our advisor is AR Capital Advisor. AR Capital Advisor is a limited liability company that was formed in the State of Delaware on December 28, 2009. As our advisor, AR Capital Advisor has contractual and fiduciary responsibilities to us and our stockholders.

The officers and key personnel of our advisor are as follows:

Name	Age	Positions
Nicholas S. Schorsch	52	Chief Executive Officer
William M. Kahane	65	President, Chief Operating Officer and Treasurer
Peter M. Budko	53	Executive Vice President and Chief Investment Officer
Brian S. Block	41	Executive Vice President and Chief Financial Officer
Edward M. Weil Jr.	46	Executive Vice President and Secretary

The background of Mr. Kahane is described in the “Management―Executive Officers and Directors” section of this prospectus. The backgrounds of Messrs. Schorsch, Budko, Block and Weil are described in the “Management—Our Sponsors—Our AR Capital Sponsors” section of this prospectus.

Under the terms of the advisory agreement, AR Capital Advisor uses commercially reasonable efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, AR Capital Advisor is ultimately responsible for the management of our day-to-day operations, retains the property managers for our property investments (subject to the authority of our board of directors and officers) and performs other duties, including, but not limited to, the following:

•	finding, presenting and recommending to us real estate property and real estate-related investment opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our properties;

•	supervising and evaluating each property manager’s performance;

•	reviewing and analyzing the properties’ operating and capital budgets;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

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•	formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

As described below, AR Capital Advisor has delegated these duties to Phillips Edison Sub-Advisor. However, AR Capital Advisor remains ultimately responsible to us for the foregoing and works jointly with our sub-advisor with respect to the following major decisions: recommendations on all investments and dispositions to our board of directors (it being understood that in the event of a conflict between AR Capital Advisor and Phillips Edison Sub-Advisor with respect to such recommendation, Phillips Edison Sub-Advisor shall prevail), decisions with respect to the retention of investment banks, marketing methods with respect to this offering, the decision to terminate or suspend this offering, the initiation of a follow-on offering, mergers and other change-of-control transactions, and certain significant press releases in each case, subject to the direction of our board of directors.

See “Compensation Table” for a detailed discussion of the fees payable to AR Capital Advisor under the advisory agreement. AR Capital Advisor has assigned a substantial portion of such fees to our sub-advisor. We also describe in that section our obligation to reimburse AR Capital Advisor and our sub-advisor for organization and offering expenses, the costs of providing services to us (other than for services for which it earns acquisition fees, financing fees or disposition fees for sales of properties or other investments) and payments made by AR Capital Advisor or our sub-advisor in connection with potential investments, whether or not we ultimately acquire or originate the investment.

Our current advisory agreement became effective on June 19, 2013 and will terminate on June 19, 2014, but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of AR Capital Advisor and us. The board of directors will evaluate the performance of AR Capital Advisor before renewing the advisory agreement. The criteria used in such an evaluation will be reflected in the board minutes. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, AR Capital Advisor must cooperate with us and our directors in making an orderly transition of the advisory function. By “without penalty,” we mean that we can terminate our advisor without having to compensate our advisor for income lost as a result of the termination of the advisory agreement. However, upon termination of the agreement, our advisor will be entitled to a subordinated distribution upon termination, as described in the “Compensation Table” included in this prospectus. There are many additional conditions and restrictions on the amount of compensation our Advisor Entities and their affiliates may receive.

AR Capital Advisor and its affiliates engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, AR Capital Advisor must devote sufficient resources to our business to discharge its obligations to us. As described below, we expect the resources necessary to discharge the obligations of our advisor will be provided by Phillips Edison Sub-Advisor, which has agreed to the assignment of such duties from AR Capital Advisor.

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AR Capital Advisor may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

The Sub-Advisor

Subject to the terms of the advisory agreement between AR Capital Advisor and us, AR Capital Advisor has delegated its advisory duties to a sub-advisor, Phillips Edison Sub-Advisor, which is an indirect, wholly owned subsidiary of Phillips Edison, one of our sponsors. Pursuant to a sub-advisory agreement between our advisor and our sub-advisor, our sub-advisor has agreed to perform the duties of our advisor as set forth in the advisory agreement, and our advisor has assigned 85.0% of the fees payable by us under the advisory agreement to the sub-advisor. Certain of the duties that our sub-advisor has agreed to perform, include, but are not limited to the following:

•	finding, presenting and recommending to us real estate property and real estate-related investment opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our properties;

•	supervising and evaluating each property manager’s performance;

•	reviewing and analyzing the properties’ operating and capital budgets;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

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Notwithstanding such delegation to Phillips Edison Sub-Advisor, AR Capital Advisor retains ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement. Moreover, certain major decisions are to be made jointly by AR Capital Advisor and Phillips Edison Sub-Advisor. See “—The Advisor” above.

The officers and key personnel of our sub-advisor are as follows:

Name	Age	Positions
Jeffrey S. Edison	53	Co-Chairman
Michael C. Phillips	58	Co-Chairman
R. Mark Addy	51	President
John B. Bessey	55	Chief Operating Officer
Devin I. Murphy	53	Vice President, Secretary and Treasurer

The backgrounds of Messrs. Edison, Phillips, Bessey, Addy and Murphy are described in the “Management—Executive Officers and Directors” section of this prospectus.

Investment recommendations are generally made by our sub-advisor to our board of directors; and our board of directors, or a majority of the conflicts committee that constitutes a majority of our board of directors, approves all proposed investments.

Our advisor and sub-advisor have also agreed that, notwithstanding the delegation of the advisor’s responsibilities to the sub-advisor as described above, certain major decisions will be subject to joint approval of the advisor and sub-advisor. Those major decisions include: (1) decisions to recommend to the board of directors that we acquire or sell assets; (2) retaining investment banks; (3) marketing methods for the company’s sale of our shares; (4) extending, initiating or terminating this offering or any subsequent offering of our shares; (5) issuing certain press releases; and (6) merging or otherwise engaging in any change-of-control transaction for us.

However, if there is a disagreement with respect to decisions to recommend to the board of directors asset acquisitions or dispositions, then (1) joint approval will not be required, (2) the sub-advisor and the advisor must discuss the proposed transaction before either party makes any recommendation of the proposed transaction to the board of directors, and (3) the sub-advisor and the advisor will each give due consideration to the opinions of the other party. If the parties cannot agree as to whether to recommend the proposed transaction to the board of directors, the sub-advisor’s decision will govern.

Even though joint approval (or the sub-advisor’s approval as described in the preceding paragraph) of the above decisions is required, in all cases such decisions are made subject to the direction of our board of directors.

Initial and Continuing Investment by Our Sub-Advisor

Our Phillips Edison sponsor initially invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10.00 per share by Phillips Edison Sub-Advisor. Phillips Edison Sub-Advisor agreed to purchase on a monthly basis sufficient shares sold in our initial public offering such that the total shares owned by Phillips Edison Sub-Advisor is equal to at least 0.1% of our outstanding shares (ignoring shares issued after the commencement of, and outside of, this offering) at the end of each immediately preceding month. Phillips Edison Sub-Advisor purchases shares at a purchase price of $9.00 per share. Phillips Edison Sub-Advisor may not sell any of these shares during the period it serves as our sub-advisor. As of June 17, 2013, Phillips Edison Sub-Advisor owns approximately 45,417 shares of our common stock. Although nothing prohibits Phillips Edison Sub-Advisor or its affiliates from acquiring additional shares of our common stock, Phillips Edison Sub-Advisor currently has no options or warrants to acquire any shares.

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Voting Obligations of the Advisor and Sub-Advisor

AR Capital Advisor and Phillips Edison Sub-Advisor have each agreed (for as long as AR Capital Advisor is acting as our advisor) to abstain from voting any shares they acquire in any vote regarding (1) the removal of AR Capital Advisor or any affiliate of AR Capital Advisor, (2) the removal of Phillips Edison Sub-Advisor or any affiliate of Phillips Edison Sub-Advisor, (3) any transaction between us and AR Capital Advisor or any of its affiliates and (4) any transaction between us and Phillips Edison Sub-Advisor or any of its affiliates. Phillips Edison Sub-Advisor has agreed to vote any shares of our common stock it owns in favor of one individual for a seat on our board of directors, such person to be designated by AR Capital. AR Capital Advisor has agreed to vote any shares of our common stock it owns in favor of two individuals for seats on our board of directors, such persons to be designated by Phillips Edison Sub-Advisor.

The Property Manager

We expect that a substantial majority of our real properties will be managed and leased by Phillips Edison & Company, Ltd., our property manager (the “Phillips Edison Property Manager”), an Ohio limited liability company wholly owned by our Phillips Edison sponsor. Messrs. Phillips and Edison hold key positions at our property manager. For more information about their background and experience, see “—Our Sponsors—Our Phillips Edison Sponsors.”

We pay our property manager a monthly property management fee of 4.5% of the monthly gross receipts generated at our properties for services it provides in connection with operating and managing the property. Gross receipts, as defined in the property management agreement, consists of rent, profit we derive from the sale of utilities to tenants, and amounts tenants pay for common-area maintenance, real estate taxes, insurance, interest and any other payments of any nature (including attorneys’ fees and late fees and any proceeds of rent insurance). The property manager may reallow some or all of these fees to third parties for management services.

We have engaged Phillips Edison Property Manager to provide leasing services with respect to our properties. We pay a leasing fee in an amount that is usual and customary for comparable services rendered in the geographic market of the property.

We also expect to engage Phillips Edison Property Manager to provide construction management services for some of our properties. We will pay a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.

Our property management agreement with Phillips Edison Property Manager has a one-year term, and is subject to automatic successive one-year renewals unless either party provides written notice of its intent to terminate 90 days prior to the expiration of the initial or renewal term. Each party also has the right to terminate the agreement upon 30 days’ prior written notice without penalty.

Phillips Edison Property Manager hires, directs and establishes policies for employees who have direct responsibility for the operations of each real property it manages, which includes, but is not limited to, on-site managers and building and maintenance personnel. Phillips Edison Property Manager also directs the purchase of equipment and supplies and supervises all maintenance activity.

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Our Sponsors

Because our advisor is indirectly owned and controlled by Messrs. Schorsch and Kahane, who are affiliates of AR Capital, LLC, and our sub-advisor is indirectly owned and controlled by Messrs. Phillips and Edison, who are affiliates of Phillips Edison Limited Partnership, we consider ourselves to be co-sponsored by the individuals who ultimately own and control those entities. In addition to the directors and executive officers listed above, our advisor and sub-advisor rely on our Phillips Edison and AR Capital sponsors and on key professionals employed or retained by affiliates of our sponsors. These individuals have extensive real estate industry experience through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in property selection, acquisitions/development, financing, asset and property management, leasing, construction management and dispositions.

Our Phillips Edison Sponsor

Our Phillips Edison sponsor has a fully integrated, scalable, national operating platform. The acquired portfolio of assets is managed by a seasoned team of 225 professionals with extensive knowledge and expertise in the retail sector. These professionals are not also employed by us, as we have no employees. Our Phillips Edison sponsor’s 20-member senior management team has an average of 20 years of retail property and related real estate experience and currently manages approximately 29 million square feet or approximately $2.3 billion of retail real estate and real estate-related assets. Our Phillips Edison sponsor’s management team has institutional experience investing and performing throughout a variety of market conditions and real estate cycles. The management team has long-term relationships with regional and national grocery tenants, other national and necessity-based anchor and junior-anchor tenants and many small store retailers. Their established relationships with these retailers and other necessary players in the industry, including lenders, vendors, brokers and contractors will assist in providing reliable execution of our investment and operating strategies.

Our Phillips Edison sponsor’s national platform enables them to operate in markets throughout the United States. Corporate offices are located in Cincinnati, Ohio and Salt Lake City, Utah, with satellite offices in various other cities to ensure that management personnel are located in relatively close proximity to every portfolio property. Property managements’ hub and spoke system allows for centralized control and constant on-site presence at every shopping center.

The national platform is supported with a scalable, state-of-the-art information technology system and disaster recovery system monitored with appropriate controls. Its proprietary document approval system creates efficient, paperless communication and process approval between departments in real time. The system provides secure access to important documents, which are stored electronically and are accessible by query.

Our Phillips Edison sponsor’s in-house operating team is exclusively dedicated to its properties and those of its affiliates, including us. The fully integrated operating team, which includes acquisitions, due diligence, financing, leasing, research, lease administration, property management, and construction, controls every aspect of the property acquisition, leasing and management process. Key requirements of each group are:

•	Acquisitions generate constant deal flow, streamlined evaluation process, and disciplined buying. This is enhanced through the sponsor’s reputation, longstanding relationships with broker and property owners and a constant market presence.

•	Due Diligence assesses issues and any foreseeable risks associated with a property being acquired, which might affect its value and price. This includes site visits, tenant interviews, tenant sales reviews, verification of leases, and review of environmental and property conditions. Upon acquisition, the team disseminates the information to the organization for an effective and efficient transition to operations.

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•	Finance builds and leverages lender relationships to secure financing at the lowest cost while managing flexibility, underwrites and finances all new acquisitions and forecasts operating results.

•	Leasing teams are responsible for understanding each center’s market and creating a tailored merchandising plan to obtain a tenant mix that enhances the retail shopping experience and optimizes the income stream. Agents are responsible for developing and cultivating relationships with existing and potential tenants through formal and informal meetings, telephone contact, portfolio reviews at tenants’ headquarters and tenant “call-ins.”

•	Research provides information including mapping, demographics, site specific data, market information, and trend and void analyses to every department.

•	Lease Administration negotiates the non-monetary provisions of leases and works closely with the leasing team to draft, review, and negotiate letters of intent, leases, amendments, renewals, and assignments while improving the quality of leases.

•	Property Management maintains an attractive, safe environment where retailers thrive and customers enjoy a pleasant shopping experience. This property focus includes daily review and supervision of every center through a combination of regional and on-site managers.

•	Construction works closely with leasing and lease administration to provide cost estimating, analysis, conceptual design, and value engineering options. Supervision and management of all construction activities are completed in-house in an effort to minimize cost and time. Bidding and construction is completed through an established network of contractors.

•	Development manages tenant-specific build-to-suit land parcels as well as improvement of raw land. Services include: feasibility studies, site plan design, acquisition of government permits, subdivision, construction of access roads, installation of utilities, drainage, and construction management.

The background and experience of our individual Phillips Edison sponsors and the senior real estate professionals employed or retained by Phillips Edison and its affiliates are described above in the “Management― Executive Officers and Directors” section of this prospectus with respect to Messrs. Phillips, Edison, Bessey, Addy and Murphy. The backgrounds of Hal Scudder and Robert F. Myers are described below.

Hal Scudder has served as Chief Investment Officer for Phillips Edison since October 2009. Mr. Scudder received his bachelor’s degree from Yale University in 1981 and his MBA from the University of Pennsylvania in 1985. Within Phillips Edison he has served as Vice President of Western Acquisitions from May 2005 until October 2007, when he became Senior Vice President of PECO Capital until October 2009. Prior to joining Phillips Edison, Mr. Scudder served as Principal of The Anderson Group, a private equity firm focused on investment in operating companies and real estate, from 1997 until May 2005. Prior to the Anderson Group, he was employed at the Taubman Companies as Vice President of Development from 1994 until 1996, Vice President and Chief Financial Officer of the Taubman Investment Company from 1992 until 1994, Assistant to Chief Financial Officer from 1989 until 1992, and Leasing Agent and Manager from 1985 until 1988.

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Robert F. Myers has served as Chief Operating Officer for Phillips Edison since October 2010 and he has served as President of Phillips Edison since November 2011. Mr. Myers joined Phillips Edison in 2003 as a Regional Leasing Manager and became Vice President of Leasing in 2006. He was named Senior Vice President of Leasing and Operations in 2009. Before joining Phillips Edison, Mr. Myers spent six years with Equity Investment Group, where he began as a property manager in 1997. He served as Director of Operations from 1998 to 2000 and as Director of Lease Renegotiations/Leasing Agent from 2000 to 2003. He received his bachelor’s degree in business administration from Huntington College in 1995.

Our AR Capital Sponsor

AR Capital, LLC, our AR Capital sponsor, recently entered into a series of reorganization transactions, or the reorganization, in which certain lines of business were reorganized under two parent companies, RCAP Holdings, LLC, which was formerly AR Capital, LLC, and a new AR Capital, LLC. Following the reorganization, RCAP Holdings, LLC became the parent of our dealer manager, American National Stock Transfer, LLC and RCS Advisory Services, LLC. The new AR Capital, LLC was formed to continue to sponsor the remaining programs previously sponsored by RCAP Holdings, LLC (formerly, AR Capital, LLC), including us. The new AR Capital, LLC has assumed the role of RCAP Holdings, LLC as our sponsor and the direct or indirect sponsor of the remaining investment programs previously sponsored by RCAP Holdings, LLC. Our dealer manager is a subsidiary of RCAP Holdings, LLC, which is under common ownership with the new AR Capital, LLC. Each of the new AR Capital, LLC and RCAP Holdings, LLC is controlled directly or indirectly by Nicholas S. Schorsch and William M. Kahane.

Concurrently with the reorganization, each of our dealer manager, American National Stock Transfer, LLC and RCS Advisory Services, LLC became a subsidiary of RCS Capital Corporation, a publicly traded holding company listed on the New York Stock Exchange under the symbol “RCAP.” RCAP Holdings, LLC maintains a majority economic interest in each of our dealer manager, American National Stock Transfer, LLC and RCS Advisory Services, LLC. RCS Capital Corporation maintains voting control of each of these three entities. RCS Capital Corporation is a controlled company because the substantial majority of its voting power is held by RCAP Holdings, LLC. Because it is a controlled company, RCS Capital Corporation is not required to maintain a board with a majority of its board of directors being independent. Thus, the members of RCAP Holdings, LLC maintain control over the management of each of our dealer manager, American National Stock Transfer, LLC and RCS Advisory Services, LLC.

Additionally, in connection with the reorganization, the new AR Capital, LLC entered into a services agreement with RCS Advisory Services, LLC. Pursuant to the services agreement, RCS Advisory Services, LLC will provide us and other programs sponsored directly or indirectly by the new AR Capital, LLC with transaction management (including, without limitation, regulatory advice with respect to the SEC and FINRA, due diligence, event coordination and marketing services) and other services. The services agreement is a related party transaction which was not negotiated at arms-length. The agreement provides for an initial ten-year term, with automatic renewals for successive five-year periods, in each case, unless either party provides written notice of non-renewal to the other party at least 90 days prior the expiration of the term. In addition, the agreement will terminate upon the earlier to occur of: (i) AR Capital, LLC’s delivery to RCS Advisory Services, LLC of a notice of non-compliance with its obligations under the agreement and the failure of the parties to resolve the matters referred to in the non-compliance notice; and (ii) the impact of a force majeure-related delay upon either party, if the force majeure results in performance being delayed by greater than 60 days.

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Below is a brief description of the background and experience of Mr. Schorsch and the senior real estate professionals employed or retained by our AR Capital sponsor and its affiliates. The background and experience of Mr. Kahane is described above in the “Management―Executive Officers and Directors” section of this prospectus.

Nicholas S. Schorsch has more than 23 years of real estate experience. Mr. Schorsch has served as the Chief Executive Officer of our advisor since its formation in December 2009. Mr. Schorsch served as Chairman of the board of directors of ARCT until January 2013 when it completed its merger with Realty Income Corporation and, until March 2012, as the Chief Executive Officer of ARCT, the ARCT advisor and the ARCT property manager since their formation in August 2007. Mr. Schorsch has served as Chairman and the Chief Executive Officer of NYRR since its formation in October 2009, and the NYRR property manager and the NYRR advisor since their formation in November 2009. Mr. Schorsch has been the Chairman and the Chief Executive Officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Schorsch has been Chairman and the Chief Executive Officer of BDCA since its formation in May 2010. Mr. Schorsch has been the Chairman and Chief Executive Officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Schorsch also has been the Chairman and Chief Executive Officer of ARCP and the ARCP manager since their formation in December 2010 and November 2010, respectively. Mr. Schorsch served as Chairman and Chief Executive Officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. He has served as Chairman of the board and Chief Executive Officer of ARC HT since its formation in August 2010 and Chief Executive Officer of the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Schorsch has been the Chairman and Chief Executive Officer of American Realty Capital Global Trust, Inc. (“ARC Global”), the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. He has also served as the Chief Executive Officer of American Realty Capital Trust IV, Inc. (“ARCT IV”), the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Schorsch has served as the Chairman of the board of directors of ARC HT II since its formation in October 2012. Mr. Schorsch has served as Chairman of the board of directors of ARC Realty Finance Trust, Inc. (“ARC RFT”) since its formation in November 2012 and as Chief Executive Officer of ARC RFT and the ARC RFT advisor since November 2012. Mr. Schorsch has served as the Chairman of the board of directors and Chief Executive Officer of American Realty Capital Trust V, Inc. (“ARCT V”), the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Schorsch has served as Chairman of the board of directors of RCS Capital Corporation (“RCS Capital”) since February 2013.

From September 2006 to July 2007, Mr. Schorsch was Chief Executive Officer of American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as President, Chief Executive Officer and Vice Chairman of AFRT from its inception as a REIT in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the NYSE within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial services industry, such as banks and insurance companies. Through American Financial Resource Group (“AFRG”), and its successor corporation, AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with transactional value of approximately $5 billion, while also operating offices in Europe that focused on sale and leaseback and other property transactions in Spain, France, Germany, Finland, Norway and the United Kingdom. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as Chief Executive Officer and President of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as President of a non-ferrous metal product manufacturing business, Thermal Reduction. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. Mr. Schorsch attended Drexel University.

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Peter M. Budko has more than 26 years of real estate experience. Mr. Budko has served as Executive Vice President and Chief Investment Officer of our advisor since its formation in December 2009. Mr. Budko has served as Executive Vice President and Chief Investment Officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in 2007 through March 2012. Mr. Budko has also served as Executive Vice President and Chief Operating Officer of NYRR, the NYRR property manager and the NYRR advisor since their formation in October 2009. Mr. Budko has served as Executive Vice President and Chief Investment Officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Budko has served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Budko served as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Budko has served as an executive officer of BDCA and the BDCA advisor since their formation in May 2010 and June 2010, respectively. Mr. Budko has served as Executive Vice President and Chief Investment Officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Budko also has been Executive Vice President and Chief Investment Officer of ARCP and the ARCP manager since their formation December 2010 and November 2010, respectively. Mr. Budko also has been an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. He has also served as Executive Vice President and Chief Investment Officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Budko has served as the Executive Vice President of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012. Mr. Budko has served as an executive officer of ARC RFT and the ARC RFT advisor since their formation in November 2012 and as a director of ARC RFT since January 2013. Mr. Budko has served as Executive Vice President and Chief Investment Officer of ARCT V, the ARCT V advisor and the ARCT V property manager since their formation in January 2013.Mr. Budko was appointed as a director of ARC RFT in January 2013. From January 2007 to July 2007, Mr. Budko was chief operating officer of an affiliated American Realty Capital real estate investment firm. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, LLC from 1997 – 2006. The Structured Asset Finance Group structures and invests in real estate that is net leased to corporate tenants. While at Wachovia, Mr. Budko acquired over $5 billion of net leased real estate assets. From 1987 – 1997, Mr. Budko worked in the Corporate Real Estate Finance Group at NationsBank Capital Market (predecessor to Bank of America Securities), becoming head of the group in 1990. Mr. Budko received a B.A. in physics from the University of North Carolina.

Brian S. Block has 11 years of real estate experience. Mr. Block has served as Executive Vice President and Chief Financial Officer of our advisor since its formation in December 2009. Mr. Block has served as Executive Vice President and Chief Financial Officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in 2007 through March 2012. Mr. Block has served as Executive Vice President and Chief Financial Officer of NYRR, the NYRR property manager and the NYRR advisor since their formation in October 2009. Mr. Block has served as Executive Vice President and Chief Financial Officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Block has served as Executive Vice President and Chief Financial Officer ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Block served as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Block has served as Chief Financial Officer and Treasurer of BDCA from its formation in May 2010 until February 2013, and has served as Chief Financial Officer of the BDCA advisor from its formation in June 2010 until February 2013. Mr. Block has served as Chief Financial Officer of ARC DNAV since its formation in September 2010. Mr. Block has served as Executive Vice President and Chief Financial Officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Block also has been Executive Vice President and Chief Financial Officer of ARCP and the ARCP manager since their formation December 2010 and November 2010, respectively. Mr. Block also has been Executive Vice President and Chief Financial Officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Block has served as the Executive Vice President and Chief Financial Officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Block has served as Executive Vice President and Chief Financial Officer of ARC HT II since its formation in October 2012. Mr. Block has served as Executive Vice President and Chief Financial Officer of ARCT V, the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Block served as the Executive Vice President and Chief Financial Officer of ARC RFT and the ARC RFT advisor from November 2012 until January 2013. Mr. Block is responsible for the accounting, finance and reporting functions at the American Realty Capital group of companies. He has extensive experience in SEC reporting requirements, as well as REIT tax compliance matters. Mr. Block has been instrumental in developing the American Realty Capital group of companies’ infrastructure and positioning the organization for growth. Mr. Block began his career in public accounting at Ernst & Young and Arthur Andersen from 1994 to 2000. Subsequently, Mr. Block was the Chief Financial Officer of a venture capital-backed technology company for several years prior to joining AFRT in 2002. While at AFRT, Mr. Block served as Senior Vice President and Chief Accounting Officer and oversaw the financial, administrative and reporting functions of the organization. Mr. Block discontinued working for AFRT in August 2007. He is a certified public accountant and is a member of the AICPA and PICPA. Mr. Block serves on the REIT Committee of the Investment Program Association. Mr. Block received a B.S. from Albright College and an M.B.A. from La Salle University.

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Edward M. Weil, Jr. has been the Chief Executive Officer of our dealer manager since December 2010. He has served as the Executive Vice President and Secretary of our advisor since its formation in December 2009. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil has served as an executive officer of NYRR, the NYRR property manager and the NYRR advisor since their formation in October 2009. Mr. Weil has served as an executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Weil has served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Weil served as a director of ARCT III from February 2012 until February 2013 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARC DNAV, and has served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARCP since its formation in December 2010 and has served as an executive officer of the ARCP manager since its formation in November 2010. Mr. Weil has been a director and an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Weil has served as the President, Chief Operating Officer, Treasurer and Secretary of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Weil has served as President, Chief Operating Officer, Treasurer, Secretary and director of our ARCT V and as President, Chief Operating Officer, Treasurer and Secretary of the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Weil has served as the President, Chief Operating Officer, Treasurer and Secretary of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012. Mr. Weil served as the President, Treasurer and Secretary of ARC RFT and the ARC RFT advisor from November 2012 until January 2013. Mr. Weil has served as the Executive Vice President and Secretary of the BDCA advisor since its formation in June 2010. Mr. Weil was formerly the Senior Vice President of sales and leasing for AFRT from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was President of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

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Our Dealer Manager

Realty Capital Securities, LLC, our dealer manager, is a member firm of the Financial Industry Regulatory Authority (FINRA). Realty Capital Securities, LLC was organized on August 29, 2007 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by AR Capital, LLC, its affiliates and its predecessors. Realty Capital Securities, LLC is owned by an entity that is under common ownership with AR Capital, LLC. Realty Capital Securities, LLC is the dealer manager for a number of other offerings, including offerings in which American Realty Capital is the sole sponsor, that are either effective or in registration. Realty Capital Securities, LLC provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. The compensation we pay to Realty Capital Securities, LLC in connection with this offering is described in the section of this prospectus captioned “Compensation Table.” See also “Plan of Distribution — Compensation of Our Dealer Manager and Participating Broker-Dealers.”

Realty Capital Securities, LLC is indirectly controlled by, among others, Mr. Kahane, one of our directors. Realty Capital Securities, LLC is an affiliate of our advisor. See “Conflicts of Interest.”

The current officers of Realty Capital Securities, LLC are:

Name	Age	Positions
Edward M. Weil, Jr.	46	Chief Executive Officer
Louisa Quarto	45	President
John H. Grady	52	Chief Operating Officer and Chief Compliance Officer
Alex MacGillivray	51	Executive Vice President and National Sales Manager
Steve Rokoszewski	36	Executive Vice President

The background of Mr. Weil is described under the section “Management—Our AR Capital Sponsor” and the backgrounds of Ms. Quarto and Messrs. Grady, MacGillivray and Rokoszewski are described below:

Louisa Quarto has been the President of our dealer manager since September 2009. Ms. Quarto served as Senior Vice President and Chief Compliance Officer for our dealer manager from May 2008 until February 2009, as Executive Managing Director from November 2008 through July 2009 and Co-President from July 2009 through August 2009. Ms. Quarto also has been Senior Vice President for American Realty Capital Advisors, LLC since April 2008. Ms. Quarto’s responsibilities for our dealer manager include overseeing sales, national accounts, operations and compliance activities. From February 1996 through April 2008, Ms. Quarto was with W. P. Carey & Co. LLC and its broker dealer subsidiary, Carey Financial LLC, beginning as an Associate Marketing Director in 1996, becoming Second Vice President in 1999, Vice President in 2000 and Senior Vice President in 2004. From July 2005 through April 2008 Ms. Quarto served as Executive Director and Chief Management Officer of Carey Financial where she managed relationships with the broker-dealers that were part of the CPA® REIT selling groups. Ms. Quarto earned a B.A. from Bucknell University and an M.B.A. in Finance and Marketing from The Stern School of Business at New York University. She holds FINRA Series 7, 63 and 24 licenses and is a member of the Investment Program Association’s Executive Committee, its Board of Trustees and serves as the IPA’s Treasurer and chair of its Finance Committee.

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John H. Grady has served as the Chief Operating Officer and Chief Compliance Officer of our dealer manager since October 2012. He has also served as the Chief Compliance Officer of BDCA and the BDCA advisor since October 2012. Prior to October 2012, Mr. Grady was the Chief Operating Officer and general counsel at Steben & Company from December 2009 to September 2012. Prior to joining Steben and Company, Mr. Grady served as a senior adviser to Coil Investment Group, from April 2008 to December 2009. From October 2006 to February 2008, Mr. Grady held a number of positions at Nationwide Funds Group, including President and Chief Executive Officer. From February 2001 to June 2006, Mr. Grady worked at Turner Investment Partners and its mutual fund company spin-off, Constellation Funds Group. Prior to February 2001, Mr. Grady was a partner at Morgan, Lewis LLP (1995 – 2001), and an associate with Ropes & Gray LLP and Steptoe & Johnson LLP. Mr. Grady received his J.D. from The University of Pennsylvania Law School and his B.A. from Colgate University. Mr. Grady maintains his FINRA 3, 7, 24 and 63 licenses and is a member of the bar in Pennsylvania, Maryland and the District of Columbia.

Alex MacGillivray has been the Senior Vice President and National Sales Manager of our dealer manager since June 2009 and, in January 2010, was promoted to Executive Vice President. Mr. MacGillivray has over 20 years of sales experience and his current responsibilities include sales, marketing, and managing the distribution of all products offered by our dealer manager. From January 2006 to December 2008, he was a director of sales at Prudential Financial with responsibility for managing a team focused on variable annuity sales through numerous channels. From December 2003 to January 2006, he was a National Sales Manager at Lincoln Financial, overseeing a team focused on variable annuity sales. From June 1996 to October 2002, he was a senior sales executive at AXA Equitable, initially as division sales manager, promoted to National Sales Manager, and promoted again to Chief Executive Officer and President of AXA Distributors, with responsibility for variable annuity and life insurance distribution. From February 1992 to May 1996, Mr. MacGillivray was a Regional Vice President at Fidelity Investments with responsibility for managing the sales and marketing of mutual funds to broker-dealers. While at Fidelity Investments, he was promoted to Senior Vice President and district sales manager in 1994. From October 1987 to 1990, Mr. MacGillivray was a Regional Vice President at Van Kampen Merritt where he represented mutual funds, unit investment trusts, and closed end funds. Mr. MacGillivray holds FINRA Series 7, 24 and 63 licenses.

Steve Rokoszewski joined our dealer manager in March of 2009 as Vice President, National Sales Desk Manager, and is responsible for the hiring, training and the ongoing management of all our dealer manager’s internal wholesalers. In June 2010, Mr. Rokoszewski was promoted to Senior Vice President, and, in April 2012, he was promoted to Executive Vice President. Mr. Rokoszewski has over 12 years’ experience in the financial services industry. Prior to joining our dealer manager, he was Sales Desk Manager for KBS Capital Markets Group, or KBS, from November 2005 through February 2009. While at KBS, he participated in the development of a distribution company that raised over $1.2 billion in 2008. From March 2001 through October 2005, Mr. Rokoszewski served as AVP — Sales Desk Manager for MetLife Investors, where he led a team of 24 internal wholesalers who helped raise $1.1 billion in sales in 2004. From August 1998 through March 2001, Mr. Rokoszewski was a financial advisor at PaineWebber, Inc. He received a degree in International Relations from the University of Southern California and currently holds FINRA Series 7, 24 and 63 licenses.

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Our Dealer Manager Agreement

Under the terms of the dealer manager agreement, our dealer manager will use its best efforts to sell a maximum of 27,500,000 shares of our common stock. Because this is a “best efforts” offering, Realty Capital Securities, LLC must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. We have also agreed to use Realty Capital Securities, LLC for subsequent offerings occurring within nine months of the termination of our primary offering unless we terminate Realty Capital Securities, LLC as our dealer manager for cause, or for other reasons set forth below.

In general, Realty Capital Securities, LLC receives selling commissions of 7.0% of the gross offering proceeds for shares sold in our primary offering. Our dealer manager receives 3.0% of the gross offering proceeds as compensation for acting as the dealer manager, except that a reduced dealer manager fee is paid with respect to certain volume discount sales. We do not pay any selling commissions or dealer manager fees for shares sold under our dividend reinvestment plan or our “friends and family” program. We also reimburse our dealer manager for reasonable bona fide invoiced due diligence expenses. See “Plan of Distribution.”

Realty Capital Securities, LLC will act as our exclusive dealer manager until the end of this public offering or until the dealer manager agreement is terminated by us or them. We have the right to terminate the dealer manager agreement for, among other reasons: (1) cause; (2) a material breach of the agreement by the dealer manager that materially adversely affects its ability to perform its duties; (3) the dealer manager’s voluntary or involuntary bankruptcy; (4) the failure of the dealer manager to attain certain performance thresholds; and (5) the failure of certain key individuals to remain actively involved in the management of our dealer manager. Our dealer manager has the right to terminate the dealer manager agreement for, among other reasons: (1) our voluntary or involuntary bankruptcy; (2) a material change in our business; (3) a material action, suit, proceeding or investigation involving or against us; (4) a material reduction in the rate of any dividend we may pay in the future without our dealer manager’s prior written consent; (5) a suspension or termination of our share repurchase program without our dealer manager’s prior written consent; or (6) a material adverse change in the value of our common shares. In certain cases, either we or the dealer manager, as applicable, would have a certain period of time to cure the event triggering the right to terminate the agreement.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act, the Exchange Act or otherwise, and liabilities arising from breaches of our or the sub-advisor’s representations and warranties contained in the dealer manager agreement. The sub-advisor will not indemnify the participating broker-dealers and the dealer manager for liabilities arising from breaches of the sub-advisor’s representations and warranties. Also, the dealer manager will indemnify us and the sub-advisor against some civil liabilities, including certain liabilities under the Securities Act, Exchange Act or otherwise, and liabilities arising from breaches of the dealer manager’s representation and warranties in the dealer manager agreement. See “—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

Management Decisions

The individuals who are primarily responsible for recommending investments to us, negotiating the purchase of these investments, and making or recommending asset-management decisions on behalf of our sub-advisor are Messrs. Phillips, Edison, Bessey, Addy and Murphy. Our advisor consults with our sub-advisor with respect to investment and disposition decisions; however, if there is a disagreement with respect to such decisions, then (1) joint approval will not be required, (2) the sub-advisor and the advisor must discuss the proposed transaction before either party makes any recommendation of the proposed transaction to our board of directors, and (3) the sub-advisor and the advisor will each give due consideration to the opinions of the other party. If the parties cannot agree as to whether to recommend the proposed transaction to our board of directors, the sub-advisor’s decision will govern. Subject to the direction of our board of directors, the following major decisions are subject to the joint approval of our advisor and sub-advisor: decisions with respect to the retention of investment banks, marketing methods with respect to this offering, the termination or extension of this offering, the initiation of a subsequent follow-on offering, mergers and other change-of-control transactions, and certain significant press releases. The individuals who are primarily responsible for our advisor’s decisions with respect to such matters are Messrs. Schorsch, Kahane, Budko, Block and Weil.

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As required by our charter, acquisition decisions are ordinarily based on the fair market value of the properties. If our conflicts committee so determines, or if an asset is acquired from our advisor, our sub-advisor, one or more of our directors, our sponsor or any of its affiliates, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

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Compensation TABLE

Although we have executive officers who manage our operations, we have no paid employees. Our advisor, AR Capital Advisor, has entered into a sub-advisory agreement with our sub-advisor, Phillips Edison Sub-Advisor, which manages our day-to-day affairs and our portfolio of real estate investments, subject to the board’s supervision. The following table summarizes all of the compensation, fees and expenses that we pay or reimburse to the respective affiliates of our sponsors including AR Capital Advisor (and its affiliates) and our dealer manager. The table also summarizes fees to be paid to our independent directors. Unless otherwise noted, the fees to be paid and expenses to be reimbursed described in this section are paid or reimbursed to our advisor, an affiliate of our AR Capital sponsor. AR Capital Advisor has assigned 85.0% of such fees to our sub-advisor, an affiliate of our Phillips Edison sponsor. AR Capital Advisor has also assigned expense reimbursements to our sub-advisor in proportion to the expenses the parties have incurred on our behalf. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our dividend reinvestment plan. No selling commissions or dealer manager fees are payable on shares sold through our dividend reinvestment plan or our “friends and family” program.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)
	Organization and Offering Stage

Selling Commissions – Dealer Manager(2)	7.0% of gross offering proceeds before reallowance of selling commissions earned by participating broker-dealers, except no selling commissions are payable on shares sold under the dividend reinvestment plan or our “friends and family” program. The dealer manager reallows 100% of selling commissions earned to participating broker-dealers.	$17,500,000

Dealer Manager Fee – Dealer Manager(2)	3.0% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the dividend reinvestment plan or our “friends and family” program. The dealer manager reallows all or a portion of its dealer manager fees to participating broker-dealers.	$7,500,000

Other Organization and Offering Expenses(3)	Pursuant to our advisory agreement, we reimburse to our Advisor Entities on a monthly basis organization and offering expenses (and we may pay some of them directly) but only to the extent that the reimbursements or payments do not exceed 1.5% of gross offering proceeds as of the termination of the offering.	$3,750,000

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Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)
	Acquisition and Development Stage
Acquisition Fees(4)	We pay to our Advisor Entities 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). For properties acquired through a joint venture, we pay to our Advisor Entities 1.0% of our allocable portion of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of our allocable portion of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment but exclusive of acquisition fees, acquisition expenses and financing fees.

$2,212,500 (maximum offering and no debt)/$3,318,750 (maximum offering and target leverage of 50.0% of the cost of our investments)/$3,871,875 (maximum offering, assuming leverage of 75.0% of the cost of our investments)

Acquisition Expenses	We reimburse our Advisor Entities for expenses actually incurred related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we also pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders’ fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related assets. We expect these expenses to be approximately 0.5% of the purchase price of each property (including our pro rata share of debt attributable to such property) and 0.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). In no event will the total of all acquisition fees (including the financing fees described below) and acquisition expenses payable with respect to a particular investment exceed 4.5% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 4.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment).	$1,106,250

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Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)
Construction Management Fee(5)	We expect to engage Phillips Edison Property Manager to provide construction management services, as needed, for some of our properties. We will pay a construction management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.	Actual amounts cannot be determined at the present time.

Operational Stage

Asset Management Subordinated Participation Interest(6)

Within 60 days after the end of each calendar quarter (subject to the approval of the board of directors), our operating partnership will pay an asset management subordinated participation interest by issuing a number of restricted Class B Units to our Advisor Entities equal to: (i) the excess of the product of (x) the cost of our assets multiplied by (y) 0.25%; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter net of the selling commissions and dealer manager fees payable on shares of our common stock.

Our Advisor Entities will be entitled to receive distributions on the vested and unvested Class B Units they receive in connection with the asset management subordinated participation at the same rate as distributions received on our common stock; such distributions will be in addition to the incentive fees the Advisor Entities may receive from us, including, without limitation, the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.

Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon, or the “economic hurdle;” (b) any one of the following events occurs concurrently with or subsequent to the achievement of the economic hurdle described above: (1) the termination of the advisory agreement by an affirmative vote of a majority of our independent directors without cause; (2) a listing event; or (3) another liquidity event; and (z) our Advisor Entities are still providing advisory services to us immediately prior to the occurrence of an event of the type described in (b) above (the “service condition”). Such Class B units will be forfeited immediately if: (a) the advisory agreement is terminated for cause; or (b) the advisory agreement is terminated by an affirmative vote of a majority of our independent directors without cause before the economic hurdle has been met.

Actual amounts cannot be determined at the present time. Because the subordinated participation interests are based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of these participation interests.

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Financing Fee	We pay our Advisor Entities a financing fee equal to 0.75% of all amounts made available under any loan or line of credit. In the case of a joint venture, we pay our advisor a financing fee equal to 0.75% of the portion that is attributable to our investment in the joint venture.	Actual amounts depend on the amount of any debt financed and therefore cannot be determined at the present time. If we utilize leverage equal to 50.0% of the cost of the aggregate value of our assets, the fees would be $829,688. If we utilize leverage equal to 75.0% of the cost of the aggregate value of our assets, the fees would be $1,244,531.

Property Management Fees

Property management fees equal to 4.5% of the monthly gross receipts from the properties managed by Phillips Edison Property Manager, our property manager, are payable monthly to our property manager. Our property manager may subcontract the performance of its property management and leasing duties to third parties, and our property manager may pay a portion of its property management or leasing fees to the third parties with whom it subcontracts for these services. We reimburse the costs and expenses incurred by our property manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of third-party service providers.

We do not, however, reimburse our property manager for general overhead costs or for the wages and salaries and other employee-related expenses of employees of our property manager other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of our properties.

Actual amounts depend on gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.

Leasing Fee – Property Manager	We pay a leasing fee to our property manager in an amount that is usual and customary for comparable services rendered in the geographic market of the property.	Actual amounts cannot be determined at the present time.

Other Operating Expenses(6)	We reimburse the expenses incurred by our Advisor Entities in connection with their provision of services to us, including our allocable share of our Advisor Entities’ overhead, such as rent, personnel costs, utilities and IT costs. Such personnel costs include salaries and benefits, but do not include bonuses. Personnel costs are allocated to programs for reimbursement based generally on the percentage of time devoted by personnel to the program, except that we do not reimburse for the personnel costs of acquisition, financing or disposition personnel when such personnel attend to matters for which the Advisor Entities earn an acquisition fee, a financing fee or a disposition fee or for which acquisition expenses are incurred.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

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Independent Director Compensation	We pay each of our independent directors an annual retainer of $30,000. We also pay our independent directors for attending meetings as follows: (1) $1,000 for each board meeting attended in person and (2) $1,000 for each committee meeting attended in person. The audit committee chair also receives an annual retainer of $5,000 and the conflicts committee chair receives an annual retainer of $3,000. It is also within the discretion of our executive officers to pay each of our independent directors for participation in telephonic board and committee meetings. We may grant our independent directors an annual award of 2,500 shares of restricted stock. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.	Actual amounts depend on the total number of board and committee meetings that each independent director attends; we cannot determine these amounts at the present time.

Liquidation/Listing Stage

Disposition Fees(7)	For substantial assistance in connection with the sale of properties or other investments, we will pay our Advisor Entities or their respective affiliates 2.0% of the contract sales price of each property or other investment sold; provided, however, that (i) if a third party also receives a commission on the sale, our Advisor Entities and their affiliates may receive up to one-half of the total brokerage commissions paid but in no event an amount that exceeds 3.0% of the contract sales price of such sale, and (ii) total real estate commissions paid (to our Advisor Entities and others) in connection with the sale may not exceed the lesser of a competitive real estate commission and 6.0% of the contract sales price. The conflicts committee will determine whether our Advisor Entities or their affiliates have provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes our advisor’s or sub-advisor’s preparation of an investment package for the property (including an investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the advisor or sub-advisor in connection with a sale. If we were to sell an asset to an affiliate, our organizational documents prohibit us from paying our advisor or sub-advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors, including a majority of our conflicts committee, conclude that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.
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Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange at the time of sale)(8)(9)	PE – ARC Special Limited Partner LLC, the special limited partner of our operating partnership (the “Special Limited Partner”), will receive from time to time, when available, 15.0% of remaining net sales proceeds from the sale of our investments after return of capital contributions plus payment to investors of an annual 7.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 7.0% return, which we have disclosed solely as a measure for our Advisor Entities’ incentive compensation.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

Subordinated Incentive Listing Fee (payable only if we are listed on an exchange, which we have no intention to do at this time)(8)(10)	The Special Limited Partner will receive 15.0% of the amount by which the sum of the market value of our shares of common stock plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 7.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 7.0% return, which we have disclosed solely as a measure for our Advisor Entities’ incentive compensation.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

Subordinated Distribution Upon Termination of the Advisory Agreement(11)	Upon termination or non-renewal of the advisory agreement, the Special Limited Partner will receive distributions from our operating partnership equal to 15.0% of the amount by which the value of our assets at the time of termination exceeds the amount needed to provide investors with an annual 7.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. These distributions will be paid in the form of a non-interest bearing promissory note. In addition, the Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

(1)	The estimated maximum dollar amounts are based on the sale of the maximum of 25,000,000 shares to the public, including 2,500,000 shares through our dividend reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our dividend reinvestment plan.

(2)	All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales. See “Plan of Distribution.”

(3)	Organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee, but including reimbursements for third-party due diligence fees included in detailed and itemized invoices) incurred by or on behalf of us in connection with or in preparing us for registration of and subsequently offering and distributing our shares of common stock to the public, which may include expenses for printing, engraving and mailing; compensation of employees while engaged in sales activity; charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; and expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, accountants’ and attorneys’ fees and expenses.

Within 60 days after the end of the month in which the offering terminates, our advisor shall reimburse us to the extent that we incurred organization and offering expenses exceeding 1.5% of the aggregate gross offering proceeds of this offering. See “Plan of Distribution.”

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(4)	Because the acquisition fees we pay our Advisor Entities are a percentage of the acquisition price of an investment, these fees will be greater to the extent we fund acquisitions and originations through (1) the incurrence of debt (which we expect to represent 50.0% of the total costs of our investments (including capital improvements, tenant improvements/allowances and leasing commissions invested in an asset) if we sell the maximum number of shares offered hereby, but may be as high as the maximum permitted leverage of 75.0%), (2) retained cash flow from operations, (3) issuances of equity in exchange for properties and other assets and (4) proceeds from the sale of shares under our dividend reinvestment plan.

(5)	Any construction management fee we pay to an affiliate of one of our sponsors will be included in the total of our acquisition fees, financing fees and acquisition expenses and will be subject to the 4.5% limitation imposed by our charter.

(6)	AR Capital Advisor must reimburse us each quarter for the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (2) interest payments; (3) taxes; (4) non-cash expenditures such as depreciation, amortization and bad debt reserves; (5) reasonable incentive fees based on the gain in the sale of our assets; and (6) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (including property management fees and the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(7)	Although we are most likely to pay disposition fees to our advisor or sub-advisor or their respective affiliates in the event of our liquidation, these fees may also be incurred during our operational stage. Under our charter, a majority of the independent directors would have to approve any increase in the disposition fees payable to our advisor and its affiliates above 2.0% of the contract sales price (if no third-party broker is paid a commission) and one-half of any total brokerage commission paid (if a third-party broker is paid a commission). Our charter also limits the maximum amount of the disposition fees payable to the advisor and its affiliates to 3.0% of the contract sales price.

To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 6 above.

(8)	Neither our Advisor Entities nor any of their affiliates (including the Special Limited Partner, in which AR Capital Advisor has a 15.0% interest and Phillips Edison Sub-advisor has an 85.0% interest) can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing fee. The subordinated incentive listing fee will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sales proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash or a combination thereof. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any subordinated participation in net sales proceeds becoming due and payable to the Special Limited Partner or its assignees hereunder shall be reduced by the amount of any distribution made to the Special Limited Partner pursuant to the limited partnership agreement of our operating partnership. Any portion of the subordinated participation in net sales proceeds that the Special Limited Partner receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

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(9)	Upon an investment liquidity event, which means a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity), the Special Limited Partner will be entitled to receive, payable in one or more payments solely out of net sales proceeds, an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value of the investments owned as of the date of the liquidity event and the investments acquired after the termination date of the advisory agreement for which a contract to acquire such investment had been entered into as of the termination date, or collectively the included assets, or all issued and outstanding shares of our common stock, in each case as determined in good faith by us, as the sole member of the general partner of the operating partnership, as of the date the investment liquidity event is consummated, plus (y) total distributions paid through the date the investment liquidity event is consummated, exceeds (2) the sum of the gross proceeds raised in all offerings through the date the investment liquidity event is consummated (less amounts paid on or prior to such date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the date the investment liquidity event is consummated, would have provided such stockholders an annual 7.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the date the investment liquidity event is consummated, measured for the period from inception through the date the investment liquidity event is consummated, less (B) any prior payments to the Special Limited Partner of the subordinated participation in net sales proceeds or the subordinated incentive listing fee.

(10)	The subordinated incentive listing fee will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sales proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash or a combination thereof. The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. Any previous payments of the subordinated participation in net sales proceeds will offset the amounts due pursuant to the subordinated incentive listing fee. If the Special Limited Partner receives the subordinated incentive listing fee, neither it nor any of its affiliates would be entitled to receive any more of the subordinated distributions of net sales proceeds or the subordinated distribution upon termination.

(11)	The subordinated distribution upon termination, if any, will be payable in the form of a non-interest bearing promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (x) any loans secured by such investments, plus (y) total distributions paid through the termination date, less (z) any amounts distributable as of the termination date to limited partners who received operating partnership units in connection with the acquisition of any investments (including cash used to acquire investments) upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 7.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the Special Limited Partner of the subordinated participation in net sales proceeds. In addition, at the time of termination, the Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing or another liquidity event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity). If the Special Limited Partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent listing of the shares of our common stock on a national securities exchange, then the Special Limited Partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of listing) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of listing on shares of our common stock issued through the termination date, less (z) any amounts distributable as of the date of listing to limited partners who received operating partnership units in connection with the acquisition of any included assets (including cash used to acquire the included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of listing), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 7.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to the Special Limited Partner of the subordinated participation in net sales proceeds.

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If the Special Limited Partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent investment liquidity event, then the Special Limited Partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of such other liquidity event) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of the other liquidity event to limited partners who received operating partnership units in connection with the acquisition of any included assets (including cash used to acquire included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of the other liquidity event), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 7.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (B) any prior payments to the Special Limited Partner of the subordinated participation in net sales proceeds.

If the Special Limited Partner receives the subordinated distribution upon termination, neither it nor any of its affiliates would be entitled to receive any more of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. There are many additional conditions and restrictions on the amount of compensation our advisor, our sub-advisor and their affiliates may receive.

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Stock Ownership

The following table sets forth the beneficial ownership of our common stock as of June 17, 2013 for each director and executive officer and for our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares. To our knowledge, each person that beneficially owns our shares has sole voting and dispositive power with regard to such shares.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares
Phillips Edison NTR LLC	45,417	0.1%
Global Re SCC, Cell 2007-6	55,556	0.1%
Jeffrey S. Edison(2)	156,806	0.3%
Michael C. Phillips(2)	212,084	0.4%
John B. Bessey	5,556	*
R. Mark Addy	6,081	*
Devin I. Murphy	–	–
William M. Kahane	–	–
Leslie T. Chao	27,778	*
Ethan J. Hershman	5,556	*
Ronald K. Kirk	89,155	0.2%
Paul J. Massey, Jr.	1,258	*
All directors and executive officers as a group	403,301	0.8%

*	Less than 0.1%

(1)	The address of each beneficial owner listed is 11501 Northlake Drive, Cincinnati, Ohio 45249.

(2)	Because of their indirect ownership and control of Phillips Edison NTR LLC and Global Re SCC, Cell 2007-6, Messrs. Phillips and Edison have voting and dispositive control of the shares held by these entities.

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Conflicts of Interest

We are subject to various conflicts of interest arising out of our relationships with our Phillips Edison and AR Capital sponsors and their respective affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Sponsors’ Interests in Other Real Estate Programs

General

All of our executive officers, some of our directors, and other key professionals engaged by our advisor to provide services on our behalf are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in our advisor, the sub-advisor, our dealer manager and other Phillips Edison and AR Capital affiliates that are the sponsors of other real estate programs. These individuals have legal and financial obligations with respect to those programs, entities and investors that are similar to their obligations to us. In the future, these individuals and other affiliates of our sponsors may organize other real estate programs, serve as the investment advisor to other investors and acquire for their own account real estate properties that may be suitable for us.

Since 1991, investment advisors affiliated with Phillips Edison have sponsored six privately offered real estate programs. After the merger of two of these programs into one, Phillips Edison currently operates five privately offered real estate programs. All of these programs have investment objectives that are similar to ours. Conflicts of interest may arise between us and the programs that have not yet been liquidated, between us and future programs and between us and the investors for which a Phillips Edison entity serves as an investment advisor.

In addition, Mr. Kahane, one of our directors, is a director of NYRR, ARC RCA, ARC HT, ARCP, ARC HT II and BDCA, which are also public, non-traded REITs sponsored by our AR Capital sponsor, advised by affiliates of our AR Capital sponsor and for which Realty Capital Securities, LLC acts or acted as dealer manager. As of the date of this prospectus, Realty Capital Securities, LLC is the dealer manager or is named in the registration statement as the dealer manager in several offerings, including some offerings in which American Realty Capital is the sole sponsor.

Every transaction that we enter into with our advisor, our sub-advisor, our dealer manager or their respective affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, our sub-advisor, our dealer manager or any of their respective affiliates.

Competition for Investors

We expect that several publicly offered programs sponsored by our AR Capital sponsor, including NYRR, ARC RCA, BDCA, ARC DNAV, ARC Global, ARCT V, ARC RFT and ARC HT II will be raising capital in their respective public offerings concurrently with at least a portion of the duration of this offering. Our dealer manager is the dealer manager for these other offerings. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments. In addition, our sponsors may decide to sponsor future programs that would seek to raise capital through public offerings conducted concurrently with our offering. As a result, we face a conflict of interest due to the potential competition among us and these other programs for investors and investment capital.

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Our sponsors generally seek to reduce the conflicts that may arise among their various programs by avoiding simultaneous public offerings by programs that have a substantially similar mix of targeted investment types. Nevertheless, there are likely to be periods during which one or more programs sponsored by our sponsors will be raising capital and which will compete with us for investment capital.

Joint Ventures with Affiliates

We may enter into joint venture agreements with other Phillips Edison- or AR Capital-sponsored programs for the acquisition, development or improvement of properties or other investments that meet our investment objectives. AR Capital Advisor, our advisor, has some of the same executive officers and key employees as other affiliates of AR Capital, and these persons may face conflicts of interest in determining whether and which AR Capital program or other entity advised by an affiliate of our AR Capital sponsor should enter into any particular joint venture agreement. Similarly, our Phillips Edison sponsor and its affiliates have some of the same executive officers and key real estate professionals as we do, and, as a consequence, these persons may face conflicts of interest in determining whether and which Phillips Edison-sponsored program or other Phillips Edison-advised entity should enter into any particular joint venture agreement with us. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the sponsor-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a sponsor-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The sponsor-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Allocation of Investment Opportunities

We rely on our sponsors and the executive officers and other key real estate professionals at our advisor and sub-advisor to identify suitable investment opportunities for us, with our sub-advisor having primary responsibility for identifying suitable investments on our behalf of our advisor. Our individual AR Capital and Phillips Edison sponsors and several of the other key real estate professionals of our advisor and sub-advisor are also the key real estate professionals at our entity sponsors and their other public and private programs. Investment opportunities that are suitable for us may also be suitable for other Phillips Edison- or AR Capital-sponsored programs, although our primary target investment type generally differs from the primary target investments of current Phillip Edison- or AR Capital-sponsored programs. Generally, our advisor and sub-advisor will not pursue any opportunity to acquire any real estate properties or real estate-related loans and securities that are directly competitive with our investment strategies, nor present such opportunities to other Phillips Edison- or AR Capital-sponsored programs, unless and until the opportunity is first presented to us, subject to certain exceptions described below. If we do not elect to pursue such investment opportunity, then such investment may be presented to the other Phillips Edison-or AR Capital-sponsored program. However, this obligation to present investment opportunities to us first does not apply to certain investment opportunities. Specifically, our AR Capital sponsors and its affiliates, including our advisor, may pursue any opportunity in respect of:

(1)	any net leased retail, office and industrial properties or other property consistent with the investment policies of ARC DNAV, ARCT IV and ARCT V;

(2)	any commercial real estate or other real estate investments that relate to office, retail, multi-family residential, industrial and hotel property types, located primarily in the New York metropolitan area or other property consistent with the investment policies of NYRR; or

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(3)	any investments made by an identified real estate investment trust that is being sponsored or co-sponsored by the AR Capital sponsor or its affiliates and that has not yet filed a registration statement relating to its initial public offering and which has or will have as its publicly disclosed (and not subsequently revised or required to be revised under applicable securities laws) investment objectives to have less than 20.0% of its assets (measured by purchase price) in anchored shopping centers with purchase prices of less than $20 million per property (determined once the proceeds of the offering have been fully invested).

In addition, if certain existing Phillips Edison-sponsored programs present an opportunity to us and also inform us that such program seeks the opportunity to invest in such opportunity for tax planning purposes under Section 1031 of the Internal Revenue Code, we must advise the Phillips Edison-sponsored program within 21 days of that program’s presenting the opportunity to us whether we wish to pursue the opportunity. If we do not respond within that 21-day period, we will be deemed to have passed on the opportunity.

For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to purchase real estate or any significant asset related to real estate unless the advisor or sub-advisor has recommended the investment to us. See “—Certain Conflict Resolution Measures.”

Phillips Edison Sub-Advisor, on behalf of AR Capital Advisor, will inform the conflicts committee each quarter of the investments that have been purchased by other Phillips Edison- or AR Capital-sponsored programs or by AR Capital Advisor or Phillips Edison Sub-Advisor or their respective affiliates directly so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. The success of the Advisor Entities in generating investment opportunities for us and the fair allocation of opportunities among Phillips Edison- and AR Capital-sponsored programs are important factors in the conflicts committee’s determination to continue or renew our arrangements with AR Capital Advisor and its affiliates. The board of directors and the conflicts committee have a duty to ensure that favorable investment opportunities are not disproportionately allocated to other Phillips Edison- or AR Capital-sponsored programs and investors.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other Phillips Edison- or AR Capital-sponsored programs or affiliated entities own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another Phillips Edison- or AR Capital-sponsored program or affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Phillips Edison- or AR Capital-sponsored program or affiliated entity were to attempt to sell similar properties at the same time. See “Risk Factors—Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we or our sponsors’ respective affiliates seek to employ developers, contractors, building managers or other third parties. Our sponsors and their respective affiliates seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our sponsors and their respective affiliates also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our sponsors and their respective affiliates cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

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Allocation of Our Affiliates’ Time

As a result of their interests in other programs, their obligations to other investors and the fact that they engage in, and they will continue to engage in, other business activities on behalf of themselves and others, our executive officers and our Phillips Edison and AR Capital sponsors face conflicts of interest in allocating their time among us and other Phillips Edison- and AR Capital-sponsored programs and other business activities in which they are involved. In addition, many of the same key professionals associated with our Phillips Edison and AR Capital sponsors have existing obligations to other programs sponsored by our sponsors. Our executive officers and the key professionals associated with our sponsors who provide services to us are not obligated to devote a fixed amount of their time to us, but our sponsors believe that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other business in which they are involved.

We believe that our executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer devotes to us will vary during the course of the year and depend on our business activities at a given time. For example, our executive officers may spend significantly more time focused on our activities when we are reviewing potential property acquisitions or negotiating a financing arrangement than during times when we are not. We believe that our President, Mr. Bessey, and our Chief Operating Officer, Mr. Addy, will devote a substantial majority of their time to us and that each of our Chief Executive Officer, Mr. Edison, and our Chief Financial Officer, Mr. Murphy, may devote significantly less time to us. There is no assurance that our expectations are correct and our executive officers may devote more or less time to us than described above.

The officers of our advisor are part of the senior management or are key personnel of other AR Capital-sponsored REITs and their advisors. Four of the AR Capital-sponsored REITs, including ARC HT II, ARC Global, ARCT IV and ARCT V, have registration statements that became effective in the past 18 months and currently are offering securities and none of the AR Capital-sponsored REITs are more than five years old. As a result, such REITs will have concurrent and/or overlapping fundraising, acquisition, operational and disposition and liquidation phases as us, which may cause conflicts of interest to arise throughout the life of our company with respect to, among other things, finding investors, locating and acquiring properties, entering into leases and disposing of properties.

Receipt of Fees and Other Compensation by Our Sponsors and Their Respective Affiliates

Our sponsors and their respective affiliates receive substantial fees from us, which fees have not been negotiated at arm’s length. These fees could influence our advisor’s and our sub-advisor’s advice to us as well as the judgment of affiliates of our sponsor, some of whom also serve as our executive officers and directors and the key real estate professionals of our sponsors. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with the Advisor Entities’ affiliates, including the advisory agreement and the dealer manager agreement;

•	the continuation, renewal or enforcement of our agreements with Phillips Edison and its affiliates, including the property management agreement;

•	the continuation, renewal or enforcement of our advisor’s agreements with our sub-advisor and their respective affiliates, including the sub-advisory agreement;

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•	public offerings of equity by us, which entitle Realty Capital Securities, LLC to dealer manager fees and will likely entitle the Advisor Entities to increased acquisition fees and possible asset management subordinated participation interests;

•	sales of properties and other investments to third parties, which entitle the Advisor Entities to disposition fees and a possible subordinated participation in net sales proceeds;

•	acquisitions of properties and other investments and loan originations to third parties, which entitle the Advisor Entities to acquisition fees and possible asset management subordinated participation interests;

•	acquisitions of properties and other investments that in some cases may originate from other Phillips Edison- or AR Capital-sponsored programs, which may entitle affiliates of our sponsors to disposition fees and possible subordinated incentive fees in connection with their services for the seller;

•	borrowings to acquire properties and other investments and to originate loans, which borrowings will generate financing fees and increase the acquisition fees and possible asset management subordinated participation interests payable to the Advisor Entities;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the Advisor Entities to a subordinated incentive listing fee; and

•	whether and when we seek to sell the company or its assets, which sale could entitle the Advisor Entities to a subordinated participation in net sales proceeds.

The fees our Advisor Entities receive in connection with transactions involving the acquisition of assets are based initially on the cost of the investment, including costs related to loan originations, and are not based on the quality of the investment or the quality of the services rendered to us. This may influence our Advisor Entities to recommend riskier transactions to us. In addition, because the fees are based on the cost of the investment, it may create an incentive for our Advisor Entities to recommend that we purchase assets with more debt and at higher prices.

Our Board’s Loyalties to Current and Possibly to Future Phillips Edison- or AR Capital-sponsored Programs

Some of our directors are also directors of other Phillips Edison affiliates or AR Capital-sponsored programs and affiliates. The loyalties of our directors serving on the boards of these other entities or possibly on the boards of future Phillips Edison- or AR Capital-sponsored programs may conflict with the fiduciary duties they owe to us and may influence the judgment of our board when considering issues for us that also may affect other Phillips Edison- or AR Capital-sponsored programs, such as the following:

•	We could enter into transactions with other Phillips Edison- or AR Capital-sponsored programs, such as property sales, acquisitions, joint ventures or financing arrangements. Decisions of the board regarding the terms of those transactions may be influenced by certain members of the board and their loyalties to other Phillips Edison- or AR Capital-sponsored programs.

•	A decision of the board regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other Phillips Edison- or AR Capital-sponsored programs.

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•	A decision of the board regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other Phillips Edison- or AR Capital-sponsored programs.

Our Executive Officers and Some of Our Directors are Affiliates of Our Advisor, Our Sub-Advisor and Their Respective Affiliates

Our executive officers, some of our directors, and the key real estate professionals at our advisor and sub-advisor are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in or for one or more of:

•	AR Capital Advisor, our advisor;

•	Phillips Edison Sub-Advisor, our sub-advisor;

•	Realty Capital Securities, LLC, our dealer manager;

•	Phillips Edison Property Manager, our property manager;

•	other Phillips Edison-sponsored programs; and

•	other AR Capital-sponsored programs.

As a result, they have loyalties to each of these programs, their stockholders and members and limited partners advised by Phillips Edison- and AR Capital-affiliated entities. These loyalties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Transactions Best Practices Policy

Our board of directors has adopted best practices guidelines on affiliated transactions that prevent us, with certain exceptions, from entering into co-investments or any other business transaction with any other Phillips Edison- or AR Capital-affiliated entity. The exceptions under the guidelines do, however, allow us to enter into (i) transactions specifically contemplated by this prospectus, (ii) roll-up transactions that comply with the requirements set forth in our charter (provided that the roll-up transaction is not with programs sold through broker-dealers and sponsored by Phillips Edison or AR Capital), and (iii) funding transactions, including loans, with AR Capital Advisor, Phillips Edison Sub-Advisor, or another Phillips Edison- or AR Capital-affiliated entity. Except when in connection with permitted roll-up transactions, we may not purchase any asset from, or sell any asset to, any Phillip Edison- or AR Capital-affiliated entity.

Affiliated Dealer Manager

Since our dealer manager is an affiliate of AR Capital Advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Management—Our Dealer Manager” and “Plan of Distribution.”

In April 2013, our dealer manager received notice and a proposed Letter of Acceptance, Waiver and Consent, or AWC, from FINRA, the self-regulatory organization that oversees broker dealers, that certain violations of SEC and FINRA rules, including Rule 10b-9 under the Exchange Act and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, Realty Capital Securities submitted an AWC, which FINRA accepted on June 4, 2013. In connection with the AWC, our dealer manager consented to the imposition of a censure and a fine of $60,000. Our dealer manager believes that the matter will not have a material adverse effect on it or its business.

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Certain Conflict Resolution Measures

Conflicts Committee

In order to ameliorate the risks created by conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of one of our sponsors or their respective affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another Phillips Edison- or AR Capital-sponsored program does not, by itself, preclude independent-director status. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. Among the matters the conflicts committee acts upon are:

•	the continuation, renewal or enforcement of our agreements with our AR Capital sponsor’s affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of securities;

•	sales of properties and other investments;

•	investments in properties and other assets;

•	originations of loans;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed; and

•	whether and when we seek to sell the company or its assets.

Our board of directors, or a majority of the conflicts committee that constitutes a majority of our board of directors, approves all proposed investments.

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Restrictions on Competing Business Activities of Our Sponsors

Our advisor is required to use commercially reasonable efforts to present a continuing and suitable investment program to us that is consistent with our investment policies and objectives. Our advisor has delegated this responsibility to our sub-advisor. Investment opportunities that are suitable for us may also be suitable for other Phillips Edison- or AR Capital-sponsored programs, although our primary target investment type generally differs from the primary target investments of current Phillip Edison- or AR Capital-sponsored programs. Generally, our advisor and sub-advisor will not pursue any opportunity to acquire any real estate properties or real estate-related loans and securities that are directly competitive with our investment strategies, nor present such opportunities to other Phillips Edison- or AR Capital-sponsored programs, unless and until the opportunity is first presented to us. However, this obligation to present investment opportunities to us first does not apply to certain investment opportunities. See “Conflicts of Interest—Our Sponsor’s Interests in Other Real Estate Programs—Allocation of Investment Opportunities.”

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee evaluates at least annually whether the compensation that we contract to pay to AR Capital Advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The conflicts committee supervises the performance of AR Capital Advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by the conflicts committee:

•	the amount of the fees and any other compensation, including stock-based compensation, if any, paid to AR Capital Advisor and its affiliates in relation to the size, composition and performance of our investments;

•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets and net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of AR Capital Advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by AR Capital Advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by AR Capital Advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by AR Capital Advisor and its affiliates for their own account and for their other clients.

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Under our charter, we can only pay our advisor, our sub-advisor, a director, a sponsor or any affiliate thereof a disposition fee in connection with the sale of a property or other asset unless it provides a substantial amount of the services in the effort to sell the property or asset. If a third-party broker is involved in the disposition and AR Capital Advisor has provided a substantial amount of services in connection with the sale of the assets, AR Capital Advisor may receive up to one-half of the brokerage commission paid so long as the commission paid does not exceed 3.0% of the sales price of the property or other asset. If no brokerage commission to a third-party broker is paid, AR Capital Advisor may receive a commission of up to 3.0% of the sales price of the property or other asset. Although our charter limits this commission to 3.0% of the sales price, our advisory agreement provides for a 2.0% fee. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property or other asset. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below. If we were to sell an asset to an affiliate, our organizational documents prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors, including a majority of our conflicts committee, not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor not exceed 15.0% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6.0% of the original issue price of the common stock per year cumulative. Our advisory agreement sets a higher threshold for the payment of such an incentive fee than that required by our charter. Under the advisory agreement, such an incentive fee may be paid only if the stockholders first receive a 7.0% per year cumulative, noncompounded return. Any lowering of the threshold set forth in the advisory agreement would require the approval of a majority of the members of the conflicts committee. To the extent the subordinated participation in net sales proceeds is derived from cash flows other than net sales proceeds, the fee will count against the limit on “total operating expenses” described below, as would any amount paid pursuant to the subordinated incentive listing fee. For a discussion of the subordinated participation in net sales proceeds and the subordinated incentive listing fee, see “Compensation Table” above.

Our charter also limits the amount of acquisition fees, acquisition expenses, financing fees and, if payable to an affiliate of one of our sponsors, development and construction fees we can incur to a total of 4.5% of the contract purchase price for the property or, in the case of a loan, our charter limits origination fees and expenses we can incur to 4.5% of the funds advanced. This limit may only be exceeded if the conflicts committee approves (by majority vote) the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 4.5% of the purchase price, our advisory agreement limits the acquisition fee to 1.0% of the purchase price (including any acquisition expenses and any debt attributable to such investments) and limits the financing fee to 0.75% of amounts made available under any loan. Any increase in the acquisition fee or the financing fee stipulated in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The conflicts committee or our advisor may terminate our advisory agreement with AR Capital Advisor without cause or penalty on 60 days’ written notice. By “without penalty,” we mean that we can terminate our advisor without having to compensate our advisor for income lost as a result of the termination of the advisory agreement. However, upon termination of the agreement, our advisor will be entitled to a subordinated distribution upon termination, as described in the “Compensation Table” above. There are many additional conditions and restrictions on the amount of compensation our Advisor Entities and their affiliates may receive.

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Our Acquisitions. We will not purchase or lease properties in which the Advisor Entities, our sponsors, any of our directors or officers or any of their respective affiliates has an interest without a determination by a majority of the board of directors, including a majority of the conflicts committee, not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (1) the conflicts committee determines that such transaction is fair and reasonable, (2) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller, (3) the entity has conducted no business other than the financing, acquisition and ownership of the property and (4) the price paid by the entity to acquire the property did not exceed the current appraised value.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with the Advisor Entities, our sponsors, any of our directors or officers or any of their respective affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of AR Capital Advisor, Phillips Edison Sub-Advisor, our directors or officers or any of their respective affiliates.

Other Transactions Involving Affiliates. A majority of our directors, including a majority of the conflicts committee members, not otherwise interested in the transaction must conclude that all other transactions, including sales and leases of our properties, between us and the Advisor Entities, our sponsors, any of our officers or directors or any of their respective affiliates, including any development services fees payable to such affiliates, are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. AR Capital Advisor must reimburse us each quarter for the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. After the end of any fiscal quarter for which our total operating expenses exceed this 2%/25% limitation for the twelve months then ended, this fact will be disclosed in writing and sent to our common stockholders within 60 days. This fact may also be disclosed on Form 8-K within 60 days of the end of the quarter. Included in such disclosure will be an explanation of the factors considered by our conflicts committee in determining that such an excess was justified. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding: (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (2) interest payments; (3) taxes; (4) non-cash expenditures such as depreciation, amortization and bad debt reserves; (5) reasonable incentive fees based on the gain from the sale of our assets; and (6) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of real property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including property management fees, the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

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Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our capital stock to AR Capital Advisor, Phillips Edison Sub-Advisor, our directors, the sponsors or any of their respective affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than AR Capital Advisor, Phillips Edison Sub-Advisor, our directors, the sponsors and their respective affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to AR Capital Advisor, Phillips Edison Sub-Advisor, our directors, the sponsors or any of their respective affiliates shall not exceed an amount equal to 10.0% of the outstanding shares of our common stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to the Advisor Entities, our sponsors, or our directors or officers or any of their respective affiliates in connection with our repurchase of our capital stock.

Loans. We will not make any loans to the Advisor Entities, our sponsors, or to our directors or officers or any of their respective affiliates. In addition, we will not borrow from these persons unless a majority of our directors, including a majority of the conflicts committee members, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or AR Capital Advisor, Phillips Edison Sub-Advisor, or their respective affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by an independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to AR Capital Advisor and any affiliates of AR Capital Advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

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Voting of Shares Owned by Affiliates. Before becoming a stockholder, our advisor, our sub-advisor, our directors and officers and their respective affiliates must agree not to vote their shares regarding (1) the removal of any of these affiliates or (2) any transaction between any of them and us. In determining the requisite percentage in interest of shares necessary to approve any matter on which our advisor, our sub-advisor, our directors and any of their respective affiliates may not vote or consent, any shares owned by any of them will not be included.

Ratification of Charter Provisions. Our board of directors and the conflicts committee have reviewed and ratified our charter by the vote of a majority of their respective members, as required by our charter.

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INVESTMENT OBJECTIVES AND CRITERIA

General

We seek to acquire and manage shopping centers that are typically above 80.0% occupied, anchored by the dominant grocer in the region, and have a mix of national and regional retailers selling necessity-based goods and services. We expect to build a high-quality portfolio utilizing the following acquisition strategy:

•	Grocery-Anchored Retail — We are focused on acquiring well-occupied grocery-anchored shopping centers serving the day-to-day shopping needs of the community in the surrounding trade area;

•	Infill Locations/Solid Markets — We target properties in established or growing markets based on trends in population density, population growth, employment, household income, employment diversification and other key demographic factors creating higher barriers to entry, which we believe limit additional competition;

•	Triple-Net Leases — We negotiate leases to provide for tenant reimbursements of operating expenses, real estate taxes and insurance, providing a level of protection against rising expenses;

•	Discount To Replacement Cost — We intend to acquire properties at values based on current in-place rents and at a substantial discount to replacement cost.

Our strategy is to acquire, own and manage a high-quality, diverse, grocery-anchored real estate portfolio, while maintaining a focused approach to maximize stockholder value. We believe these goals will be supported by the following attributes of our company:

•	Stable Income to Provide Consistent Distributions — Sustainable income from profitable national and regional tenants, a majority of which comes from grocery anchor tenants, is expected to fund monthly distributions to our stockholders at a rate consistent with our operating performance.

•	Upside Potential — We seek to create value from a combination of the strategic leasing of portfolio vacancies, rental growth, creation of new revenue streams, and strategic expense reduction, all leading to increased cash flow.

•	Diversification — We intend to own and manage a retail grocery-anchored portfolio diversified by geography, tenant mix, and lease expirations, thereby mitigating risk.

•	Low Leverage — We intend to utilize a prudent leverage strategy with an approximate 50.0% targeted loan-to-value ratio on our portfolio once we have invested substantially all of the combined net proceeds of our initial public offering and this offering.

•	Tenured Management with a National Platform — Our Phillips Edison sponsor's seasoned team of professional managers have extensive retail industry expertise and established tenant relationships and provide reliable execution of our acquisition and operating strategies through their national operating and leasing platform.

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•	Property Focus — We will utilize a property-specific operational focus that combines intensive leasing and merchandising plans with cost containment measures to deliver a more solid and stable income stream from each property.

•	Exit Strategy — We anticipate selling our assets, selling or merging our company, or listing our company on a national securities exchange within three to five years after the completion of the primary portion of our initial public offering.

Our primary investment objectives are:

•	to preserve and protect your capital contribution;

•	to provide you with stable cash distributions;

•	to realize growth in the value of our assets upon the sale of such assets; and

•	to provide you with the potential for future liquidity through the sale of our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange, or other similar transaction. See “—Exit Strategy—Liquidity Event.”

Grocery-Anchored Retail Properties Focus

We invest primarily in well-occupied, grocery-anchored neighborhood and community shopping centers leased to a mix of solid national, credit retailers selling necessity-based goods and services in strong demographic markets throughout the United States. We believe grocery-anchored retail is one of the most stable asset classes in real estate. Grocery-oriented retail caters to consistent consumer demand for goods and services typically located within neighborhood and community shopping centers in all economic cycles. Neighborhood shopping centers typically are between 30,000 and 150,000 square feet and provide consumers with convenience goods such as food and drugs and services for the daily living needs of residents in the immediate neighborhood. Community shopping centers generally are between 100,000 and 350,000 square feet and typically contain multiple anchors and provide facilities for the sale of apparel, accessories, home fashion, hardware or appliances in addition to the convenience goods provided by a grocery-anchored neighborhood retail shopping center. We define “well-located” as retail properties situated in more densely populated locations with higher barriers to entry, which limits additional competition. We define “well occupied” as retail properties with typically 80.0% or greater occupancy at the time of purchase. However, there can be no assurance the historical stability of necessity-based retail real estate will continue in the future. See “Risk Factors—General Risks Related to Investments in Real Estate.”

Other Real Estate and Real Estate-Related Loans and Securities

Although not our primary focus, we may, from time to time, make investments in other real estate properties and real estate-related loans and securities. We do not expect these types of assets to exceed 10.0% of our portfolio. With respect to our investments in real estate-related assets, including mortgages, mezzanine, bridge and other loans, debt and derivative securities related to real estate, mortgage-backed securities and any non-controlling equity investments in other public REITs or real estate companies, we will primarily focus on investments in first mortgages secured by retail properties. Our criteria for investing in loans is substantially the same as those involved in our investment in properties; however, we will also evaluate such investments based on the current income opportunities presented.

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Real Estate Properties

We may pursue opportunities to acquire or develop lifestyle and power shopping centers, which we believe provide higher average sales per square foot and lower common area maintenance costs compared to a traditional shopping mall. Lifestyle shopping centers typically provide open-air retail space that combine mixed-use commercial development with boutique stores geared to shoppers with higher disposable incomes. Power shopping centers also usually feature open-air retail space and contain three or more “big box” retailers and various smaller retailers. A “big box” retailer is a single-use store, typically between 25,000 and 100,000 square feet or more, such as a large bookstore, office-supply store, pet store, electronics store, sporting goods store, or discount department store.

We may invest in enhanced-return properties, which are higher-yield and higher-risk investments that may not be as well located or well occupied as the substantial majority of our neighborhood and community shopping center investments. Examples of enhanced-return properties that we may acquire and reposition include: properties with moderate vacancies or near-term lease rollovers; poorly managed and positioned properties; properties owned by distressed sellers; and build-to-suit properties.

While we expect to focus on shopping center properties and related assets, our charter does not limit our investments to only those assets, and if we believe it to be in the best interests of our stockholders, we may also acquire additional real estate assets, such as office, multi-family, mixed-use, hospital, hospitality and industrial properties. The purchase of any property type will be based upon the best interests of our company and our stockholders as determined by our board of directors and taking into consideration the same factors discussed above. Additionally, we may acquire properties that are under development or construction, undeveloped land, options to purchase properties and other real estate assets. In fact, we may invest in whatever types of interests in real estate that we believe are in our best interests.

Although we can purchase any type of interest in real estate, our charter does limit certain types of investments, which we discuss below under “—Investment Limitations.” We do not expect to invest in properties located outside of the United States or in single-purpose properties, such as golf courses or specialized manufacturing buildings. We also do not intend to make loans to other persons (other than the loans described above), to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate properties and real estate-related loans and securities.

Investments in Equity Securities

We may make equity investments in other REITs and other real estate companies that operate assets meeting our investment objectives. We may purchase the common or preferred stock of these entities or options to acquire their stock. We will target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5.0% of the combined proceeds of our initial public offering and this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. In addition, we do not expect our non-controlling equity investments in other public companies combined with our investments in real estate properties outside of our target shopping center investments and other real estate-related investments to exceed 10.0% of our portfolio.

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Acquisition Policies

We intend to diversify our portfolio by anchor tenant diversity, geographic region, tenant mix, investment size and investment risk so that event risk is minimized to achieve a portfolio of income-producing assets that provide a stable return for investors and preserve stockholders’ capital. We may make investments by acquiring single assets, portfolios of assets, other REITs or real estate companies.

Geography. Phillips Edison and its affiliates have acquired approximately 29 million square feet comprised of over 250 assets located in 35 states. We have initially focused on markets where Phillips Edison has an established market presence, or market knowledge and access to potential investments, as well as an ability to efficiently direct property management and leasing operations.

Our initial target markets have the following attributes:

•	Infill locations with a stable demographic or with barriers-of-entry that are higher than in many other markets, such as zoning and land use restrictions; and

•	Growth markets with strong demographic growth, such as employment, household income, and economic diversity.

Additionally, our sub-advisor may pursue properties in other markets demonstrating strong fundamentals, national or regional credit tenants, as described below, and attractive pricing. Economic and real estate market conditions vary widely within each region and submarket, and we intend to spread our portfolio investments across the United States.

Tenant Mix. We expect that the anchor tenants underlying our investments, whether retail properties or real estate-related loans and securities, will be primarily large national or regional companies, or their operating subsidiaries, each with an extensive operating history and a financial profile that satisfies our credit underwriting standards. We refer to these tenants as “credit tenants.” We do not expect our exposure to any one tenant in our portfolio to be more than 10.0% of revenues, assuming revenues generated from a portfolio assembled using the maximum combined proceeds from our initial public offering and this offering. By diversifying our tenant portfolio, we believe we will minimize our exposure to any single tenant default or bankruptcy, which we refer to as “event risk,” and the negative impact any such event would have on our overall revenues. In addition, we believe our national and regional relationships will serve a mutual benefit to retailers and our assets through both tenant retention and expansion, and efficient management of properties in our portfolio.

Investment Size and Term. We expect the majority of our investments will typically be less than $20.0 million; however, we may make investments above this amount to complement our portfolio and meet our investment objectives.

We intend to hold our properties for four to seven years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of properties. We expect to sell our assets, sell or merge our company, or list our company within three to five years after the end of this offering. However, economic and market conditions may influence us to hold our investments for different periods of time.

Real Property Investment Considerations. Our sub-advisor, acting on behalf of our advisor, performs an in-depth review of each property acquired in the portfolio, including, but not limited to:

•	geographic location and property type;

•	condition and use of the property;

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•	market growth demographics;

•	historical performance;

•	current and projected cash flow;

•	potential for capital appreciation;

•	presence of existing and potential competition;

•	prospects for liquidity through sale, financing or refinancing of the assets; and

•	tax considerations.

Conditions to Closing Real Property Investments. Our sub-advisor, acting on behalf of our advisor, performs a due diligence review on each property that we purchase. As part of this review, our advisor or sub-advisor generally obtains an environmental site assessment for each proposed acquisition (which at a minimum will include a Phase I assessment). We will not close the purchase of any property unless we are satisfied with the environmental status of the property. Typically, our property acquisitions are also supported by an appraisal prepared by a competent, independent appraiser who is a member in good standing of the Appraisal Institute. Our investment policy currently provides that the purchase price of each property will not exceed its appraised value at the time we acquire the property. Appraisals, however, are estimates of value and should not be relied upon as measures of true worth or realizable value. We also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller or developer. Such documents may include, where available:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our sub-advisor, acting on behalf of our advisor;

•	title and liability insurance policies; and

•	financial statements covering recent operations of properties having operating histories.

Tenant Improvements. We anticipate that tenant improvements required at the time we acquire a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we may be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We would expect to fund those improvements with offering proceeds, through third-party financings or working capital.

Terms of Leases. We expect that the vast majority of the leases we enter into or acquire will provide for tenant reimbursement of operating expenses, providing a level of protection against rising expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. We also intend to include provisions in our leases that increase the amount of base rent payable at various points during the lease term or provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds. However, the terms and conditions of any leases we enter into may vary substantially from those described. To the extent material to our operations, we describe the terms of the leases on properties we acquire by means of a supplement to this prospectus.

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Tenant Creditworthiness. We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the current submarket conditions and the creditworthiness of each particular tenant. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and personal guarantors or corporate guarantors of potential tenants. We will compare the reports produced by these services to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant.

Real Estate-Related Loans and Securities Considerations. Although not our primary focus, we may, from time to time, make or invest in mortgage, bridge or mezzanine loans, and other loans relating to real property, including loans in connection with the acquisition of investments in entities that own real property. Our criteria for investing in loans is substantially the same as those involved in our investment in properties; however, we will also evaluate such investments based on the current income opportunities presented. When determining whether to make investments in mortgage and other loans and securities, we will consider such factors as: positioning the overall portfolio to achieve an optimal mix of real estate properties and real estate-related loans and securities; the diversification benefits of the loans relative to the rest of the portfolio; the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and other factors considered important to meeting our investment objectives.

We may acquire or retain loan servicing rights in connection with investments in real estate-related loans that we acquire or originate. If we retain the loan servicing rights, our advisor, our sub-advisor or one of their respective affiliates will service the loan or select a third-party provider to do so. We may structure, underwrite and originate some of the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in loans.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85.0% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Such mortgages may or may not be insured or guaranteed by a governmental agency or another third party.

Acquisition of Properties from Our Affiliates

Except when in connection with permitted roll-up transactions, we may not acquire real properties, directly or through joint ventures, from our affiliates, including acquisitions of real properties from programs sponsored by Phillips Edison or AR Capital.

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The Joint Venture

On September 20, 2011, we entered into the Joint Venture the CBRE Global Investors. We, through an indirectly wholly owned subsidiary, serve as the general partner of and own a 54% interest in the Joint Venture. Each CBRE Global Investor is a limited partner and they collectively own a 46% interest in the Joint Venture. Below is a summary of the major terms of the Joint Venture.

Investment Strategy. The Joint Venture invests in necessity-based neighborhood and community shopping centers with acquisition costs of no more than $20 million per property. Each acquired property is to have an annualized acquisition capitalization rate of at least 7.25% and an occupancy rate of at least 80.0%, with no vacant primary anchor tenant at the time of acquisition. The aggregate level of debt financing is generally not to exceed 50.0% of the gross asset value of the properties owned by the Joint Venture once all capital contributions have been fully funded, but may go up to 60.0% during the investment period.

Capital Contributions. We have contributed approximately $59 million to the Joint Venture in the form of equity interests in six wholly owned real estate properties and cash, and the CBRE Global Investors have contributed $50 million in cash. We and the CBRE Global Investors are no longer obligated to contribute capital under the terms of the Joint Venture.

Management. As general partner, we control the management of the Joint Venture. We have engaged AR Capital Advisor to advise the Joint Venture. Our advisor has engaged Phillips Edison Sub-Advisor to act as a sub-advisor for the Joint Venture. We have also engaged Phillips Edison Property Manager to provide property management services to the Joint Venture. The agreements generally mirror the similar agreements in place among and between us and our advisor, our sub-advisor and our property manager. However, revisions have been made to avoid duplication of payments by both us and the Joint Venture to these affiliated entities. We expect our direct and indirect payments to our Advisor Entities and their affiliates for advisory and property management services will be unaffected by our entering into the Joint Venture (except that our reimbursement obligations with respect to our advisor’s overhead may decrease because the Joint Venture has no obligation to reimburse AR Capital Advisor for such costs). In addition, other than a likely increase in asset management fees due to the expected increase in assets under management and the possibility of earning a carried interest on the Joint Venture distributions allocated to the CBRE Global Investors (as described below), the joint venture arrangements are not likely to result in greater fee income for our sponsors.

Certain major decisions require the approval of an executive committee, which consists of four members: two appointed by us and two appointed by the CBRE Global Investors. The major decisions that require executive committee approval include, but are not limited to:

•	certain related-party transactions;

•	acquisitions not consistent with the Joint Venture’s investment strategy;

•	the incurrence of debt or guarantees not consistent with the Joint Venture’s investment strategy;

•	litigation with a primary anchor tenant;

•	the decision to rebuild a property that has suffered a casualty (except as required by any lease or loan document);

•	disposing of substantially all of the assets of the Joint Venture before August 13, 2013;

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•	the dissolution or liquidation of the Joint Venture or any subsidiary; and

•	any amendment to the limited partnership agreement of the Joint Venture.

Distributions. The Joint Venture will make periodic distributions of net cash flow to us and the CBRE Global Investors pro rata based on our respective percentage interests. The portion allocated to the CBRE Global Investors will first be distributed to the CBRE Global Investors until it has received an inflation-adjusted real rate of return of 5.0%. The remaining net cash flow allocated to the CBRE Global Investors will then be distributed 85.0% to the CBRE Global Investors and 15.0% to Phillips Edison Sub-Advisor, which is also a limited partner for purposes of earning the promote but which is not investing any capital in the Joint Venture. No carried interest is paid to Phillips Edison Sub-Advisor with respect to the distributions allocated to us because we pay an incentive fee to our Advisor Entities pursuant to our existing advisory agreement.

Transfer Restrictions. The limited partnership agreement contains restrictions on each partner’s ability to transfer their interests in the Joint Venture, including certain indirect transfers. Notwithstanding those restrictions, none of the following transfers would constitute a breach of the limited partnership agreement:

•	transfers of a CBRE Global Investor’s interest in the Joint Venture provided that we are first given an opportunity to purchase the interest at the proposed transfer price;

•	transfers of our interest in the Joint Venture to a “qualified property manager” for cash after the expiration of the “lock-out period,” which is defined as the earlier of (i) August 31, 2013 or (ii) the first date on which we have raised aggregate equity of $1.5 billion, subject to the CBRE Global Investors’ tag-along rights described below;

•	indirect transfers of our interests, such as through changes in the ownership of us or our operating partnership, if no single person would directly or indirectly own 20.0% of our subsidiary that acts as the general partner to the Joint Venture;

•	any transfer of our shares issued in this offering or other public offerings; and

•	certain transfers to affiliates.

Tag-Along Rights. If we sell our interests to a qualified property manager, we must use commercially reasonable efforts to cause the purchaser to also purchase all of the interests of those individual CBRE Global Investors who desire to sell. If the purchaser does not agree to purchase all of these interests, then each CBRE Global Investor who desires to sell will sell a proportionate part of the interest it desires to sell and we will sell a proportionate part of our interest.

If we conduct a registered offering of shares listed on a national securities exchange, each CBRE Global Investor has the right to convert its interest in the Joint Venture into privately issued shares in our company. The number of shares to be received will be based on the appraised value of the assets of the Joint Venture divided by the price paid in the offering.

Go-Along Obligation. After the expiration of the lock-out period, if we enter into an agreement to sell all of our interests in the Joint Venture for a cash purchase price, the CBRE Global Investors must also sell all of their interests to the purchaser on the same terms.

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Buy/Sell Procedures. We or the CBRE Global Investors (acting as a group) may initiate buy/sell procedures with respect to our respective ownership interests in the event that a majority of the executive committee members are not able to reach an agreement on certain major decisions. Under the buy/sell procedures, one partner must deliver to the other partner notice of its intention to exercise the buy/sell option. Such notice shall state the value of the real and tangible personal property owned by the Joint Venture. The partner receiving such notice must either (i) sell its interests based on the value provided in the notice, or (ii) buy the other partner’s interests based upon that value. The buy/sell rights are not applicable at any time in which our interest in the Joint Venture is worth more than half of our total assets.

Borrowing Policies

We may use borrowing proceeds to finance acquisitions of new properties or other real estate-related loans and securities; to originate new loans; to pay for capital improvements, repairs or tenant build-outs to properties; to pay distributions; or to provide working capital. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. Our investment strategy is to utilize primarily secured and possibly unsecured debt to finance our investment portfolio; however, given the current debt market environment, we may elect to forego the use of debt on some or all of our future real estate acquisitions. We may elect to secure financing subsequent to the acquisition date on future real estate properties and initially acquire investments without debt financing. To the extent that we do not finance our properties and other investments, our ability to acquire additional properties and real estate-related investments will be restricted.

Once we have fully invested the proceeds of our initial public offering and this offering, we expect our debt financing to be approximately 50.0% of the value of our tangible assets (calculated after the close of this offering). However, debt financing as high as 65.0% of the value of our tangible assets would also be within the range contemplated by our business plan, although the constraints imposed by the current debt market may result in leverage even below our 50.0% target percentage. There is no limit on the amount we may borrow for the purchase of any single asset. Our charter limits our borrowings such that our total liabilities may not exceed 75.0% of the cost (before deducting depreciation or other noncash reserves) of our tangible assets. In addition, we may exceed the 75.0% limit if the majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowings to our stockholders in our next quarterly report with an explanation from the conflicts committee of the substantial justification for the excess borrowing. For example purposes only, substantial justification could be found by the conflicts committee: (1) if the value of our portfolio declined and new borrowings were necessary to repay existing obligations; (2) to pay sufficient distributions to maintain our REIT status; or (3) to buy a property where an exceptional acquisition opportunity presents itself and the terms of the debt and nature of the property are such that the debt does not materially increase the risk that we would become unable to meet our financial obligations as they became due. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

The form of our indebtedness may be long term or short term, secured or unsecured, fixed or floating rate or in the form of a revolving credit facility or repurchase agreements or warehouse lines of credit. Our advisor will seek to obtain financing on our behalf on the most favorable terms available. For a discussion of the risks associated with the use of debt, see “Risk Factors—Risks Associated with Debt Financing.”

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

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We do not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of our directors, including a majority of the conflicts committee members, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Certain Risk Management Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our sub-advisor, acting on behalf of our advisor, reviews and monitors credit risk and other risks of loss associated with each investment. In addition, we seek to diversify our portfolio of assets to avoid undue geographic and other types of concentrations to the extent consistent with our investment objectives, focus and policies. Our board of directors monitors the overall portfolio risk and levels of provision for loss.

Hedging Activities. Consistent with our intention to qualify as a REIT, we have engaged in, and may continue to engage in, hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable.

Equity Capital Policies

Our board of directors may amend our charter to increase or decrease the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in this offering, our board may elect to: (1) sell additional shares in this or future public offerings, (2) issue equity interests in private offerings, (3) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation, (4) issue shares to our independent directors pursuant to our 2010 Independent Director Stock Plan or (5) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of the operating partnership. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies

We expect to hold real property investments for four to seven years, which we believe is likely to be the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. The period that we will hold our investments in real estate-related assets will vary depending on the type of asset, interest rates and other factors. Our advisor or sub-advisor will develop a well-defined exit strategy for each investment we make, initially at the time of acquisition as part of the original business plan for the asset, and thereafter by periodically reviewing each asset to determine the optimal time to sell the asset and generate a strong return. The determination of when a particular investment should be sold or otherwise disposed of will be made after considering relevant factors, including prevailing and projected economic conditions, whether the value of the asset is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT.

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Exit Strategy—Liquidity Event

It is our intention to begin the process of achieving a Liquidity Event not later than three to five years after the termination of the primary portion of our initial public offering. A “Liquidity Event” could include a sale of all or substantially all of our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange, or other similar transaction.

If we do not begin the process of achieving a Liquidity Event by the fifth anniversary of the termination of the primary portion of our initial public offering, our charter requires either (1) an amendment to our charter to extend the deadline to begin the process of achieving a Liquidity Event or (2) the holding of a stockholders meeting to vote on a proposal for an orderly liquidation of our portfolio.

If we sought and failed to obtain stockholder approval of a charter amendment extending the deadline with respect to a Liquidity Event, our charter requires us to submit a plan of liquidation for the approval of our stockholders. If we sought and failed to obtain stockholder approval of both the charter amendment and our liquidation, we would continue our business. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the U.S. federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

One of the factors our board of directors will consider when making the determination of whether to list our shares of common stock on a national securities exchange is the liquidity needs of our stockholders. In assessing whether to list, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If, after listing, the board believed that it would be difficult for stockholders to dispose of their shares, then that factor would weigh against listing. However, this would not be the only factor considered by the board. If listing still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, the board may still opt to list our shares of common stock. The board and the conflicts committee would also likely consider whether there was a large pent-up demand to sell our shares when making decisions regarding listing or liquidation. The degree of participation in our dividend reinvestment plan and the number of requests for repurchases under the share repurchase program at this time could be an indicator of stockholder demand to liquidate their investment.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•	borrow to the extent that our total liabilities exceed 75.0% of the aggregate cost (before deducting depreciation or other non-cash reserves) of tangible assets owned by us, unless approved by a majority of the conflicts committee;

•	invest more than 10.0% of our total assets in unimproved real property or mortgage loans on unimproved real property, which we define as an equity interest in real property not acquired for the purpose of producing rental or other operating income and on which there is no development or construction in progress or planned in good faith to commence within one year;

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•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85.0% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make an investment if the related acquisition fees, financing fees, acquisition expenses and, if payable to an affiliate of one of our sponsors, construction or development fees are not reasonable or exceed 4.5% of the purchase price of the asset, provided that the investment may be made if a majority of the board and a majority of the conflicts committee determine that the transaction is commercially competitive, fair and reasonable to us;

•	acquire equity securities unless a majority of our directors (including a majority of our conflicts committee) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of our conflicts committee) not otherwise interested in the transaction shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system), and provided further that this limitation does not apply to: (1) real estate acquisitions effected through the purchase of all of the equity securities of an existing entity, (2) investments in our wholly owned subsidiaries or (3) investments in asset-backed securities;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	engage in underwriting or the agency distribution of securities issued by others;

•	issue equity securities on a deferred payment basis or similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

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•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described in the section “Description of Shares – Restrictions on Roll-up Transactions.”

Disclosure Policies with Respect to Future Probable Acquisitions

During this offering our sub-advisor, on behalf of our advisor, is continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us. If we believe that a reasonable probability exists that we will acquire a specific significant property or other asset, whether directly or through a joint venture or otherwise, we will supplement this prospectus to disclose the pending acquisition of such property. We expect that this will normally occur after the signing of a purchase agreement for the acquisition of a specific significant asset or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH TRANSACTION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED TRANSACTION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

Investment Limitations to Avoid Registration as an Investment Company

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an entity may be an “investment company” if it is:

•	engaged primarily, or holds itself out as being engaged primarily or proposing to engage primarily, in the business of investing, reinvesting or trading in securities (the “Primarily Engaged Test”); or

•	engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40.0% of the value of our total assets on an unconsolidated basis (the “40% Test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that neither we nor our Operating Partnership will be deemed an “investment company” as described under the tests above. With respect to the 40% Test, we expect that most of the entities through which we and our Operating Partnership own our assets will be majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

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With respect to the Primarily Engaged Test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries. Although the SEC staff has issued little guidance with respect to the Primarily Engaged Test, we are not aware of any court decisions or SEC staff interpretations finding a holding company that satisfies the 40% Test to nevertheless be an investment company under the Primarily Engaged Test.

We expect that a substantial majority of the subsidiaries of our Operating Partnership will similarly satisfy both tests above as these subsidiaries will own real property rather than securities. We intend to allocate at least 90.0% of our portfolio to retail properties and no more than 10.0% of our portfolio to other real estate properties and real estate-related assets such as mortgages, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; and the equity securities of other REITs and real estate companies. Therefore, the value of the subsidiaries of our Operating Partnership that may have to rely on Section 3(c)(1) or Section 3(c)(7) should never be greater than 40.0% of the value of the assets of our Operating Partnership.

Change in Investment Objectives and Limitations

Our charter requires that our conflicts committee review our investment policies at least annually to determine that the policies we follow are in the best interests of our stockholders. Each determination and the basis therefore shall be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. Except as otherwise provided in our charter, our investment objectives and policies and the methods of implementing our investment objectives, may be altered by a majority of our directors, including a majority of the conflicts committee, without the approval of our stockholders.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. The law firm of DLA Piper LLP (US) will act as our tax counsel and review this summary. For purposes of this section under the heading “Material U.S. Federal Income Tax Considerations,” references to “Phillips Edison - ARC Shopping Center REIT Inc.,” “we,” “our” and “us” mean only Phillips Edison - ARC Shopping Center REIT Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we and our subsidiaries and affiliates will operate in accordance with each entity’s applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts, or those holding interests in such entities;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

•	and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors hold their common stock as a capital asset, which generally means as property held for investment.

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The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the U.S. federal income tax consequences to any particular stockholder of holding our common stock depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “—Taxation of Phillips Edison - ARC Shopping Center REIT Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Phillips Edison - ARC Shopping Center REIT Inc.

We made an election to be taxed as a REIT under Section 856 of the Internal Revenue Code, effective for our taxable year ended December 31, 2010. We believe that we have been organized and have operated, and expect to continue to operate, in such a manner as to qualify for taxation as a REIT.

We expect the law firm of DLA Piper LLP (US), acting as our tax counsel in connection with this offering, to render an opinion to us (i) that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2010, and that our method of operation will continue to enable us to continue to meet the requirements for qualification and taxation as a REIT and (ii) that our operating partnership will continue to be treated as a partnership, or, if there is only a single owner, a disregarded entity, and not an association or publicly traded partnership (within the meaning of Section 7704 of the Internal Revenue Code) subject to tax as a corporation, for U.S. federal income tax purposes, beginning with its first taxable year. It must be emphasized that the opinion of DLA Piper LLP (US) will be based on various assumptions relating to our organization and operation and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued and will not cover subsequent periods. Counsel has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

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Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay to our stockholders and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

Certain domestic stockholders that are individuals, trusts or estates will be taxed on corporate distributions at a maximum rate of 20.0%. With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35.0%).

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•	If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a REMIC), we could be subject to corporate level U.S. federal income tax at a 35.0% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “—Taxable Mortgage Pools and Excess Inclusion Income” below. “Disqualified organizations” are any organization described in Section 860E(e)(5) of the Internal Revenue Code, including: (1) the United States; (2) any state or political subdivision of the United States; (3) any foreign government and (4) certain other organizations.

•	If we should fail to satisfy the 75.0% gross income test or the 95.0% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35.0%) if that amount exceeds $50,000 per failure.

•	If we should fail to distribute during each calendar year at least the sum of (a) 85.0% of our REIT ordinary income for such year, (b) 95.0% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4.0% excise tax on the excess of the required distribution over the sum of (1) the amounts that we actually distributed and (2) the amounts we retained and upon which we paid U.S. federal income tax at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s-length terms.

•	If we acquire (or are deemed to acquire via a REIT election) appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the subchapter C corporation.

•	The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are generally subject to U.S. federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

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Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.	in which, during the last half of each taxable year, not more than 50.0% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

7.	which elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

8.	which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2010). Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

We believe that we have issued common stock with sufficient diversity of ownership to satisfy requirements (5) and (6). In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of the common stock are described in “Description of Shares—Restrictions on Ownership of Shares.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

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In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement. Finally, a REIT cannot have retained any C corporation earnings and profits of any REIT taxable year.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. An unincorporated domestic entity, such as a partnership, limited liability company, or trust that has a single owner generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10.0% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our operating partnership, all of the operating partnership’s assets and income will be deemed to be ours for U.S. federal income tax purposes.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10.0% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

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Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries (“TRSs”). A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35.0% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10.0% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25.0% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income to the extent of the earnings and profits of such taxable subsidiary. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50.0% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50.0% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of CDOs and/or other instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “—Income Tests” below. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no U.S. federal income tax. There is a specific exemption from U.S. federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to U.S. federal income tax on their net income at the entity level.

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Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75.0% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs, and gains from the sale of real estate assets, any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95.0% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify, as well as specified income from temporary investments. Second, at least 95.0% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75.0% income test described above), as well as dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of both gross income tests. We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but we cannot assure you that we will be successful in this effort.

Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

•	Except for rents received from a taxable REIT subsidiary as discussed below, rents received from a tenant will not qualify as “rents from real property” in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10.0% or more of the REIT, actually or constructively owns, in the case of a corporate tenant, 10.0% or more of the stock by vote or value of such tenant, and, in the case of any other tenant, 10.0% or more of the profits or capital of such tenant.

•	If such rent is received from a taxable REIT subsidiary with respect to any property, no more than 10.0% of the leased space at the property may be leased to taxable REIT subsidiaries and related party tenants and rents received from such property must be substantially comparable to rents paid by other tenants, except related party tenants, of the REIT’s property for comparable space.

•	If rent attributable to personal property, leased in connection with a lease of real property, is greater than 15.0% of the total rent received under the lease, then the portion of rent attributable to personal property will not qualify as “rents from real property.”

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•	For rents received to qualify as “rents from real property,” the REIT generally must not furnish or render services to the tenants of the property, subject to a 1.0% de minimis exception, other than through an independent contractor from whom the REIT derives no revenue or through a taxable REIT subsidiary. The REIT may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property.

We do not and will not, and as the sole member of the general partner of the operating partnership will not permit the operating partnership to:

•	charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a percentage of receipts or sales, as described above;

•	lease any property to a related party tenant unless we determine that the income from such lease would not jeopardize our status as a REIT;

•	lease any property to a taxable REIT subsidiary, unless we determine not more than 10.0% of the leased space at such property is leased to related party tenants and our taxable REIT subsidiaries and the rents received from such lease are substantially comparable to those received from other tenants, except rent from related party tenants, of us for comparable space;

•	derive rental income attributable to personal property, other than personal property leased in connection with the lease of real property, the amount of which is less than 15.0% of the total rent received under the lease; or

•	perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the operating partnership derives no revenue or through a taxable REIT subsidiary, unless we determine that the income from such services would not jeopardize our qualification as a REIT.

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (1) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (2) an amount that is based on the income or profits of a borrower where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

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Interest income constitutes qualifying mortgage interest for purposes of the 75.0% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date of our commitment to make or purchase the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75.0% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95.0% gross income test. Note that a “significant modification” of a debt instrument may result in a new debt instrument which requires new tests of the value of the underlying real estate. The portion of the interest income that will not be qualifying income for purposes of the 75.0% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property (i.e., the amount by which the loan exceeds the value of the real estate that is security for the loan).

Interest, including original issue discount or market discount that we accrue on our real estate-related debt investments generally will be qualifying income for purposes of both gross income tests. However, some of our investments may not be secured by mortgages on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95.0% gross income test but not the 75.0% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our investments is less than the principal amount of the underlying loan as of a certain testing date, a portion of the income from that investment will be qualifying income for purposes of the 95.0% gross income test but not the 75.0% gross income test.

We and our subsidiaries may also invest in REMICs, and we may invest in other types of commercial mortgage-backed securities. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95.0% gross income test, but not for purposes of the 75.0% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95.0% and 75.0% income tests.

If we fail to satisfy one or both of the 75.0% or 95.0% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75.0% or 95.0% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75.0% or 95.0% gross income test for such taxable year in accordance with Treasury Regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75.0% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75.0% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5.0% of the value of our total assets.

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Third, we may not own more than 10.0% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5.0% and 10.0% asset tests do not apply to securities of taxable REIT subsidiaries and qualified REIT subsidiaries and the 10.0% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10.0% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 25.0% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10.0% asset test, as explained below).

We anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described above. Further, our purchase contracts for such real properties will apportion no more than 5.0% of the purchase price of any property to property other than “real property,” as defined in the Internal Revenue Code. However, there can be no assurance that the IRS will not contest such purchase price allocation. If the IRS were to prevail, resulting in more than 5.0% of the purchase price of property being allocated to other than “real property,” we may be unable to continue to qualify as a REIT under the 75.0% asset test, and may also be subject to additional taxes, as described below. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75.0% asset test. Therefore, our investment in real properties will constitute “real estate assets” and should allow us to meet the 75.0% asset test.

We believe that most of the real estate-related securities that we hold are and will be qualifying assets for purposes of the 75.0% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75.0% asset test.

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if: (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35.0%) and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10.0% and 5.0% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1.0% of the REIT’s total assets and $10,000,000 and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

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Certain securities will not cause a violation of the 10.0% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1.0% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10.0% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75.0% gross income test described above under “—Income Tests.” In applying the 10.0% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95.0% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30.0%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to U.S. federal corporate-level income tax in our hands, whether or not it is distributed.

To the extent that we hold mortgage participations or commercial mortgage-backed securities that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75.0% real estate asset test and the 10.0% vote or value test. We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10.0% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

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No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we: (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(a) the sum of

(1)	90.0% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction, and

(2)	90.0% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b) the sum of specified items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90.0% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if either are (1) declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration; or (2) declared in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and actually paid before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders of our common stock in the year in which paid, and the distributions in clause (2) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90.0% distribution requirement.

In order for distributions to be counted for this purpose, and to provide a tax deduction for us, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

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To the extent that we distribute at least 90.0%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (1) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (1) 85.0% of our REIT ordinary income for such year, (2) 95.0% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4.0% excise tax on the excess of such required distribution over the sum of (1) the amounts actually distributed, plus (2) the amounts of income we retained and on which we have paid U.S. federal corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (1) our actual receipt of cash, including receipt of distributions from our subsidiaries and (2) our inclusion of items in income for U.S. federal income tax purposes. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•	loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay an interest-like penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

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If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. There is an exception to this rule for the sale of property that: (i) is a real estate asset under the 75.0% Asset Test; (ii) has been held for at least two years; (iii) has aggregate expenditures which are includable in the basis of the property not in excess of 30.0% of the net selling price; (iv) in some cases, was held for production of rental income for at least two years; (v) in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and (vi) when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10.0% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property). No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the tax apply to sales which qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35.0%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75.0% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75.0% gross income test, we intend to make an election to treat the related property as foreclosure property.

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Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75.0% or 95.0% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75.0% or 95.0% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75.0% or 95.0% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50.0% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the Treasury Regulations, if less than 80.0% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to U.S. federal corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

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A portion of the REIT’s income from the TMP, which might be noncash accrued income, could be treated as excess inclusion income. Section 860E(c) of the Internal Revenue Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (1) the amount of income we accrue on our investment in the TMP over (2) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable for that year. Under recently issued IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. We are required to notify our stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of our excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and

•	results in the application of U.S. federal income tax withholding at the maximum rate (30.0%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “—Taxation of Stockholders.” To the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35.0%). In this case, we are authorized to reduce and intend to reduce distributions to such stockholders by the amount of such tax paid by the REIT that is attributable to such stockholder’s ownership. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes and potentially could be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs (including whether a TRS election might be made in respect of any such TMP) in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

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Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential U.S. federal income tax rates for qualified distributions received by certain domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to U.S. federal corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of Phillips Edison - ARC Shopping Center REIT Inc. — Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20.0% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20.0% in the case of stockholders that are individuals, trusts and estates, and 35.0% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25.0% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

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We have the ability to declare a large portion of a dividend in shares of our stock if our stock is a readily marketable security. As long as a portion of such dividend is paid in cash and certain requirements are met, the entire distribution may be treated as a dividend for U.S. federal income tax purposes. As a result, a stockholder will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of Phillips Edison - ARC Shopping Center REIT Inc.—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “—Taxation of Phillips Edison - ARC Shopping Center REIT Inc. —Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Dispositions of Our Stock. In general, capital gains recognized by certain individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum U.S. federal income tax rate of 20.0% if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35.0%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of the Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

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Medicare contribution tax. For taxable years beginning after December 31, 2012, U.S. stockholders who are individuals, estates or certain trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends and gains from the disposition of our stock), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of distributions received by non-U.S. holders: (1) that is payable out of our earnings and profits, (2) which is not attributable to our capital gains and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30.0%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30.0% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “—Taxation of Phillips Edison - ARC Shopping Center REIT Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30.0% branch profits tax in the case of a non-U.S. holder that is a corporation.

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Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10.0% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will generally be required to withhold tax equal to 35.0% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30.0% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30.0% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Stockholders—Ordinary Dividends”), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient non-U.S. holder does not own more than 5.0% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50.0% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

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Even if the foregoing 50.0% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50.0% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we are and will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. If our stock constitutes a USRPI and we do not constitute a domestically controlled qualified investment entity, but our stock becomes “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5.0% or less of the outstanding stock at all times during a specified testing period. However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10.0% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30.0% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non U.S. status on an Internal Revenue Service Form W-8BEN or another appropriate version of Internal Revenue Service Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have, or our paying agent has actual knowledge or reason to know, that a non-U.S. holder is a United States person. Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the Internal Revenue Service.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

New Legislation Relating to Foreign Accounts. The Hiring Incentives to Restore Employment Act (the “HIRE Act”), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. The portion of the HIRE Act that provides for this withholding tax and related provisions is known as the “Foreign Account Tax Compliance Act” or “FATCA.”

On January 17, 2013, final regulations under FATCA were published. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA.

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Under delayed effective dates provided for in the final regulations the required withholding does not begin until January 1, 2014 with respect to dividends on our shares, and January 1, 2017 with respect to gross proceeds from a sale or other disposition of our shares.

If withholding is required under FATCA on a payment related to our stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). We will not pay any additional amounts in respect of amounts withheld under FATCA. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours, is) deemed to be a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income.

If excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, such as governmental investors, we will be subject to corporate level tax on such income, and, in that case, we are authorized to reduce and intend to reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Taxation of Phillips Edison - ARC Shopping Center REIT Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10.0% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25.0% of the value of our stock or (2) a group of pension trusts, each individually holding more than 10.0% of the value of our stock, collectively owns more than 50.0% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10.0% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

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Tax Aspects of Investments in Partnerships

We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership was the sole owner) or treated as partnerships for U.S. federal income tax purposes. The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

A partnership (that is not a publicly traded partnership) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, for entities formed after January 1, 1997, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law after January 1, 1997 and will have two or more partners, the operating partnership will be treated as a partnership for U.S. federal income tax purposes. Additionally, we do not expect that the operating partnership (and any partnership invested in by the operating partnership) will be treated as a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code, which is taxed as a corporation for U.S. federal income tax purposes. The interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of our actual operations.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable requirements under U.S. federal income tax laws discussed above for maintaining REIT status. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to U.S. federal corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Internal Revenue Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our status as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

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The operating partnership will be considered as having terminated for U.S. federal income tax purposes if either: (i) no part of any business of the partnership continues to be carried on, or (ii) within a 12-month period there is a sale or exchange of units representing 50.0% or more of the total ownership in the operating partnership. The operating partnership would be considered as having terminated solely for tax purposes and the termination would not result in an actual liquidation or dissolution of the operating partnership for state law purposes. It is unlikely that the operating partnership would terminate as a result of a sale of 50.0% or more of the operating partnership’s total ownership. Provisions in the operating partnership agreement specifically prohibit transfers of units (and any exercise of exchange rights) that would cause such a termination.

The termination of the operating partnership for U.S. federal income tax purposes would cause its taxable year to close. This may cause a “bunching” of income if the operating partnership’s taxable year is different from that of its partners; however, both we and the operating partnership intend to use the calendar taxable year. Additional tax consequences may result from a deemed termination. A deemed termination may also cause the operating partnership to reset its periods for depreciation and amortization, and to remake other tax elections, all of which could result in further tax consequences. Termination of the operating partnership generally would also cause a deemed termination of every non-corporate entity in which the operating partnership had a majority interest, with similar consequences.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

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Other Tax Considerations

Dividend Reinvestment Program

Stockholders who participate in the dividend reinvestment program will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and U.S. federal income tax effects applicable to all dividends. See the “Taxation of Taxable Domestic Stockholders” portion of this section above. Stock received under the program will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Share Repurchase Program

A repurchase of our shares will be treated under Section 302 of the Internal Revenue Code as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the repurchase to be treated as a sale or exchange of our shares. The repurchase will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code are satisfied with respect to any particular stockholder of our shares will depend upon the facts and circumstances existing at the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a repurchase of our shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such repurchased shares would be transferred to the stockholder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

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ERISA Considerations

The following is a summary of certain additional considerations associated with an investment in our shares by a qualified employee pension benefit plan, an IRA or certain other retirement plans or accounts. This summary is based on provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS, and is designed only to provide a general conceptual understanding of certain basic issues relevant to an employee benefit plan or IRA investor. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes in the future that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment. This discussion should not be considered legal advice and prospective investors are required to consult their own legal advisors on these matters.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit-sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (“Benefit Plan”), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce an unacceptable amount of UBTI to the Benefit Plan (see “Material U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust.

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Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include fiduciaries and “persons providing services” to the Benefit Plan, employer or employee organization sponsors of the Benefit Plan, and certain other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15.0% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, a fiduciary who permitted the prohibited transaction to occur or who otherwise breached its fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as discussed herein, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Prior to the passage of the Pension Protection Act of 2006, or the PPA, neither ERISA nor the Internal Revenue Code contained a definition of “plan assets.” After the passage of the PPA, new Section 3(42) of ERISA now defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Assets Regulation, as modified or deemed to be modified by the express exceptions noted in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute “plan assets.” Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment (such as a REIT) generally will be deemed to be assets of such Benefit Plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

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•	in “publicly-offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies”; or

•	in an entity in which equity participation by “benefit plan investors” is not “significant.”

We believe that we satisfy one or more of these exceptions.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor and our sub-advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor or sub-advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor, our sub-advisor or their respective affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we will not qualify for the exception for investments issued by a registered investment company.

Exception for “Publicly-Offered Securities”

If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•	sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and are part of a class that has been registered under the Exchange Act within the specified period. In addition, we have in excess of 100 independent stockholders.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

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•	any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•	any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for U.S. federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

Assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors

The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by “benefit plan investors,” including Benefit Plans, is not “significant.” The Plan Assets Regulation provides that equity participation in an entity by “benefit plan investors” is “significant” if at any time 25.0% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investor” is defined for this purpose under Section 3(42) of ERISA and includes any employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan subject to Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by “benefit plan investors” that may be in excess of 25.0%, which would be deemed to be significant, as defined above.

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Exception for Operating Companies

The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50.0% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities. To constitute a venture capital operating company, 50.0% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), it will be considered a real estate operating company (or a venture capital operating company, as the case may be) for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. We cannot assure you that we will be a real estate operating company or a venture capital operating company within the meaning of the Plan Assets Regulation. As discussed above, we intend to rely instead on the "publicly-offered securities" exception.

Other Prohibited Transactions

Whether or not we are deemed to hold plan assets, a prohibited transaction could occur if we, our advisor, or sub-advisor, any selected broker-dealer or any of their respective affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities, we intend to have our advisor prepare annual reports of the estimated value of our shares.

To assist broker-dealers who participate in this offering, we expect to provide an estimated value for our shares annually. Until 18 months have passed without a sale in a public offering of our common stock, not including any offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan, or the issuance of shares upon redemption of interests in our Operating Partnership, we expect to use the gross offering price of a share of the common stock in our most recent offering as the per share estimated value thereof. This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

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After the 18-month period described above (or possibly sooner if our board so directs), we expect to publish an estimated value for a share of common stock. We expect such estimate will be based on estimates of the values of our assets net of our liabilities. Our board of directors will make decisions regarding who will perform valuations of our assets, such as our advisor, sub-advisor, or third parties, and the valuation methodology to be employed. We cannot predict these decisions at this time. However, we do not currently anticipate obtaining asset-by-asset appraisals prepared by appraisers certified by a Member of the Appraisal Institute or other trade organization that monitors appraisers. Our estimates should not be viewed as the amount of net proceeds that would result from an immediate sale of our properties. The estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after we no longer use the most recent offering price as the estimated value of our shares, you should be aware of the following:

•	the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares; and

•	the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

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Description of Shares

Our charter authorizes the issuance of 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share and 10,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. As of June 17, 2013, approximately 49.8 million shares of our common stock are issued and outstanding and no shares of preferred stock are issued and outstanding.

Common Stock

Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in the terms of any class or series of common stock, the holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our common stock are entitled to receive such distributions as authorized from time to time by our board of directors and declared by us out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of shares of our common stock do not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, nor do holders of our shares of common stock have any preference, conversion, exchange, sinking fund or redemption rights. Holders of shares of our stock do not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Our common stock is nonassessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares noted therein until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

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Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval. However, the issuance of preferred stock must be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.

Meetings and Special Voting Requirements

An annual meeting of our stockholders is held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer or our president and must be called by our secretary upon the written request of stockholders entitled to cast at least 10.0% of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of stockholders entitled to cast at least 10.0% of the votes entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our common stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast 50.0% of all the votes entitled to be cast on any matter at any stockholder meeting constitutes a quorum. Unless otherwise provided by the MGCL or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of the board is not required in order for the common stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that MGCL does require board approval in order to amend our charter or dissolve. Generally, without the approval of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or similar reorganization.

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Our advisory agreement with our advisor has a term ending on June 19, 2014, but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Our independent directors annually review our advisory agreement with our advisor. Although the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50.0% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences do not apply to any period prior to the second year for which we elected to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, among other purposes, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in value of our aggregate outstanding shares or more than 9.8% in value or number of shares, whichever is more restrictive, of our aggregate outstanding common stock unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person (prospectively or retroactively) if the board receives evidence that ownership in excess of the limit will not jeopardize our REIT status and certain other representations and undertakings required by our charter. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being beneficially owned by fewer than 100 persons will be null and void or will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

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Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or other distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and other distributions on the shares held in trust and will hold such dividends or other distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust. Subject to Maryland law, the trustee will also have the authority (1) to rescind as void any vote cast by the prohibited transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (1) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the prohibited transferee by the amount of distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee. We may reduce the amount payable to the prohibited transferee by the amount of distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized and certain other representations and undertakings required by our charter.

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Within 30 days after the end of each taxable year, every owner of 5.0% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our common stock meet standards regarding (1) net worth or income and (2) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. We cannot assure you that our shares of common stock will ever be listed on a national securities exchange.

Distributions

Distributions have been paid, and we expect to continue to pay distributions, on a monthly basis. We use daily record dates to determine who is entitled to a distribution so that investors may generally begin earning distributions immediately upon our acceptance of their subscription.

We expect to continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions are determined by our board, in its sole discretion. Such determinations may vary from time to time, and are influenced in part by the board’s intention to comply with REIT requirements of the Internal Revenue Code.

During our offering stage, when we may raise capital in this offering (and possibly future offerings) more quickly than we acquire income-producing assets, we may not be able to pay distributions solely from our cash flow from operations or funds from operations, in which case distributions may be paid in part from debt financing or advances from our sponsors. Further, because we may receive income at various times during our fiscal year and because we may need funds from operations during a particular period to fund expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of funds that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we also expect to look to third-party borrowings to fund our distributions. We may also fund such distributions from advances or contributions from our sponsors or from any deferral or waiver of fees by our advisor and sub-advisor. To date, we have funded all stockholder distributions with a combination of cash flow from operations, borrowing proceeds and contributions from our sub-advisor.

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Our distribution policy is not to use the proceeds of this offering, or any other public offering, to pay distributions. However, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source without limit, including proceeds from this offering or the proceeds from the issuance of securities in the future. If we pay distributions from offering proceeds, or from any sources other than our funds from operations, we will have fewer funds available for investment in properties, the overall return to our stockholders may be reduced and subsequent investors may experience dilution. Distributions in-kind will not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions that meet all of the following conditions: (a) our board of directors advises each stockholder of the risks associated with direct ownership of property, (b) our board of directors offers each stockholder the option of receiving such in-kind distribution and (c) in-kind distributions are only made to those stockholders who accept such an offer.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90.0% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to U.S. federal income tax on the income that we distribute to our stockholders each year. See “Material U.S. Federal Income Tax Considerations—Taxation of Phillips Edison - ARC Shopping Center REIT Inc.—Annual Distribution Requirements.” We expect that our board of directors will authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Inspection of Books and Records

As a part of our books and records, we maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares of common stock held by each of them. We update this stockholder list at least quarterly. Except as noted below, we make the list available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder and we will also mail this list to any common stockholder within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights and the exercise of stockholder rights under the federal proxy laws.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the common stockholder list as requested, our advisor or our board of directors, as the case may be, shall be liable to the stockholder requesting the list for the costs, including attorneys’ fees, incurred by any common stockholder for compelling the production of the stockholder list and any actual damages suffered by the stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose (such as to solicit the purchase of our shares) other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

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Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, and, in circumstances specified in the statute, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns ten percent or more of the voting power of the corporation’s voting stock or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80.0% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

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Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

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Although our board has no current intention to opt in to any of the above provisions permitted under Maryland law, our charter does not prohibit our board from doing so.  Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. Note that through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directors.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for any person to conduct a tender offer for shares of our stock, our charter requires that the person comply with most of the provisions of Regulation 14D of the Exchange Act and provide the company notice of such tender offer at least 10 business days before initiating the tender offer. Our charter requires any person initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	the ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	that all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to any person who attempts to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to repurchase such noncompliant person’s shares and any shares acquired in such tender offer. The noncomplying person shall also be responsible for all of our expenses in connection with that person’s noncompliance.

Dividend Reinvestment Plan

We have adopted a dividend reinvestment plan pursuant to which you may elect to have your dividends and other distributions reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of this plan. Appendix B to this prospectus contains the full text of our dividend reinvestment plan as is currently in effect.

Eligibility

All of our common stockholders are eligible to participate in our dividend reinvestment plan; however, we may elect to deny your participation in the dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

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At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our dividend reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

You may elect to participate in the dividend reinvestment plan by completing the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the dividend reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through the dividend reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Stock Purchases

Shares will be purchased under the dividend reinvestment plan promptly after the date of each monthly distribution payment. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under the dividend reinvestment plan.

The purchase price for shares purchased under the dividend reinvestment plan will initially be $9.50 per share. Once we establish an estimated value per share that is not based on the price to acquire a share in the primary offering or a subsequent follow-on public offering, shares issued pursuant to our dividend reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose; provided that in no event will such estimated value be less than 95% of the fair market value per share. We expect to establish an estimated value per share not based on the price to acquire a share in the primary offering or a subsequent follow-on public offering upon the completion of our offering stage. We will consider our offering stage complete when we are no longer offering equity securities ― whether through this offering or follow-on public offerings ― and have not done so for 18 months. (For purposes of this definition, we will not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership.)

After the termination of the offering of our shares registered for sale pursuant to the dividend reinvestment plan under this prospectus, we may determine to allow participants to reinvest cash distributions from us in shares issued by other real estate programs sponsored by us or our affiliates only if all of the following conditions are satisfied:

•	prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the affiliated program and such prospectus allows investments pursuant to a dividend reinvestment plan;

•	a registration statement covering the interests in the affiliated program has been declared effective under the Securities Act;

•	the offer and sale of such interests are qualified for sale under applicable state securities laws;

•	the participant executes the subscription agreement included with the prospectus for the affiliated program; and

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•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the affiliated program.

Stockholders who invest in affiliated programs pursuant to our dividend reinvestment plan will become investors in such affiliated programs and, as such, will receive the same reports as other investors in the affiliated programs.

Account Statements

You or your designee will receive a confirmation of your purchases under the dividend reinvestment plan. Your confirmation will disclose the following information:

•	the amount of the distribution reinvested for your account;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year as well as the effect and tax consequences of reinvesting distributions.

Fees and Commissions and Use of Proceeds

No selling commissions or dealer manager fees are payable on shares sold under the dividend reinvestment plan. We expect to use the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes, including, but not limited to, the following:

•	the repurchase of shares under our share repurchase program;

•	capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties;

•	reserves required by any financings of our investments;

•	funding obligations under any of our real estate loans receivable;

•	investments in real estate properties and real estate-related loans and securities, which would include payment of acquisition fees to our advisor (see “Compensation Table”); and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for specific purposes.

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Voting

You may vote all shares, including fractional shares, that you acquire through the dividend reinvestment plan.

U.S. Federal Income Tax Consequences of Participation

If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our dividend reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.

At least until we establish an estimated value per share not based on the last price paid to acquire a share in this offering or a subsequent follow-on public offering, we expect that (1) we will sell shares under the dividend reinvestment plan at $9.50 per share, (2) no secondary trading market for our shares will develop and (3) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until we establish such an estimated value per share, participants in our dividend reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our dividend reinvestment plan. You will be taxed on the amount of such distribution (including the discount from fair market value) as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Material U.S. Federal Income Tax Considerations—Taxation of Stockholders.” We will withhold 28.0% of the amount of dividends or other distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions or fail to certify that you are not subject to withholding.

Termination of Participation

Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the dividend reinvestment plan. You may terminate your participation in the dividend reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your shares will effect a termination of the participation of those shares in the dividend reinvestment plan. We will terminate your participation in the dividend reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors. If you elect to redeem some, but less than all, of your shares pursuant to our share repurchase program, you will remain enrolled in the dividend reinvestment plan with respect to your remaining shares unless you provide us with written notice indicating that you wish to terminate participation in the dividend reinvestment plan.

Amendment or Termination of Plan

We may amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days’ written notice to the participants. We may provide notice by including such information (a) in a current report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate mailing to the participants.

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Reallocation of Available Shares

We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our dividend reinvestment plan.

Share Repurchase Program

Our board of directors has adopted a share repurchase program that may enable you to sell your shares of common stock to us in limited circumstances. In its sole discretion, our board of directors could choose to terminate or suspend the program or to amend its provisions without stockholder approval. Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. Unless the shares are being repurchased in connection with a stockholder’s death, “qualifying disability” (as defined below) or “determination of incompetence” (as defined below), the prices at which we will repurchase shares are as follows:

•	the lower of $9.25 and 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	the lower of $9.50 and 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	the lower of $9.75 and 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	the lower of $10.00 and 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock that is not based on the price to acquire a share in our primary offering or a subsequent follow-on public offering, the repurchase price per share for all stockholders (including those redeeming in connection with death, disability or incompetence) would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share upon completion of our offering stage. We will consider our offering stage complete when we are no longer offering equity securities ― whether through this offering or subsequent follow-on public offerings ― and have not done so for 18 months. We would report this repurchase price to you in our annual report and the three quarterly reports that we publicly file with the SEC. (For purposes of this definition, we will not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in the operating partnership).

There are several limitations on our ability to repurchase shares under the program:

•	Unless the shares are being repurchased in connection with a stockholder’s death, “qualifying disability” or “determination of incompetence,” we may not repurchase shares unless the stockholder has held the shares for one year.

•	During any calendar year, we may repurchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year.

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•	We have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

The cash available for redemption on any particular date will generally be limited to the proceeds from the dividend reinvestment plan during the period consisting of the preceding four fiscal quarters for which financial statements are available, less any cash already used for redemptions during the same period; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. We will repurchase shares on the last business day of each month (and in all events on a date other than a dividend payment date). The program administrator must receive your written request for repurchase at least five business days before that date in order for us to repurchase your shares that month. If we could not repurchase all shares presented for repurchase in any month, we would attempt to honor repurchase requests on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (1) if a pro rata repurchase would result in you owning less than half of the minimum purchase amount described below under “Plan of Distribution — Minimum Purchase Requirements,” then we will repurchase all of your shares and (2) if a pro rata repurchase would result in you owning more than half but less than all of the minimum purchase amount, then we will not repurchase any shares that would reduce your holdings below the minimum purchase amount. In the event that you were repurchasing all of your shares, there would be no holding period requirement for shares purchased pursuant to our dividend reinvestment plan.

If we did not completely satisfy a stockholder’s repurchase request at month-end because the program administrator did not receive the request in time or because of the restrictions on the number of shares we could repurchase under the program, we would treat the unsatisfied portion of the repurchase request as a request for repurchase at the next repurchase date funds are available for repurchase unless the stockholder withdrew his or her request before the next date for repurchases. Any stockholder could withdraw a repurchase request upon written notice to the program administrator if such notice were received by us at least five business days before the date for repurchases.

In some respects we would treat repurchases sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” differently from other repurchases:

•	there is no one-year holding requirement;

•	until we establish an estimated value per share, which we expect to be upon the completion of our offering stage (described above), the repurchase price is the amount paid to acquire the shares from us;

•	repurchases sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” during any calendar year are not limited to 5.0% of the weighted-average number of shares outstanding during the prior calendar year; and

•	repurchases sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” are not limited to the proceeds from the dividend reinvestment plan during the period consisting of the preceding four fiscal quarters for which financial statements are available, less any cash already used for redemptions during the same period.

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In order for a disability to entitle a stockholder to the special repurchase terms described above (a “qualifying disability”): (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” would be limited to the following: (1) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (2) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management or (3) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age;

•	temporary disabilities; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above.

In order for a determination of incompetence or incapacitation (a “determination of incompetence”) to entitle a stockholder to the special repurchase terms, a state or federal court located in the United States must declare, determine or find the stockholder to be (i) mentally incompetent to enter into a contract, to prepare a will or to make medical decisions or (ii) mentally incapacitated. In both cases such determination must be made by the court after the date the stockholder acquired the shares to be repurchased. A determination of incompetence or incapacitation by any other person or entity, or for any purpose other than those listed above, will not entitle a stockholder to the special repurchase terms. Repurchase requests following a “determination of incompetence” must be accompanied by the court order, determination or certificate declaring the stockholder incompetent or incapacitated.

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Our board of directors may amend, suspend or terminate the program upon 30 days’ notice. We may provide notice by including such information (a) in a current report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate mailing to the stockholders. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our share repurchase program only provides stockholders a limited ability to have shares repurchased for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Qualifying stockholders who desire to have their shares repurchased would have to give written notice to us at Phillips Edison - ARC Shopping Center REIT Inc., c/o DST Systems, Inc. (contact information immediately below).

Registrar and Transfer Agent

We have engaged a third party to serve as the registrar and transfer agent for our common stock. The name and address of our transfer agent is as follows:

DST Systems, Inc.

430 W. 7th St

Kansas City, MO 64105-1407

Phone (888) 518-8073

Fax (877) 894-1127

To ensure that any account changes are made promptly and accurately, all changes (including your address, ownership type and distribution mailing address) should be directed to the transfer agent.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

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In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

•	remaining as stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws, including rights with respect to the election and removal of directors and the other voting rights of our stockholders, annual reports, annual and special meetings of stockholders, the amendment of our charter and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.

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The Operating Partnership Agreement

The following is a summary of the material terms of the agreement of limited partnership of our operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See the section entitled “Where You Can Find More Information” in this prospectus.

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for operating partnership units (“OP Units”) rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership, other than the interests of the Special Limited Partner, are divided into “units.” The operating partnership has three classes of units: (a) general partnership units (“GP Units”), (b) OP Units and (c) Class B Units.

GP Units

Our wholly owned subsidiary, Phillips Edison Shopping Center OP GP LLC, is the sole general partner of the operating partnership. GP Units represent an interest as a general partner in the operating partnership. The general partner will hold all such units. We have the exclusive power to manage and conduct the business of the operating partnership through our ownership of the sole general partner.

Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the operating partnership. Limited partners of any class who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each OP Unit has one vote. See the section entitled “— Management of the Operating Partnership” below for a more detailed discussion of this subject.

In general, each OP Unit and Class B Unit (discussed below) (and GP Unit) will share equally in distributions from the operating partnership when such distributions are declared by the general partner, which decision will be made in our sole discretion. Upon the operating partnership’s liquidation, OP Units and Class B Units (and GP Units) also will share equally on a unit-by-unit basis in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the Special Limited Partner. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. The general partner may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

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Under certain circumstances, holders of limited partnership units of any class may be restricted from transferring their interests without the consent of the general partner. See the section entitled “— Transferability of Interests” below for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers.

OP Units

For each OP Unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of OP Units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional OP Units without the consent of the general partner. For further information on capital contributions, see the section entitled “— Capital Contributions” below.

After owning an OP Unit for one year, OP Unit holders generally may, subject to certain restrictions, exchange OP Units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock. See the section entitled “— Limited Partner Exchange Rights” below for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the section entitled “— Extraordinary Transactions” below for an explanation of the exchange rights under such circumstances.

Class B Units

Subject to the approval of the board of directors, asset management compensation to our advisor are paid in the form of Class B Units. Class B Units represent limited partnership interests in the operating partnership intended to be profits interests. We, as the sole member of the general partner, shall cause the operating partnership to issue Class B Units to our advisor in connection with the services provided by the advisor under the advisory agreement to manage the assets of the operating partnership. The Class B Units shall be issuable quarterly in arrears subject to the approval of our board of directors. The number of Class B Units issuable to the advisor quarterly is determined by dividing 0.25% of the cost of our assets by the value of one share of common stock as of the end of such quarter net of the selling commissions and dealer manager fees payable on shares of our common stock.

Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (1) the termination of the advisory agreement by an affirmative vote of a majority of our independent directors without cause; (2) a listing event; or (3) another liquidity event; and (c) our advisor is still providing advisory services to us immediately prior to the occurrence of an event of the type described in (b) above (the “service condition”). Such Class B units will be forfeited immediately if: (x) the advisory agreement is terminated for cause; or (y) the advisory agreement is terminated by an affirmative vote of a majority of our independent directors without cause before the economic hurdle has been met.

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After a Class B Unit is no longer subject to forfeiture as described in the previous paragraph, if the capital account attributable to such Class B Unit has been sufficiently adjusted pursuant to the special allocations described below in “— Allocations”, the Class B Unit will automatically convert into an OP Unit. The holder of Class B Units has the right to make capital contributions to the operating partnership in exchange for OP Units, subject to the approval of the general partner, in order to trigger a revaluation of the operating partnership’s assets and a corresponding allocation of any unrealized gain in the event of a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. Our wholly-owned subsidiary is the general partner of the operating partnership and we, through the general partner, conduct substantially all of our business through the operating partnership. Pursuant to the operating partnership agreement, we, through the general partner, have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in the operating partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

•	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or

•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove the general partner.

Through the general partner, we also may amend the operating partnership agreement without the consent of the limited partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

•	any amendment that alters or changes the distribution or liquidation rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;

•	any amendment that alters or changes the limited partner’s exchange rights;

•	any amendment that imposes on limited partners any obligation to make capital contributions not contemplated in the operating partnership agreement; or

•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Transferability of Interests

Under the operating partnership agreement, the general partner may not withdraw from the partnership or transfer or assign all of its general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

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In addition, limited partnership units will not be registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us and/or the operating partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partner notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any.

Any limited partners who timely exchange their units prior to the record date for the stockholder vote on a business combination shall be entitled to vote their shares in any stockholder vote on the business combination. Limited partners who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination.

We cannot consummate a business combination (other than one in which we are the surviving entity) unless all limited partners receive, or have the right to election to receive, for each OP Unit or Class B Unit they own, an amount of cash, securities or other property equal to the amount of cash, securities or other property or value paid in the combination to a holder of a share of common stock. If, in connection with a business combination, a tender or similar offer has been accepted by holders of more than 50% of the outstanding common stock, then each limited partner will have the option to exchange its OP Units or Class B Units for the amount of cash, securities or other property which the limited partner would have received had it exercised its exchange rights under the operating partnership agreement, and tendered the shares of common stock received upon exercise of the exchange rights immediately prior to the expiration of the offer.

However, we may merge into or consolidate with another entity without adhering to these limitations if, immediately after the merger or consolidation, substantially all the assets of the surviving entity, other than the partnership units held by us, are contributed to the operating partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets contributed as determined by the surviving entity’s general partner in good faith and the surviving entity’s general partner expressly agrees to assume all of our obligations as general partner under the operating partnership agreement.

Issuance of Additional Units

Through the general partner, we will be able to cause, without the consent of the limited partners, the operating partnership to issue additional units representing general and/or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of GP Units, OP Units and Class B Units. Furthermore, the operating partnership agreement requires the issuance of additional units to us corresponding with any issuance of stock by us pursuant to the dividend reinvestment program or as a result of our distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

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Capital Contributions

The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, through the general partner, have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties, enter into loan agreements, issue debt securities, obtain letters of credit or otherwise borrow money on a secured or unsecured basis on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of common shares, we will receive one OP Unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than shares of common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If the general partner contributes additional capital to the operating partnership, its partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if the general partner contributes any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to partners. Distributions from the partnership are made at the times and in the amounts determined by us, through the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units.

The operating partnership agreement provides that cash available for distribution, excluding net proceeds from any sale or other disposition of properties of the operating partnership, or net sales proceeds, will be distributed to the partners holding GP Units, OP Units and/or Class B Units based on their percentage interests. Net sales proceeds will be distributed to partners as follows:

•	first, 100% to us as holder of GP Units (through the general partner) and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders’ and such OP Unit holders’ “net investment” balance is zero;

•	second, 100% to us as holder of GP Units (through the general partner) and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders and such OP Unit holders have received a cumulative, pre-tax, non-compounded return of 7% per year on their average “net investment” balance; and

•	thereafter, 15% to the Special Limited Partner, and 85% to us as holder of GP Units (through the general partner) and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units and/or Class B Units entitled to such distributions in accordance with each such partner’s percentage interests.

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The return calculation described above applies to all distributions received and not just distributions of net sales proceeds. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to any limited partners, and to us, which we will then distribute to our stockholders. As it relates to our stockholders, “net investment” means the excess of gross proceeds raised in all offerings over all prior distributions of net sales proceeds and any amounts paid by us to repurchase shares of our stock pursuant to our share repurchase program or otherwise. As it relates to the limited partners, “net investment” means the excess of capital contributions made by limited partners over all prior distributions to the limited partners of net sales proceeds (other than distributions on limited partner interests held directly or indirectly by the general partner) and any proceeds or property used to redeem limited partner interests (except those held directly or indirectly by the general partner).

The Special Limited Partner also will be entitled to defer distributions under some circumstances and to receive subordinated distributions from the operating partnership upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. For a more detailed discussion of such distributions, see the section entitled “Compensation Table” in this prospectus.

The operating partnership agreement also provides that, through the general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that, through the general partner, we shall use our best efforts to ensure sufficient distributions are made to meet the annual REIT distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership (other than net gain or net loss from the sale of property of the operating partnership) will be allocated among the partners in accordance with their percentage interests. Net gain, net loss and items of income, gain, loss or deduction of the operating partnership from the sale of property of the operating partnership shall be allocated among the partners in such a manner that (after giving effect to the allocation pursuant to the first sentence of this paragraph) the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, proportionately equal to the distributions of net sales proceeds that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash. Such calculation shall also assume that all operating partnership liabilities were satisfied and the net sales proceeds of the operating partnership were distributed to the partners immediately after making such allocation.

Notwithstanding the previous paragraph, the operating partnership agreement provides that the following special allocations shall be made prior to the allocations in the prior paragraph. Net gain and items of income and gain of the operating partnership from the sale of property of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, shall be allocated to the holders of Class B Units until their capital account balances attributable to their holdings of Class B Units are equal to the average capital account balance of holders of OP Units attributable to such OP Units, and such allocations shall be made on a unit-by-unit basis in order to allow for the greatest number of Class B Units to convert into OP Units at any one time. Furthermore, after the allocations made in the previous sentence, net gain and items of income and gain of the operating partnership from the sale of assets of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, shall be allocated to the Special Limited Partner until the Special Limited Partner has received aggregate allocations of income for all fiscal years equal to the aggregate amount of distributions the Special Limited Partner is entitled to receive or has received for such fiscal year and all prior fiscal years. If the Special Limited Partner is entitled to received distributions pursuant to a promissory note issued to it in connection with the listing of our common stock or the termination of the advisory agreement, unrealized gain from the revaluation of the operating partnership’s assets shall be allocated to the Special Limited Partner until the Special Limited Partner has received aggregate allocations equal to the amount of distributions the Special Limited Partner is entitled to receive pursuant to such promissory note.

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Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;

•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT and unless doing so would violate applicable Delaware law or contravene the terms of any notes, mortgages or other types of debt obligations to which the operating partnership may be subject;

•	avoid any action that could be subject us to any additional taxes under Section 857 or Section 4981 of the Internal Revenue Code;

•	avoid any action that could violate any law or regulation of any governmental body or agency have jurisdiction over us or our securities, unless such action (or inaction) shall have been specifically consented to by us in writing; and

•	ensure that the operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

Limited Partner Exchange Rights

Pursuant to the operating partnership agreement, each holder of an OP Unit has the right, but not the obligation, to exchange all or a portion of their OP Units for cash or, at the operating partnership’s option, for shares of our common stock on such terms and subject to such conditions and restriction as will be contained in one or more exchange rights agreements among the general partner, the operating partnership and one or more limited partner, provided, that such OP Units shall have been outstanding for at least one year. The form of the exchange rights agreement shall be provided by the general partner.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged.

Special Limited Partner

The Special Limited Partner is a Delaware limited liability company formed on January 23, 2013 and is the special limited partner of our operating partnership. Our advisor and sub-advisor are the members of and control the Special Limited Partner. Except as described below, the Special Limited Partner does not hold any general partnership interests or limited partnership interests and does not have any voting rights, approval rights, rights to distributions or any other rights under the partnership agreement. The Special Limited Partner is entitled to receive subordinated distributions of net proceeds in connection with the sale of the assets of our operating partnership, upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. Any such subordinated distribution to the Special Limited Partner is related to our successful performance. Such distribution is calculated as 15% of the excess of (a) an amount equal to the value of our stock or assets determined as of the listing of our common stock, termination of the advisory agreement or other liquidity event, as applicable, plus the amount of all distributions made to investors prior to such time over (b) the amount the investors would receive as a return of their net capital contributions plus payment to investors of an annual 7% cumulative, pre-tax, non-compounded return on the capital contributed by investors. If the Special Limited Partner is entitled to receive a subordinated distribution, other than pursuant to a promissory note issued to it in connection with the listing of our common stock or the termination of the advisory agreement, the Special Limited Partner shall be entitled to contribute the right to receive such subordinated distribution to the operating partnership in exchange for OP Units in an amount equal to the value of such subordinated distribution right. If the Special Limited Partner obtains OP Units in this manner, the Special Limited Partner shall have all the rights of any holder of OP Units, including the limited partner exchange right described herein. For a more detailed discussion of such distributions, see the section entitled “Compensation Table” in this prospectus.

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Tax Matters

Pursuant to the operating partnership agreement, the general partner will be the tax matters partner of the operating partnership, and as such, will have authority to make tax decisions under the Internal Revenue Code on behalf of the operating partnership. Tax income and loss generally will be allocated in a manner that reflects the entitlement of the general partner, limited partners and the Special Limited Partner to receive distributions from the operating partnership. The general partner will file a U.S. federal income tax return annually on behalf of the operating partnership on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required. To the extent that any special purpose entity is not wholly owned by the operating partnership or is a taxable REIT subsidiary, the general partner will arrange for the preparation and filing of the appropriate tax returns for such special purpose entity for U.S. federal income tax purposes.

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Plan of Distribution

General

We are publicly offering a maximum of 27,500,000 shares of our common stock on a “best efforts” basis through Realty Capital Securities, LLC, our dealer manager. Because this is a “best efforts” offering, Realty Capital Securities, LLC must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. We are offering up to 25,000,000 shares of common stock in our primary offering at $10.00 per share, with discounts available for certain categories of purchasers as described below.

We are also offering up to 2,500,000 shares pursuant to our dividend reinvestment plan at an initial purchase price of $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our dividend reinvestment plan. Once we establish an estimated value per share that is not based on the price to acquire a share in the primary offering or a subsequent follow-on public offering, shares issued pursuant to our dividend reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in the primary offering or a subsequent follow-on public offering upon the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities ― whether through this offering or subsequent follow-on public offerings ― and have not done so for 18 months. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership).

We are offering 25,000,000 shares in this primary offering until the earlier of the sale of all 25,000,000 shares or around March 1, 2015. This offering period is based on a number of considerations, including our goal of raising a total of $1.5 billion in combined proceeds from this offering and our initial public offering for investment in grocery-anchored shopping centers, the current and anticipated composition and quality of our portfolio and the current conditions of the real estate market. We will continue to monitor these factors during the course of this offering, and may adjust our anticipated offering termination date as necessary should these factors change. Although our board of directors does not currently anticipate doing so, we may continue this offering until _____, 2017 if we have not sold all of the primary offering shares by March 1, 2015. We do not currently anticipate registering a subsequent follow-on offering; however, under rules promulgated by the SEC, we may extend this offering up to an additional 180 days beyond _____, 2017 should we do so. If we decide to continue this primary offering beyond March 1, 2015 we will provide that information in a prospectus supplement. We plan to continue to offer shares under our dividend reinvestment plan beyond the termination of this primary offering until we have sold 2,500,000 shares through the reinvestment of dividends. In many states, we will need to renew the registration statement annually or file a new registration statement to continue this primary offering beyond the one year registration period permitted under the securities laws of many states. We may terminate this offering at any time.

Realty Capital Securities, LLC is a member firm of the Financial Industry Regulatory Authority (FINRA). Realty Capital Securities, LLC was organized on August 29, 2007 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by AR Capital, LLC, its affiliates and its predecessors. Realty Capital Securities, LLC is owned by an entity that is under common ownership with AR Capital, LLC. As of the date of this prospectus, including this offering, Realty Capital Securities, LLC is the dealer manager for multiple other offerings, including certain offerings in which American Realty Capital is the sole sponsor, that are either effective or in registration. We have agreed to retain Realty Capital Securities, LLC as our dealer manager for this offering and subsequent offerings occurring within nine months of the termination of our primary offering unless we terminate Realty Capital Securities, LLC as our dealer manager for cause, or for other reasons set forth in the dealer manager agreement. These termination provisions are described under “Management—Our Dealer Manager—Our Dealer Manager Agreement.” For additional information about our dealer manager, including information related to its affiliation with us and our advisor, see “Management—Dealer Manager,” “Conflicts of Interest—Affiliated Dealer Manager” and “—Certain Conflict Resolution Measures.”

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Compensation of Our Dealer Manager and Participating Broker-Dealers

Except as provided below, Realty Capital Securities, LLC receives selling commissions of 7.0% of the gross offering proceeds for shares sold in our primary offering. Our dealer manager receives 3.0% of the gross offering proceeds as compensation for acting as the dealer manager, except that a reduced dealer manager fee will be paid with respect to certain volume discount sales. We do not pay any selling commissions or dealer manager fees for shares sold under our dividend reinvestment plan or our “friends and family” program. We also reimburse our dealer manager for reasonable bona fide invoiced due diligence expenses as described below.

We expect the dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager reallows all of its selling commissions attributable to a participating broker-dealer.

We may sell shares at a discount to the primary offering price of $10.00 per share through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee”;

•	has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares through one of these channels in our primary offering, we sell the shares at a 7.0% discount, or at $9.30 per share, reflecting that selling commissions are not paid in connection with such purchases. We receive substantially the same net proceeds for sales of shares through these channels. Neither our dealer manager nor its affiliates compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in us.

The dealer manager may reallow to any participating broker-dealer up to 3.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee based upon such factors as the volume of sales of such participating broker-dealers, the level of marketing support provided by such participating broker-dealers and the assistance of such participating broker-dealers in marketing the offering, or to reimburse representatives of such participating broker-dealers for the costs and expenses of attending our bona fide training and education meetings. Our dealer manager anticipates, based on past experience, that on average it will reallow 1.0% of the dealer manager fee to participating broker-dealers. In addition to selling commissions and marketing fees, and subject to the limits described below, we may reimburse the dealer manager for reimbursements it may make to broker-dealers for reasonable bona fide due diligence expenses incurred which are supported by a detailed and itemized invoice.

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The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and Participating Broker-Dealer Compensation

Selling commissions (maximum)	$17,500,000
Dealer manager fee (maximum)	7,500,000
Total	$25,000,000

We reimburse our dealer manager for reimbursements it may make to broker-dealers for reasonable bona fide due diligence expenses that are supported by a detailed and itemized invoice. Such reimbursements are subject to the limitations on organization and offering expenses described below.

Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions and the dealer manager fee, may not exceed 10.0% of our gross offering proceeds from the sale of shares in our primary offering. Our dealer manager undertakes that it will repay us any excess over FINRA’s 10.0% underwriting compensation limit in the aggregate if the primary offering is terminated before reaching the maximum amount of offering proceeds in the aggregate. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15.0% of gross offering proceeds. We have agreed to reimburse organization and offering expenses (excluding selling commissions and dealer manager fees, but including third-party due diligence fees as set forth in detailed and itemized invoices) incurred by the advisor and sub-advisor or their respective affiliates on a monthly basis to the extent those expenses do not exceed 1.5% of the gross offering proceeds from this offering as of the termination of the offering. We expect our total organization and offering expenses to be approximately 11.5% of our gross offering proceeds.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

Our dealer manager may sell shares of our common stock to persons to be identified by us at a discount from the public offering price. We will use, this “friends and family” program to sell shares to our directors, officers, business associates and others to the extent consistent with applicable laws and regulations. The purchase price for such shares will be $9.00 per share, reflecting that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be the same as the net proceeds we receive from other sales of shares.

We may sell shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives at a purchase price of $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law. The net proceeds to us from the sales of these shares will be the same as the net proceeds we receive from other sales of shares.

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Volume Discounts

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

For a “Single Purchaser”	Purchase Price per Share in Volume Discount Range	Selling Commission per Share in Volume Discount Range
$1,000 – $500,000	$10.00	$0.70
500,001 – 1,000,000	9.90	0.60
1,000,001 – 4,999,999	9.55	0.25
5,000,000+	9.55 (as described below, subject to reduction)	0.25 (as described below, subject to reduction)

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional shares. Fractional shares will be issued.

As an example, a single purchaser would receive 100,505.05 shares rather than 100,000 shares for an investment of $1,000,000 and the selling commission would be $65,303.03. The discount would be calculated as follows: the purchaser would acquire 50,000 shares at a cost of $10.00 and 50,505.05 shares at a cost of $9.90 per share and would pay commissions of $0.70 per share for 50,000 shares and $0.60 per share for 50,505.05 shares. The dealer manager fee of $0.30 per share would still be payable out of the purchase price per share. In no event will the proceeds to us be less than $9.00 per share.

For purchases of $5,000,000 or more, in our sole discretion, selling commissions may be reduced to $0.20 per share or less, and the dealer manager fee may be reduced from $0.30 per share, but in no event will the proceeds to us be less than $9.00 per share. In the event of a sale of $5,000,000 or more with reduced selling commissions or a reduced dealer manager fee, we will supplement this prospectus to include: (a) the aggregate amount of the sale, (b) the price per share paid by the purchaser and (c) a statement that other investors wishing to purchase at least the amount described in clause (a) above will pay no more per share than the purchaser described in clause (b) above.

Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a “single purchaser,” so long as all the combined purchases are made through the same soliciting dealer. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring shares as joint purchasers;

•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;

•	all funds and foundations maintained by a given corporation, partnership or other entity;

•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity exercises discretionary authority with respect to an investment in our company; and

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•	any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered under the Investment Advisers Act of 1940.

In the event that a single purchaser described in the last five categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, within 90 days of its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Purchases subsequent to this 90 day period will not qualify to be combined for a volume discount as described herein.

Notwithstanding the above, our dealer manager may, in its sole discretion, enter into an agreement with a participating broker-dealer, whereby such participating broker-dealer may aggregate subscriptions as part of a combined order for the purpose of offering investors reduced aggregate selling commissions and marketing support fees to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from such participating broker-dealer. Additionally, our dealer manager may, in its sole discretion, aggregate subscriptions as part of a combined order for the purpose of offering investors reduced aggregate selling commissions and marketing support fees to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from our dealer manager. Any reduction in selling commissions and marketing support fees would be prorated among the separate subscribers.

Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay federal income tax on their combined purchases.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

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•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares that are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Subscription Procedures

To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription. You should make your check payable to “Phillips Edison - ARC Shopping Center REIT Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments will be deposited into a special account in our name until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within ten business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

You are required to represent in the subscription agreement that you have received a copy of this prospectus. To do so, you must separately initial each representation in the subscription agreement. In order to ensure that you have had sufficient time to review this prospectus, we will not accept your subscription until at least five business days after your receipt of the final prospectus.

Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form that we will provide upon request. Alabama and Ohio investors are not eligible to participate in the automatic investment program. Only investors who have already met the minimum purchase requirement may participate in the automatic investment program. The minimum periodic investment is $100 per month. We pay dealer manager fees and selling commissions in connection with sales under the automatic investment program to the same extent that we pay those fees and commissions on shares sold in the primary offering outside of the automatic investment program. If you elect to participate in both the automatic investment program and our dividend reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to the dividend reinvestment plan. For a discussion of the dividend reinvestment plan, see “Description of Shares—Dividend Reinvestment Plan.”

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You will receive a confirmation of your purchases under the automatic investment program. The confirmation will disclose the following information:

•	the amount invested for your account;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under the automatic investment program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the program would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see “—Compensation of Our Dealer Manager and Participating Broker-Dealers.”

You may terminate your participation in the automatic investment program at any time by providing us with written notice. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have an apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

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•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares;

•	the background and qualifications of our sponsors and their respective affiliates; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards.

Minimum Purchase Requirements

You must initially invest at least $2,500 in our shares to be eligible to participate in this offering. If you have satisfied the applicable minimum purchase requirement either in this offering or through an investment in our initial public offering, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of ERISA or the Internal Revenue Code, as applicable. If you own the minimum investment in shares in any future Phillips Edison- or AR Capital-sponsored public program, or with respect to AR Capital, any current AR Capital-sponsored program, you may invest less than the minimum amount set forth above, but in no event less than $100.

Unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. We cannot assure that our shares of common stock will ever be listed on a national securities exchange.

Investments by IRAs and Certain Qualified Plans

We expect that both Sterling Trust and Community National Bank will agree to act as IRA custodians for investors of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We may pay the fees related to the establishment of investor accounts with Sterling Trust and Community National Bank, and we also may pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, we expect Sterling Trust and Community National Bank to agree to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.

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Supplemental Sales Material

In addition to the prospectus, we may utilize supplemental sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of the prospectus. The supplemental sales material does not contain all of the information material to an investment decision and should only be reviewed after reading the prospectus.

All of our supplemental material is prepared by our advisor, our sub-advisor or their affiliates with the exception of third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of the prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in the prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in the prospectus, or the registration statement of which this prospectus is a part.

Legal Matters

The validity of the shares of our common stock being offered hereby will be passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina. DLA Piper LLP (US) will also review the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Material U.S. Federal Income Tax Considerations,” has passed upon our qualification as a REIT for federal income tax purposes, and has served as counsel for our sub-advisor and its affiliates. Proskauer Rose LLP, New York, New York serves as counsel for our advisor and dealer manager and their affiliates.

where you can find more information

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We will furnish our stockholders with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and any of these other filings are, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

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There is additional information about us and our affiliates on our web site at http://phillipsedison-arc.com/, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

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APPENDIX A

 FORM OF SUBSCRIPTION AGREEMENT

INSTRUCTION PAGE

Subscription of shares may not be accepted until at least five business days after the date the subscriber receives the final prospectus. You will receive a confirmation of your purchase.

Section 1:	Indicate investment amount
Section 2:	Choose Type of Ownership
Section 3:	All names, addresses, dates of birth, Social Security or tax I.D. numbers of all investors or trustees
Section 4:	Choose Electronic Delivery
Section 5:	Choose Dividend Allocation Option
Section 6:	Have ALL investors and joint owners initial and sign where indicated.
Section 7:	All investors must complete and sign the substitute W-9.
Section 8:	To be signed and completed by your Financial Advisor (be sure to include CRD number for FA and BD firm and the Branch Manager’s signature)

NON-CUSTODIAL OWNERSHIP

FOR NON CUSTODIAL OWNERSHIP ACCOUNTS, please mail properly completed and executed ORIGINAL documents, along with your check payable to “Phillips Edison – ARC Shopping Center REIT Inc.,” to the following address*:

Phillips Edison - ARC Shopping Center REIT Inc.
c/o DST Systems, Inc.

430 W. 7th Street

Kansas City, MO 64105-1407

Phone (888) 518-8073

Fax (877) 894-1127

Accounts with more than one owner must have ALL PARTIES SIGN where indicated in Section 6.

Be sure to attach copies of all plan documents for Pension Plans, Trusts, or Corporate Partnerships required in Section 2.

CUSTODIAL OWNERSHIP

Please complete any forms/application provided by your custodian of choice, in addition to this subscription document, and SEND COMPLETED AND EXECUTED FORMS AND ORIGINAL SUBSCRIPTION AGREEMENT TO THE CUSTODIAN.

If you have any questions, please call your registered representative or Realty Capital Securities, LLC at 1-877-373-2522.

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PHILLIPS EDISON - ARC SHOPPING CENTER REIT INC.
SUBSCRIPTION AGREEMENT

1. INITIAL INVESTMENT

Investment Amount $	☐ Initial Investment	☐ Additional Investment

The minimum initial investment is 250 shares ($2,500)

Cash, cashier’s checks/official bank checks in bearer form, foreign checks, money orders, third-party checks, or traveler’s checks will not be accepted.

☐  I/WE AM/ARE EMPLOYEE(S) OF REALTY CAPITAL SECURITIES, LLC, AN AFFILIATE, BROKER AND/OR AN IMMEDIATE FAMILY MEMBER OF ONE OF THE ABOVE. I/WE ACKNOWLEDGE THAT I/WE WILL NOT BE PAID A COMMISSION FOR THIS PURCHASE, BUT WILL RECEIVE ADDITIONAL SHARES OR FRACTIONS THEREOF.

2. FORM OF OWNERSHIP ( Select only one)

Non-Custodial Ownership	Custodial Ownership
☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

Individual

Joint Tenant w/ Right of Survivorship

Tenants in Common

TOD  –  Must complete Transfer on Death Registration Form. You may download the form at

www.americanrealtycap.com/materials

Trust (Include title and signature pages of Trust Documents)

Pension Plan (Include Plan Documents)

Corporation or Partnership (Include Corporate Resolution or Partnership Agreement, as applicable)

Other _______________________ (Include title and signature pages)

Uniform Gift/Transfer to Minors (UGMA/UTMA)

Under the UGMA/UTMA of the State of _______________

Third Party Administered Custodial Plan

(new IRA accounts will require an additional application)

☐ IRA   ☐ ROTH/IRA

☐ SEP/IRA   ☐ SIMPLE

☐ OTHER

Name of Custodian

Mailing Address

City, State Zip

Custodian Information (To be completed by Custodian above)

Custodian Tax ID #

Custodian Account #

Custodian Phone

3. INVESTOR INFORMATION (Please print name(s) in which Shares are to be registered.)

A. Individual/Trust/Beneficial Owner

Full Legal Name:

Tax ID or SS #:

Date of Birth:  (mm/dd/yyyy) ____/____/________

Citizenship (If non-US citizen, must provide original W-8):

Street Address:  City:                           State:                Zip:

Mailing Address (if different from above):

Daytime Phone #:

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request.
Any such request will be subject to our verification.

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B. Joint Owner/Co-Trustee/Minor

Full Legal Name:

Tax ID or SS #:

Date of Birth:  (mm/dd/yyyy) ____/____/________

Citizenship (If non-US citizen, must provide original W-8):

Street Address:  City:                           State:                Zip:

Mailing Address (if different from above):

Daytime Phone #:

C. Trust/Corporation/Partnership/Other (Trustee’s information must be provided in sections 3A and 3B)

Trust Name:

Date of Trust: ____/____/________

Tax ID Number:

4. ELECTRONIC DELIVERY ELECTION

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize Phillips Edison-ARC Shopping Center REIT Inc. to either (i) e-mail stockholder communications to you directly or (ii) make them available on www.phillipsedison-arc.com and notify you by e-mail when such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested.

The stockholder communications we may offer electronically include annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. Account information may be accessed only via our website as described in option (ii) above.

JOINT ACCOUNTS: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

☐ Yes	☐ No	I would like to receive shareholder communications electronically.

☐ Yes	☐ No	I would like to receive my statement online.

Owner Signature:	Date:
Co-Owner Signature:	Date:

My e-mail address is _____________________________________________.

Your e-mail address will be held in confidence and used only for matters relating to your Phillips Edison-ARC Shopping Center REIT Inc. investments.

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5. DISTRIBUTIONS (Select only one)

Complete this section to elect how you wish to receive your dividend distributions or to enroll in the Dividend Reinvestment Plan.

IRA accounts may not direct distributions without the custodian’s approval.

I hereby subscribe for Shares of Phillips Edison - ARC Shopping Center REIT Inc. and elect the distribution option indicated below:

A.	☐ Dividend Reinvestment Plan (see the final prospectus for details)

B.	☐ Mail Check to the address of record

C.	☐ Credit Dividend to my IRA or Other Custodian Account

D.	☐ Direct Deposit (Please attach a pre-printed voided check (Non-Custodian Investors only). I authorize Phillips Edison - ARC Shopping Center REIT Inc. or its agent to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify Phillips Edison - ARC Shopping Center REIT Inc. in writing to cancel it. If Phillips Edison - ARC Shopping Center REIT Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.)

Name/Entity Name/Financial Institution:

Mailing Address:                                                                              City:                                       State:                             Zip:

Account Number:                                                                             Your Bank’s ABA/Routing Nbr:

Your Bank’s Account Number:                          Checking Acct:             Savings Acct:

PLEASE ATTACH COPY OF VOIDED CHECK TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK

*	The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature

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6. SUBSCRIBER SIGNATURES

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: (you must initial each of the representations below)

Owner	Co-Owner	a) I/We have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $70,000 and estimate that (without regard to Phillips Edison - ARC Shopping Center REIT Inc.) I/we have a gross income due in the current year of at least $70,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $250,000, and such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

Owner	Co-Owner	b) I/We have received the final prospectus of Phillips Edison - ARC Shopping Center REIT Inc. at least five days before executing this agreement.

Owner	Co-Owner	c) I/We am/are purchasing shares for my/our own account.

Owner	Co-Owner	d) I/We acknowledge that shares are not liquid.

Owner	Co-Owner	e) If an affiliate of Phillips Edison - ARC Shopping Center REIT Inc., I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.

Owner Signature:	Date:
Co-Owner Signature:	Date:

If the investor signing above is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian, the investor hereby solicits the Custodian authorization below and authorizes Phillips Edison – ARC Shopping Center REIT Inc. to receive (on behalf of the investor) such authorization. These authorizations are intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Signature of Custodian(s) (if applicable). Current Custodian must sign if investment is for an IRA Account

By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of common stock of Phillips Edison – ARC Shopping Center REIT Inc. that are beneficially owned by the investor as reflected on the records of Phillips Edison – ARC Shopping Center REIT Inc. as of the applicable record date at any meeting of the stockholders of Phillips Edison – ARC Shopping Center REIT Inc. This authorization shall remain in place until revoked in writing by the Custodian. Phillips Edison – ARC Shopping Center REIT Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian):	Date:

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7. SUBSTITUTE W-9

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If the box in Part 3 is checked and a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. See the guidelines below for instructions on how to fill out the Substitute W-9.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“ TIN ”)	Part 1 – PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social security number OR Employer Identification Number
Part 2 – Certification – Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);
(2) I am not subject to backup withholding because (a) I am exempt from withholding or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien)

CERTIFICATION INSTRUCTIONS – YOU MUST CROSS OUT ITEM (2) IN PART 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURNS. HOWEVER, IF AFTER BEING NOTIFIED BY THE IRS STATING THAT YOU WERE SUBJECT TO BACKUP WITHHOLDING YOU RECEIVED ANOTHER NOTIFICATION FROM THE IRS STATING YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING, DO NOT CROSS OUT ITEM (2). IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, CHECK THE BOX IN PART 4.

SIGNATURE:                              DATE:

Name (Please Print):

Address (Please Print):

Part 3 – Awaiting TIN ☐ Part 4 – Exempt TIN ☐

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU FROM THE ESCROW ACCOUNT. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

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CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center for Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 28% of all reportable payments made to me will be withheld.

SIGNATURE:                                                            Date:

8. BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The financial advisor must sign below to complete order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated at the investor’s legal residence.

BROKER DEALER	Financial Advisor Name/RIA

Advisor Mailing Address

City	State	Zip

Advisor No.	Branch No.	Telephone No.

Email Address	Fax No.

Broker Dealer CRD Number	Financial Advisor CRD Number

☐  AFFILIATED REGISTERED INVESTMENT ADVISOR (RIA): All sales of securities must be made through a Broker-Dealer. If an RIA introduces a sale, the sale must be conducted through the RIA in his or her capacity as a Registered Representative of Broker-Dealer.

I acknowledge that by checking the above box, I WILL NOT RECEIVE A COMMISSION.

The undersigned FINANCIAL ADVISOR further represents and certifies that in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and /or RIA Signature:	Date:
Branch Manager Signature:	Date:

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

What Number to Give the Requester.  – Social Security numbers (“SSN”) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (“EIN”) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” means the Internal Revenue Service.

For this type of account:	Give the SSN of:
1. An individual’s account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or single-owner LLC	The owner (3)

For this type of account:	Give the EIN of:
6. Sole proprietorship or single-owner LLC	The owner (3)
7. A valid trust, estate, or pension trust	The legal entity (4)
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)	You must show your individual name and you also may enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note. If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf . You also may get this form by calling 1-800-772-1213.

Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

•	An organization exempt from tax under Section 501(a), an individual retirement account (“IRA”), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies or instrumentalities.

•	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under Section 584(a).

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Check the “Exempt TIN” box in Part 4 of the attached Substitute Form W-9, furnish your TIN, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

A-9

Penalties

•	Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

•	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.

•	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

•	Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

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APPENDIX B

DIVIDEND REINVESTMENT PLAN

Phillips Edison - ARC Shopping Center REIT Inc., a Maryland corporation (the “Company”), has adopted a Dividend Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1.	Number of Shares Issuable. The number of shares of Common Stock authorized for issuance under the DRP is 30,000,000.

2.	Participants. “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the DRP.

3.	Distribution Reinvestment. The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant. Such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions on shares of Common Stock purchased in the DRP.

4.	Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP promptly after the date that the Company makes a Distribution. Distributions will be paid monthly as authorized by the Company’s board of directors and declared by the Company.

5.	Purchase of Shares. Until the Company establishes an estimated value per share of Common Stock that is not based on the price to acquire a share of Common Stock in the Company’s primary offering or a follow-on public offering, Participants will acquire Common Stock at a price of $9.50 per share. Once the Company establishes an estimated value per share of Common Stock that is not based on the price to acquire a share of Common Stock in the Company’s primary offering or a follow-on public offering, Participants will acquire Common Stock at a price equal to the estimated value of the Company’s Common Stock, as estimated by the Company’s advisor or other firm chosen by the board of directors for that purpose. The Company expects to establish an estimated value per share of Common Stock that is not based on the price to acquire a share of Common Stock in the Company’s primary offering or a follow-on public offering after the completion of the Company’s offering stage. The Company’s offering stage will be complete when the Company is no longer offering equity securities – whether through its initial public offering or follow-on public offerings – and has not done so for 18 months. For the purpose of determining when the Company’s offering stage is complete, public equity offerings do not include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or the redemption of interests in Phillips Edison - ARC Shopping Center Operating Partnership, L.P., the Company’s operating partnership. Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.

B-1

6.	Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7.	Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

8.	Reinvestment in Subsequent Programs.

(a)	After the termination of the Company’s initial public offering of its Common Stock pursuant to the Company’s prospectus dated August 12, 2010 (the “Initial Offering”), the Company may determine, in its sole discretion, to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Company and, if applicable, the Participant) invested through the DRP in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or any of its affiliates (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the DRP only if the following conditions are satisfied:

(i)	prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii)	a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”);

(iii)	the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv)	the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

(v)	the Participant qualifies under the applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

(vi)	the Subsequent Program has accepted an aggregate amount of subscriptions in excess of its minimum offering amount.

(b)	The Company may determine, in its sole discretion, to allow a participant in a Subsequent Program or any previous publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or any of its affiliates (each, an “Affiliated Program”) to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in shares of Common Stock through this DRP, if the following conditions are satisfied:

(i)	prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Affiliated Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii)	a registration statement covering the interests in the Affiliated Program has been declared effective under the Securities Act;

(iii)	the offering and sale of such interests are qualified for sale under the applicable state securities laws;

B-2

(iv)	the Participant executes the subscription agreement included with the prospectus for the Affiliated Program; and

(v)	the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Affiliated Program.

9.	Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.

10.	Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

11.	Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

12.	Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason upon ten days’ written notice to the Participants. The Company may provide notice by including such information (a) in a current report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission, or (b) in a separate mailing to the participants.

13.	Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

14.	Governing Law. The DRP shall be governed by the laws of the State of Maryland.

B-3

Phillips Edison - ARC Shopping Center REIT Inc.

Maximum Offering of
27,500,000 Shares
of Common Stock

PROSPECTUS

________, 2013

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 25, to read about risks you should consider before buying shares of our common stock.

PhiLLIPS EDISON – ARC sHOPPING cENTER reit INC.

SUPPLEMENT NO. 1 DATED JUNE 24, 2013
TO THE PROSPECTUS DATED JUNE 24, 2013

This document supplements, and should be read in conjunction with, our prospectus dated June 24, 2013. Unless otherwise defined in this Supplement No. 1, capitalized terms used have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose the following:

•	operating information, including portfolio data, information regarding our current borrowings, selected financial data, distribution information, dilution information, information about our share repurchase program and compensation to our advisor, our sub-advisor, our dealer manager and their affiliates;

•	“Experts” information; and

•	information incorporated by reference.

OPERATING INFORMATION

Real Estate Investment Summary

Real Estate Portfolio

As of June 17, 2013, we owned fee simple interests in 41 grocery-anchored shopping centers acquired from third parties unaffiliated with us or our advisor. We own all of the interests in 21 of these properties. We own interests in 20 of these properties through a joint venture (the “Joint Venture”) formed between a group of institutional international investors advised by CBRE Investors Global Multi Manager (the “CBRE Global Investors”) and our wholly-owned subsidiary. We hold a 54% interest in the Joint Venture and the CBRE Global Investors hold the remaining 46% interest. The following is a summary of our real estate properties as of June 17, 2013:

Property Name	Location	Anchor Tenant	Ownership Interest	Date Acquired	Contract Purchase Price (1)	Rentable Square Footage	Annualized Effective Rent (2)	Annualized Effective Rent per Leased Square Foot	Average Remaining Lease Term in Years	% Leased
Lakeside Plaza	Salem, VA	Kroger	54%	12/10/10	$8.75 million	82,798	$818,992	$9.89	4.1 years	100.0%
Snow View Plaza	Parma, OH	Giant Eagle	54%	12/15/10	$12.30 million	100,460	$1,193,255	$12.24	6.0 years	97.0%
St. Charles Plaza	Haines City, FL	Publix	54%	6/10/11	$10.10 million	65,000	$903,563	$14.43	9.1 years	96.3%
Southampton Village	Tyrone, GA	Publix	54%	10/14/11	$8.35 million	77,956	$799,686	$11.16	8.1 years	91.9%
Centerpoint	Easley, SC	Publix	54%	10/14/11	$6.85 million	72,287	$700,933	$11.16	9.1 years	86.9%
Burwood Village Center	Glen Burnie, MD	Food Lion	54%	11/9/11	$16.60 million	105,834	$1,496,088	$14.14	5.9 years	100.0%
Cureton Town Center	Waxhaw, NC	Harris Teeter	54%	12/29/11	$13.95 million	84,357	$1,199,531	$14.22	9.4 years	100.0%
Tramway Crossing	Sanford, NC	Food Lion	54%	2/23/12	$5.50 million	62,382	$550,531	$9.20	2.9 years	95.9%
Westin Centre	Fayetteville, NC	Food Lion	54%	2/23/12	$6.05 million	66,890	$605,651	$9.45	2.5 years	95.8%
The Village at Glynn Place	Brunswick, GA	Publix	54%	4/27/12	$11.35 million	111,924	$985,247	$9.15	6.9 years	96.2%
Meadowthorpe	Lexington, KY	Kroger	54%	5/9/12	$8.55 million	87,384	$762,644	$8.96	3.1 years	97.4%
New Windsor	Windsor, CO	King Soopers(3)	54%	5/9/12	$5.55 million	95,877	$448,995	$5.10	6.7 years	91.8%
Vine Street Square	Kissimmee, FL	Walmart (4)	54%	6/4/12	$13.65 million	120,699	$1,199,820	$10.26	5.9 years	96.9%
Northtowne Square	Gibsonia, PA	Giant Eagle	54%	6/19/12	$10.58 million	113,372	$842,528	$7.43	7.9 years	100.0%
Brentwood Commons	Bensenville, IL	Dominick’s(5)	54%	7/5/12	$14.85 million	125,550	$1,336,518	$10.85	6.1 years	98.1%
Sidney Towne Center	Sidney, OH	Kroger	54%	8/2/12	$4.30 million	118,360	$478,407	$4.04	5.8 years	100.0%
Broadway Plaza	Tucson, AZ	Sprouts	54%	8/13/12	$12.68 million	83,612	$1,115,334	$13.92	4.8 years	95.9%
Richmond Plaza	Augusta, GA	Kroger	54%	8/30/12	$19.50 million	178,167	$1,582,932	$10.18	4.8 years	87.3%
Publix at Northridge	Sarasota, FL	Publix	54%	8/30/12	$11.50 million	65,320	$1,041,650	$17.33	8.8 years	92.0%
Baker Hill Center	Glen Ellyn, IL	Dominick’s(5)	100%	9/6/12	$21.60 million	135,355	$1,884,057	$14.53	4.3 years	95.8%
New Prague Commons	New Prague, MN	Coborn’s	54%	10/12/12	$10.15 million	59,948	$860,162	$14.35	7.9 years	100.0%
Brook Park Plaza	Brook Park, OH	Giant Eagle	100%	10/23/12	$10.14 million	157,459	$1,114,220	$8.06	5.6 years	87.8%
Heron Creek	North Port, FL	Publix	100%	12/17/12	$8.65 million	64,664	$680,708	$11.65	5.9 years	90.4%
Quartz Hill Towne Centre	Lancaster, CA	Vons (5)	100%	12/26/12	$20.97 million	110,306	$1,586,334	$14.66	3.6 years	98.1%
Village One Plaza	Modesto, CA	Raley’s	100%	12/28/12	$26.50 million	105,658	$2,089,845	$21.90	13.7 years	90.3%
Hilfiker Square	Salem, OR	Trader Joe’s	100%	12/28/12	$8.00 million	38,558	$648,138	$16.81	7.8 years	100.0%
The Shops at Westridge	McDonough, GA	Publix	100%	1/15/13	$7.55 million	66,297	$595,021	$12.37	10.0 years	72.5%
Mableton Crossing	Mableton, GA	Kroger	100%	1/15/13	$11.50 million	86,819	$918,721	$10.73	3.4 years	98.6%
Hamilton Ridge	Buford, GA	Kroger	100%	1/15/13	$11.80 million	90,996	$891,317	$11.41	6.5 years	85.9%
Grassland Crossing	Alpharetta, GA	Kroger	100%	1/15/13	$9.70 million	90,906	$787,196	$9.20	6.1 years	94.2%
Fairview Oaks	Ellenwood, GA	Kroger	100%	1/15/13	$9.30 million	77,052	$819,722	$11.11	3.3 years	95.7%
Butler Creek	Acworth, GA	Kroger	100%	1/15/13	$10.65 million	95,597	$870,474	$9.97	3.9 years	91.3%
Macland Pointe	Marietta, GA	Publix	100%	2/13/13	$9.15 million	79,699	$767,528	$10.37	3.4 years	92.8%
Fairlawn Town Centre	Fairlawn, OH	Giant Eagle	100%	1/30/13	$42.20 million	347,255	$4,187,139	$12.51	6.3 years	96.4%
Kleinwood Center	Spring, TX	H-E-B	100%	3/21/13	$32.54 million	148,963	$2,411,511	$17.58	7.5 years	92.1%
Murray Landing	Irmo, SC	Publix	100%	3/21/13	$9.92 million	64,359	$823,306	$12.79	7.0 years	100.0%
Vineyard Center	Tallahassee, FL	Publix	100%	3/21/13	$6.76 million	62,821	$574,963	$10.80	8.1 years	84.7%
Lutz Lake Crossing	Lutz, FL	Publix	100%	4/4/13	$9.80 million	64,986	$753,547	$12.60	6.6 years	92.0%
Publix at Seven Hills	Spring Hill, FL	Publix	100%	4/4/13	$8.50 million	72,590	$691,799	$10.52	2.9 years	90.6%
Hartville Centre	Hartville, OH	Giant Eagle	100%	4/23/13	$7.30 million	108,412	$907,118	$10.91	6.1 years	76.7%
Sunset Center	Corvallis, OR	Safeway	100%	5/31/13	$24.90 million	164,797	$1,852,732	$11.98	5.3 years	93.8%

1

(1)	The contract purchase price excludes closing costs and acquisition costs.
(2)	We calculate annualized effective rent as monthly contractual rent as of June 17, 2013 multiplied by 12 months, less any tenant concessions. Tenant concessions, consisting of free rent, on an annualized basis were $233,509 as of June 17, 2013.
(3)	King Soopers is an affiliate of Kroger.
(4)	The anchor tenant of Vine Street Square is a Walmart Neighborhood Market.
(5)	Dominick’s and Vons are affiliates of Safeway, Inc.

We believe that our real estate properties are suitable for their intended purposes and adequately covered by insurance. We do not intend to make significant renovations or improvements to our properties. Our properties are located in markets where there is competition for attracting new tenants and retaining current tenants.

Significant Tenants and Lease Expirations

The following table sets forth information regarding the two tenants occupying ten percent or more of the aggregate rentable square footage at our shopping centers as of June 17, 2013:

Tenant Name	Tenant Industry	Annualized Effective Rent(1)	% of Total Portfolio Annualized Effective Rent	Rentable Square Footage	% of Total Portfolio Square Footage	Lease Expiration
Publix Super Markets(2)	Retail – Grocery Store	$5,786,316	12.9%	566,769 sq. ft.	13.8%	(3)
Kroger(2)	Retail – Grocery Store	$3,794,092	8.5%	602,903 sq. ft.	14.7%	(4)

(1)	We calculate annualized effective rent as monthly contractual rent as of June 17, 2013 multiplied by 12 months, less any tenant concessions.
(2)	Includes non-grocery leases such as fuel stations and liquor stores.
(3)	Publix’s leases at St. Charles Plaza, Southampton Village, Centerpoint, The Village at Glynn Place, Publix at Northridge, Heron Creek, The Shops at Westridge, Macland Pointe, Murray Landing, Vineyard Center, Lutz Lake Crossing and Publix at Seven Hills expire in October 2027, December 2023, January 2023, December 2022, December 2023, August 2021, April 2026, December 2017, October 2023, November 2022, May 2022 and September 2016, respectively. Publix has seven options to extend the term of its lease at St. Charles Plaza by five years each. Publix has six options to extend the term of its lease at Southampton Village by five years each. Publix has six options to extend the term of its lease at Centerpoint by five years each. Publix has four options to extend the term of its lease at The Village at Glynn Place by five years each. Publix has seven options to extend the term of its lease at Publix at Northridge by five years each. Publix has six options to extend the term of its lease at Heron Creek by five years each. Publix has six options to extend the term of its lease at The Shops at Westridge by five years each. Publix has three options to extend the term of its lease at Macland Pointe by five years each. Publix has six options to extend the term of its lease at Murray Landing by five years each. Publix has six options to extend the term of its lease at Vineyard Center by five years each. Publix has six options to extend the term of its lease at Lutz Lake Crossing by five years each. Publix has three options to extend the term of its lease at Publix at Seven Hills by five years each.
(4)	Kroger’s leases at Lakeside Plaza, Meadowthorpe, New Windsor, Sidney Towne Center, Richmond Plaza, Mableton Crossing, Hamilton Ridge, Grassland Crossing, Fairview Oaks, and Butler Creek expire in January 2019, February 2017, October 2028, September 2021, December 2014, August 2017, November 2022, June 2021, September 2016, and January 2018, respectively. Kroger has five options to extend the term of its lease at Lakeside Plaza by five years each. Kroger has four options to extend the term of its lease at Meadowthorpe by five years each. Kroger (King Soopers) has a ground lease with ten options to extend the term of its lease at New Windsor by five years each. Kroger has six options to extend the term of its lease at Sidney Towne Center by five years each. Kroger has five options to extend the term of its lease at Richmond Plaza by five years each. Kroger has six options to extend the term of its lease at Mableton Crossing by five years each. Kroger has six options to extend the term of its lease at Hamilton Ridge by five years each. Kroger has six options to extend the term of its lease at Grassland Crossing by five years each. Kroger has five options to extend the term of its lease at Fairview Oaks by five years each. Kroger has four options to extend the term of its lease at Butler Creek by five years each.

2

No material tenant credit issues have been identified at this time. As of June 17, 2013, we had no material current tenant rent balances outstanding over 90 days.

The following table lists, on an aggregate basis, all of the scheduled lease expirations after June 17, 2013 over each of the years ending December 31, 2013 and thereafter for our 41 shopping centers. The table shows the approximate rentable square feet and annualized effective rent represented by the applicable lease expirations:

Year	Number of Expiring Leases	Annualized Effective Rent(1)	% of Total Portfolio Annualized Effective Rent	Leased Rentable Square Feet Expiring(2)	% of Total Portfolio Rentable Square Feet Expiring
2013	59	$1,784,646	4.0%	103,819	2.7%
2014	109	$4,774,677	10.7%	369,758	9.6%
2015	83	$3,672,569	8.2%	259,514	6.7%
2016	87	$4,230,740	9.4%	377,986	9.8%
2017	89	$4,670,015	10.4%	369,065	9.6%
2018	69	$4,005,735	8.9%	334,286	8.7%
2019	21	$2,809,922	6.3%	280,011	7.3%
2020	14	$2,439,245	5.4%	215,350	5.6%
2021	16	$2,068,755	4.6%	264,808	6.9%
2022	11	$3,769,429	8.4%	360,148	9.3%
Thereafter	41	$10,552,130	23.7%	918,940	23.8%

(1)	We calculate annualized effective rent as monthly contractual rent as of June 17, 2013 multiplied by 12 months, less any tenant concessions.

(2)	Does not include tenants that have not begun to pay rent, as the expiration dates for such leases have not been determined as of the date of this supplement.

Portfolio Tenancy

Prior to the acquisition of a property, we assess the suitability of the grocery anchor tenant and other tenants in light of our investment objectives, namely, preserving capital and providing stable cash flows for distributions. Generally, we assess the strength of the tenant by consideration of company factors, such as its financial strength and market share in the geographic area of the shopping center, as well as location-specific factors, such as the store’s sales, local competition and demographics. When assessing the tenancy of the non-anchor space at the shopping center, we consider the tenant mix at each shopping center in light of our portfolio, the proportion of national and national franchise tenants, and credit-worthiness of specific tenants. When evaluating non-national tenancy, we attempt to obtain credit enhancements to leases, which typically come in the form of deposits and/or guarantees from one or more persons.

The following table presents the composition of our portfolio by tenant type as of June 17, 2013:

Tenant Type:	Leased Rentable Sq. Ft.	% of Total Portfolio Leased Rentable Sq. Ft.	Annualized Base Rent	% of Total Portfolio Annualized Base Rent
Grocery anchor	2,215,454	57.5%	$21,198,681	47.3%
National & regional	1,086,539	28.2%	$15,393,334	34.4%
Local	551,692	14.3%	$8,185,848	18.3%
Totals	3,853,685	100.0%	$44,777,863	100.0%

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Updated Pro Forma Financial Information

The following information provides on a pro forma basis selected financial information for our company for the three months ended March 31, 2013 as if those significant property acquisitions made in 2013, consisting of The Shops at Westridge, Mableton Crossing, Hamilton Ridge, Grassland Crossing, Fairview Oaks, Butler Creek, Macland Pointe, Fairlawn Town Centre, Kleinwood Center, Murray Landing and Vineyard Center, had been made on January 1, 2012.

(dollars in thousands, except for per share amounts)
Operating Data:
Total revenues	$12,825
Property operating expenses	(2,211)
Real estate tax expense	(1,652)
General and administrative	(1,073)
Acquisition expenses	(113)
Depreciation and amortization	(5,652)
Operating income	2,124
Interest expense	(3,864)
Net loss	(1,740)
Net loss attributable to noncontrolling interests	63
Net loss attributable to shareholders	(1,677)
Per Share Data:
Net loss attributable to shareholders per share—basic and diluted	(0.09)
Weighted average distributions per share declared	0.164
Weighted average shares outstanding—basic and diluted	18,143,746

Investment Activity after June 17, 2013

Purchase and Sale Agreement

On May 6, 2013, we, through an affiliate, entered into a purchase and sale agreement, with Northcross Property, LLC, a Delaware limited liability company, to acquire a shopping center containing approximately 280,999 rentable square feet located on approximately 27.8 acres of land in Austin, Texas (“Northcross”). The contract purchase price for Northcross is approximately $61.5 million, excluding closing costs. The seller is not affiliated with us or any of our affiliates. On May 31, 2013, we made a total deposit of $1.0 million under the purchase and sale agreement. Pursuant to the purchase and sale agreement, we would be obligated to purchase Northcross only after satisfactory completion of agreed upon closing conditions. There can be no assurance that we will complete the acquisition. In some circumstances, if we fail to complete the acquisition, we may currently forfeit up to $1.0 million of earnest money.

Currently, Northcross is approximately 94.8% leased to 34 tenants, including a Walmart Supercenter, which occupies approximately 35.2% of the total rentable square feet of the center. Walmart Supercenter is the leading supercenter grocery store by market share in Austin, Texas. The Walmart Supercenter lease expires in March 2029, and the total average rental rate over the remaining lease term is approximately $67,925 per month. Walmart has 17 options to extend the term of its lease by 5 years each.

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The table below sets forth a schedule of expiring leases for Northcross by square footage and by annualized contractual base rent as of January 1, 2013.

Year	Number of Expiring Leases	Annualized Base Rent	% of Annualized Base Rent	Leased Rentable Square Feet Expiring	% of Rentable Square Feet Expiring
2013	-	-	-	-	-
2014	3	$278,820	6.99%	21,009	8.03%
2015	4	$229,632	5.76%	9,895	3.78%
2016	6	$278,148	6.97%	11,355	4.34%
2017	3	$117,900	2.96%	4,716	1.80%
2018	5	$1,113,288	27.91%	76,995	29.42%
2019	3	$235,800	5.91%	9,491	3.63%
2020	-	-	-	-	-
2021	5	$357,744	8.97%	12,729	4.86%
2022	1	$52,800	1.32%	2,200	0.84%
Thereafter	2	$1,324,356	33.20%	113,350	43.31%

We currently have no plans for capital improvement at Northcross and we believe Northcross is suitable for its intended purpose and adequately insured. Northcross is subject to certain competitive conditions including, but not limited to, the tastes and habits of consumers, the demographic forces that act upon the local market, and other economic factors.

Property Acquisition

On June 19, 2013, we, through our wholly-owned subsidiary, purchased a shopping center containing 87,181 rentable square feet and located on approximately 11.4 acres of land in Savage, Minnesota, a suburb of Minneapolis-St. Paul (“Savage Town Square”), for approximately $15.0 million, exclusive of closing costs. We funded the purchase price with proceeds from our initial public offering. Savage Town Square was purchased collectively from MN Savage 1, LLC, MN Savage 2, LLC, MN Savage 3, LLC, MN Savage 4, LLC, MN Savage 5, LLC, MN Savage 6, LLC, MN Savage 7, LLC, MN Savage 8, LLC, MN Savage 9, LLC, MN Savage 10, LLC, MN Savage 11, LLC, MN Savage 12, LLC, MN Savage 13, LLC, MN Savage 14, LLC, MN Savage 15, LLC, and MN Savage 16, LLC, all of which are not affiliated with us.

Savage Town Square is 100% leased to ten tenants, including a Cub Foods grocery store that occupies approximately 80.0% of the total rentable square feet. The Cub Foods lease expires in November 2023. Cub Foods has six options to extend the term of its lease by five years each. Based on the current condition of Savage Town Square, we do not believe that it will be necessary to make significant renovations to the property. Our management believes that Savage Town Square is adequately insured.

Debt Obligations

As of June 17, 2013, our debt-to-gross-real-estate-asset ratio, or the ratio of total debt to total purchase price of real estate assets, was approximately 23.2%. The following is a summary of all of our debt obligations as of June 17, 2013:

Property and Related Loan	Outstanding Principal Balance	Maximum Loan Capacity	Interest Rate	Loan Type	Payments	Maturity Date
St. Charles Loan(1)	$5.87 million	$5.87 million	One-month LIBOR plus 2.40% to 2.85%	Revolving credit facility	Monthly interest payments and possible monthly payments of principal(2)	September 9, 2013
Southampton Credit Facility(1)	–	$6.00 million	Daily LIBOR plus 2.25% to 2.50%	Revolving credit facility	Monthly interest and principal payments(2)	November 1, 2013(3)
Centerpoint Credit Facility(1)	–	$4.92 million	Daily LIBOR plus 2.25% to 2.50%	Revolving credit facility	Monthly interest and principal payments(2)	November 1, 2013(3)

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Burwood Credit Facility(1)	–	$11.93 million	Daily LIBOR plus 2.25% to 2.50%	Revolving credit facility	Monthly interest and principal payments(2)	January 1, 2016
Cureton Credit Facility(1)	–	$9.00 million	Daily LIBOR plus 2.25% to 2.50%	Revolving credit facility	Monthly interest only payments through July 31, 2013 followed by continued monthly interest payments and possible monthly payments of principal(2)	May 1, 2016
Tramway Credit Facility(1)	–	$3.40 million	One-month LIBOR plus 2.40% to 2.60%	Revolving credit facility	Monthly interest only payments through October 31, 2013 followed by continued monthly interest payments and possible monthly payments of principal(2)	May 1, 2016
Westin Credit Facility(1)	–	$3.74 million	One-month LIBOR plus 2.40% to 2.60%	Revolving credit facility	Monthly interest only payments through October 31, 2013 followed by continued monthly interest payments and possible monthly payments of principal(2)	June 1, 2017(4)
Glynn Place Credit Facility(1)	–	$7.01 million	One-month LIBOR plus 1.95% to 2.20%	Revolving credit facility	Monthly interest only payments through December 31, 2013 followed by continued monthly interest payments and possible monthly payments of principal(2)	July 1, 2014
Meadowthorpe Loan I(5)	$3.00 million	$3.00 million	6.00%	First mortgage loan	Monthly interest and principal payments	July 1, 2014
Meadowthorpe Loan II(5)	$1.78 million	$1.78 million	6.61%	Second mortgage loan	Monthly interest and principal payments	July 15, 2017
Brentwood Loan(1)	$8.81 million	$8.81 million	One-month LIBOR plus 1.95% to 2.20%, depending upon debt yield	First mortgage loan	Monthly interest and principal payments	August 10, 2017(6)
Vine Street Square Loan(1)	$7.93 million	$7.93 million	One-month LIBOR plus 1.95% to 2.10%, depending upon debt yield	First mortgage loan	Monthly interest only payments	December 1, 2021
Broadway Plaza Loan(5)	$6.90 million	$6.90 million	5.85%	First mortgage loan	Monthly interest and principal payments	September 7, 2017(8)

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Richmond Plaza Credit Facility(7)	–	$13.00 million	One-month LIBOR plus 1.95% to 2.20%, depending upon debt yield	Revolving credit facility	Monthly interest only payments through October 1, 2013 followed by continued monthly interest payments and possible monthly payments of principal(2)	August 1, 2017
Northtowne Square Loan	$6.37 million	$6.37 million	3.25%	First mortgage loan	Monthly interest and principal payments	August 1, 2016
Northridge Loan(5)	$9.89 million	$9.89 million	5.97%	First mortgage loan	Monthly interest and principal payments	September 11, 2014
Baker Hill Loan(9)	$11.87 million	$11.87 million	8.00%	First mortgage loan	Monthly interest and principal payments	October 1, 2018
New Prague Loan(1)	–	$6.80 million	One-month LIBOR plus 2.10%	First mortgage loan	Monthly interest only payments	April 10, 2019
Brook Park Loan(9)	$3.51 million	$3.51 million	7.68%	First mortgage loan	Monthly interest and principal payments	July 2, 2013
KeyBank Secured Credit Facility(10)	–	$265.00 million	(11)	Revolving credit facility	Monthly payments of accrued unpaid interest	December 24, 2015(12)
Kleinwood Loan(9)	$23.64 million	$23.64 million	5.55%	First mortgage loan	Monthly interest only payments	January 11, 2017
Murray Loan(9)	$6.33 million	$6.33 million	5.55%	First mortgage loan	Monthly interest only payments	January 11, 2017
Vineyard Loan(9)	$6.60 million	$6.60 million	5.55%	First mortgage loan	Monthly interest only payments	January 11, 2017
Sunset Loan(9)	$17.82 million	$17.82 million	5.32%	First mortgage loan	Monthly interest and principal payments	October 1, 2015
Total	$120.32 million	$451.12 million

(1)	A wholly-owned subsidiary of the Joint Venture has guaranteed 25% of the Joint Venture’s obligations under each of these debt obligations.
(2)	Beginning on a specified date and continuing through the maturity date, availability for each of these debt obligations will be reduced by a specified amount each month, which may require us to make monthly principal payments (depending on the then-outstanding borrowings under each respective debt obligation), in addition to continued monthly interest payments. We have the option to prepay any outstanding amounts under each of these debt obligations at any time in whole or in part without premium or penalty.
(3)	We may extend the maturity date of each of these debt obligations for an additional year upon payment of an extension fee equal to 0.25% of the amount outstanding on each respective debt obligation’s original maturity date.
(4)	We may extend the maturity date of the Glynn Place Credit Facility for two additional one-year periods to June 1, 2018 and June 1, 2019, respectively, upon payment of an extension fee equal to 0.25% of the amount outstanding on the date of each extension.

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(5)	The Meadowthorpe Loan I, the Meadowthorpe Loan II, the Broadway Plaza Loan and the Northridge Loan were all assumed by the Joint Venture from each property’s respective seller in conjunction with our acquisition of each of the properties securing each loan.
(6)	We may extend the maturity date of the Vine Street Square Loan to August 10, 2019 upon payment of an extension fee equal to 0.125% of the amount outstanding on August 10, 2017.
(7)	A wholly-owned subsidiary of the Joint Venture has guaranteed 50% of the Joint Venture’s obligations under each of these credit facilities.
(8)	We may extend the maturity date of the Richmond Plaza Credit Facility to September 17, 2019 upon payment of an extension fee equal to 0.20% of the amount outstanding on September 17, 2017.

(9)	The Baker Hill, Brook Park, Kleinwood, Murray, Vineyard and Sunset Loans were all assumed by our operating partnership from the properties’ sellers in conjunction with our acquisitions of Baker Hill, Brook Park, Kleinwood Center, Murray Landing, Vineyard Center and Sunset Center, respectively.

(10)	The KeyBank Secured Revolving Credit Facility includes a sublimit of $26.5 million for swing line loans and a sublimit of $26.5 million for letters of credit. The KeyBank Secured Revolving Credit Facility provides our operating partnership with the ability from time to time to increase the size of the KeyBank Secured Revolving Credit Facility up to a total of $300.0 million.

(11)	Amounts outstanding under the KeyBank Secured Revolving Credit Facility will bear interest at either (1) the sum of (a) the greater of (x) the prime rate announced by KeyBank from time to time or (y) the federal funds effective rate plus 0.50%, plus (b) 1.0% to 2.0% depending upon our then current leverage ratio (the “Base Rate”) or (2) LIBOR plus 2.0% to 3.0% depending upon our then current leverage ratio (the “Fixed Rate”). We have the option to elect whether advances will incur interest at either the Base Rate or the Fixed Rate. The variable interest rate of a portion of the amounts outstanding under the KeyBank Secured Revolving Credit Facility has been fixed pursuant to the Interest Rate Swap described below.

(12)	The KeyBank Secured Revolving Credit Facility contains two one-year extension options that we may exercise upon payment of extension fees equal to 0.20% and 0.30%, respectively, of the total commitment under the facility at the time of each applicable extension.

Interest Rate Swap

On March 27, 2013, we, through our operating partnership, entered into an interest rate swap agreement (the “Interest Rate Swap”) with PNC Bank, National Association to effectively fix the interest rate on $50.0 million (the “Hedged Portion”) of our variable rate debt under the Keybank Secured Credit Facility. The Interest Rate Swap is effective April 2, 2013 and terminates on December 21, 2017, which is the maturity date of the Keybank Secured Credit Facility if we exercise the two one-year extension options available under the Keybank Secured Credit Facility. Based on the terms of the Interest Rate Swap, the interest rate on the Hedged Portion of the Keybank Secured Credit Facility is effectively fixed at 0.8%, plus a margin of 2.0% to 3.0%, based on our then current leverage ratio.

Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2013, both incorporated by reference into this prospectus:

	As of March 31,	As of December 31,
	2013	2012	2011
(in thousands)
Balance Sheet Data:
Investment in real estate assets, net	$433,005	$283,858	$69,492
Acquired intangible lease assets, net	32,154	20,957	6,799
Cash and cash equivalents	8,152	7,654	6,969
Other assets	16,280	12,941	1,932
Total assets	$489,591	$325,410	$85,192
Mortgages and loans payable	$252,842	$159,007	$46,788
Accounts payable—affiliates	2,776	3,634	8,395
Other liabilities	15,064	10,498	2,824
Total liabilities	270,682	173,139	58,007
Equity	218,909	152,271	27,185
Total liabilities and equity	$489,591	$325,410	$85,192

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	For the Three Months Ended March 31		For the Year Ended December 31,
	2013	2012	2012	2011

(in thousands, except share and per share data)
Operating Data:
Total revenues	$11,237	$2,215	$17,550	$3,529
Property operating expenses	(1,896)	(379)	(2,957)	(631)
Real estate tax expense	(1,512)	(242)	(2,055)	(507)
General and administrative	(892)	(324)	(1,717)	(845)
Acquisition expenses	(2,514)	(278)	(3,981)	(1,751)
Depreciation and amortization	(5,234)	(1,044)	(8,094)	(1,500)
Operating loss	$(811)	$(52)	$(1,254)	$(1,705)
Other income	—	—	1	—
Interest expense	(2,100)	(391)	(3,020)	(811)
Net loss	$(2,911)	$(443)	$(4,273)	$(2,516)
Net loss allocable to non-controlling interests	63	185	927	152
Net loss after allocation to non-controlling interests	$(2,848)	$(258)	$(3,346)	$(2,364)

Cash Flow Data:
Net cash provided by operating activities	$3,915	$(664)	$4,033	$593
Net cash used in investing activities	$(123,520)	$(11,439)	$(198,478)	$(56,149)
Net cash provided by financing activities	$120,103	$11,473	$195,130	$61,818
Per Share Data:
Net loss attributable to common shareholders per share—basic and diluted	$(0.16)	$(0.08)	$(0.51)	$(1.57)
Weighted average distributions per share declared	$0.164	$0.162	$0.65	$0.65
Weighted average shares outstanding—basic and diluted	17,448,804	3,124,334	6,509,470	1,503,477

Distribution Information

During 2012, our board of directors authorized distributions based on daily record dates for each day during the period from January 1, 2012 through December 31, 2012. During 2013, our board of directors have authorized distributions based on daily record dates for each day during the period from January 1, 2013 through August 31, 2013. All authorized distributions for each month in 2012 and for January 2013 were equal to a daily amount of $0.00178082 (0.178082 cents) per share of common stock. If this rate were paid each day for a 365-day period, it would equal a 6.5% annualized rate based on a purchase price of $10.00 per share. The authorized distributions for February through August 2013 are equal to a daily amount of $0.00183562 (0.183562 cents) per share of common stock. If this rate were paid each day for a 365-day period, it would equal a 6.7% annualized rate based on a purchase price of $10.00 per share. A portion of each distribution may constitute a return of capital for tax purposes. There is no assurance that we will continue to declare daily distributions at this rate. Distributions declared, distributions paid and cash flows provided by operating activities were as follows for the year ended December 31, 2012 and the three months ended March 31, 2013 (in thousands, except per share amounts):

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	Distributions Paid				Distributions Declared		Sources of Distributions Paid
		Distributions		Cash
		Reinvested		Provided			Amount Paid	Amount Paid from
		(via dividend		by (used	Total	Distributions	from Operations/	Borrowings/
		reinvestment		in)	Distributions	Declared Per	Percent of Total	Percent of Total
Period	Cash	plan)	Total	Operations	Declared	Share	Distributions Paid	Distributions Paid

First Quarter 2012	$331	$124	$455	$(664)	$507	$0.1625	$ 0 / 0%	$ 455 / 100%
Second Quarter 2012	460	218	678	1,469	766	0.1625	678 / 100%	0 / 0%
Third Quarter 2012	635	351	986	2,308	1,135	0.1625	986 / 100%	0 / 0%
Fourth Quarter 2012	923	631	1,554	920	1,840	0.1625	1,554 / 100%	0 / 0%
First Quarter 2013	1,400	1,017	2,417	3,915	2,859	0.1638	2,417 / 100%	0 / 0%

For the year ended December 31, 2012, we paid aggregate distributions of $3,673,000, including $2,349,000 of distributions paid in cash and $1,324,000 of distributions reinvested through our dividend reinvestment plan. Our net loss and cash flow provided by operations for the year ended December 31, 2012 were $4,273,000 and $4,033,000, respectively. Excess cash flow carried over from the second and third quarters of 2012 was used to fund distribution payments in the fourth quarter of 2012 to the extent that distributions paid in the fourth quarter of 2012 exceeded cash flow provided by operations in the same period. For the three months ended March 31, 2013, we paid aggregate distributions of $2,417,000, including $1,400,000 of distributions paid in cash and $1,017,000 of distributions reinvested through our dividend reinvestment plan. Our net loss and cash flow provided by operations for the three months ended March 31, 2013 were $2,911,000 and $3,915,000, respectively.

For the period from our inception through March 31, 2013, we paid total distributions of approximately $7.0 million, which includes approximately $2.5 million reinvested through our dividend reinvestment plan, and our cumulative net loss and cash flow provided by operations during the same period were $10.4 million and $8.7 million, respectively. To the extent that we pay distributions from sources other than our cash flow provided by operations, we will have fewer funds available for investment in properties, the overall return to our stockholders may be reduced and subsequent investors may experience dilution.

Net Tangible Book Value of our Shares

In connection with this ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value is a rough approximation of value calculated simply as gross book value of real estate assets minus total liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) fees paid in connection with our public offering, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker dealers, and (iii) distributions paid. As of March 31, 2013, our net tangible book value per share was $7.53. To the extent we are able to raise substantial proceeds in this offering, the expenses that cause dilution of the net tangible value per share are expected to decrease on a per share basis, resulting in increases in the net tangible book value per share. The offering price of shares under this primary offering (ignoring purchase price discounts for certain categories of purchasers) is $10.00 per share.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

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Funds from Operations, Funds from Operations Adjusted for Acquisition Expenses and Modified Funds from Operations

Funds from operations (“FFO”) is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as defined by the National Association of Real Estate Investment Trusts to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests. We believe that FFO is helpful to our investors and our management as a measure of operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairment charges, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate and intangibles diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, our management believes that the use of FFO, together with the required GAAP presentations, is helpful for our investors in understanding our performance. In particular, because GAAP impairment charges are not allowed to be reversed if the underlying fair values improve or because the timing of impairment charges may lag the onset of certain operating consequences, we believe FFO provides useful supplemental information related to current consequences, benefits and sustainability related to rental rate, occupancy and other core operating fundamentals. Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. In addition, FFO will be affected by the types of investments in our targeted portfolio which will consist of, but is not limited to, necessity-based neighborhood and community shopping centers, first- and second-priority mortgage loans, mezzanine loans, bridge and other loans, mortgage-backed securities, collateralized debt obligations, and debt securities of real estate companies. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, as impairments are based on estimated future undiscounted cash flows, investors are cautioned that we may not recover any impairment charges. FFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO.

Since FFO was promulgated, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, we use both FFO adjusted for acquisition expenses and modified funds from operations (“MFFO”) as defined by the Investment Program Association (“IPA”). FFO adjusted for acquisition expenses excludes acquisition fees and expenses from FFO. In addition to excluding acquisition fees and expenses, MFFO also excludes from FFO the following items:

(1)	straight-line rent amounts, both income and expense;

(2)	amortization of above- or below-market intangible lease assets and liabilities;

(3)	amortization of discounts and premiums on debt investments;

(4)	gains or losses from the early extinguishment of debt;

(5)	gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivatives holdings except where the trading of such instruments is a fundamental attribute of our operations;

(6)	gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting, including interest rate and foreign exchange derivatives;

(7)	gains or losses related to consolidation from, or deconsolidation to, equity accounting;

(8)	gains or losses related to contingent purchase price adjustments; and

(9)	adjustments related to the above items for unconsolidated entities in the application of equity accounting.

We believe that both FFO adjusted for acquisition expenses and MFFO are helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after our offering and acquisition stages are complete, because both FFO adjusted for acquisition expenses and MFFO exclude acquisition expenses that affect property operations only in the period in which the property is acquired. Thus, FFO adjusted for acquisition expenses and MFFO provide helpful information relevant to evaluating our operating performance in periods in which there is no acquisition activity.

In evaluating investments in real estate, including both business combinations and investments accounted for under the equity method of accounting, management’s investment models and analyses differentiate costs to acquire the investment from the operations derived from the investment. Prior to 2009, acquisition costs for both of these types of investments were capitalized under GAAP; however, beginning in 2009, acquisition costs related to business combinations are expensed. Both of these acquisition-related costs have been and will continue to be funded from the proceeds of our offerings and generally not from operations. We believe by excluding expensed acquisition costs, FFO adjusted for acquisition expenses and MFFO provide useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include those paid to AR Capital Advisor, Phillips Edison Sub-Advisor or third parties.

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As explained below, management’s evaluation of our operating performance excludes the additional items considered in the calculation of MFFO based on the following economic considerations. Many of the adjustments in arriving at MFFO are not applicable to us. Nevertheless, we explain below the reasons for each of the adjustments made in arriving at our MFFO definition.

•	Adjustments for straight-line rents and amortization of discounts and premiums on debt investments. In the proper application of GAAP, rental receipts and discounts and premiums on debt investments are allocated to periods using various systematic methodologies. This application may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance.

•	Adjustments for amortization of above or below market intangible lease assets. Similar to depreciation and amortization of other real estate related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over time and that these charges be recognized currently in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.

•	Gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting and gains or losses related to contingent purchase price adjustments. Each of these items relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated gains or losses.

•	Adjustment for gains or losses related to early extinguishment of hedges, debt, consolidation or deconsolidation and contingent purchase price. Similar to extraordinary items excluded from FFO, these adjustments are not related to continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

By providing FFO adjusted for acquisition expenses and MFFO, we believe we are presenting useful information that also assists investors and analysts to better assess the sustainability of our operating performance after our offering and acquisition stages are completed. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisition stages are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. However, investors are cautioned that FFO adjusted for acquisition expenses and MFFO should only be used to assess the sustainability of our operating performance after our offering and acquisition stages are completed, as both measures exclude acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired. Acquisition costs also adversely affect our book value and equity.

Each of FFO, FFO adjusted for acquisition expenses, and MFFO should not be considered as an alternative to net income (loss), or as an indication of our liquidity, nor is any of these measures indicative of funds available to fund our cash needs, including our ability to fund distributions. In particular, as we are currently in the acquisition phase of our life cycle, acquisition-related costs and other adjustments that are increases to FFO adjusted for acquisition expenses and MFFO are, and may continue to be, a significant use of cash. Accordingly, FFO, FFO adjusted for acquisition expenses, and MFFO should be reviewed in connection with other GAAP measurements. Our FFO, FFO adjusted for acquisition expenses, and MFFO as presented may not be comparable to amounts calculated by other REITs.

The following section presents our calculation of FFO, FFO adjusted for acquisition expenses, and MFFO and provides additional information related to our operations (in thousands, except per share amounts). As a result of the timing of the commencement of our offering and our active real estate operations, FFO, FFO adjusted for acquisition expenses, and MFFO are not relevant to a discussion comparing operations for the two periods presented. We expect revenues and expenses to increase in future periods as we raise additional offering proceeds and use them to acquire additional investments.

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NET LOSS TO FFO, FFO Adjusted for Acquisition Expenses, and MFFO RECONCILIATION

($000’s)

	Three Months Ended March 31,		Cumulative since
	2013	2012	Inception (1)
Net loss attributable to our shareholders	$(2,848)	$(258)	$(9,305)
Depreciation and amortization	5,234	1,044	14,909
Non-controlling interests	(1,311)	(480)	(4,967)
Funds from operations	$1,075	$306	$637
Acquisition expenses	2,514	278	8,713
FFO adjusted for acquisition expenses	$3,589	$584	$9,350
Net amortization of above and below market leases	151	154	875
Straight-line rental income	(282)	(56)	(801)
Amortization of market debt adjustment	(164)	—	(399)
Non-controlling interests	68	(168)	(671)
MFFO	$3,362	$514	$8,354

(1)	Inception was September 17, 2010

Share Repurchase Program

Our share repurchase program generally requires you to hold your shares for at least one year prior to submitting them for repurchase by us. Our share repurchase program also contains numerous restrictions on your ability to sell your shares to us. During any calendar year, we may repurchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year. Further, the cash available for redemption on any particular date will generally be limited to the proceeds from our dividend reinvestment plan during the period consisting of the preceding four fiscal quarters for which financial statements are available, less any cash already used for repurchases during the same period; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. These limitations do not apply to shares repurchased in conjunction with a stockholder’s death, “determination of incompetence” or “qualifying disability.” We may amend, suspend or terminate the program at any time upon 30 days’ notice.

During the three months ended March 31, 2013, we did not repurchase any shares as there were no shares eligible for repurchase that were tendered for repurchase under the share repurchase program. During the year ended December 31, 2012, there were 3,749 shares repurchased for $35,089 under the share repurchase program (for an average redemption price of $9.36 per share). During the year ended December 31, 2011, there were 5,630 shares repurchased for $56,244 under the share repurchase program (for an average redemption price of $9.99 per share). There were no additional shares tendered for repurchase that we did not repurchase during the years ended December 31, 2012 and 2011. All share repurchases under the share repurchase program were funded by proceeds from our dividend reinvestment plan.

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Fees Earned by and Expenses Reimbursable to Our Advisor, Our Sub-Advisor, Our Dealer Manager and Their Affiliates

Summarized below are the fees earned by and expenses reimbursable to our advisor, our sub-advisor, our dealer manager and their affiliates for the three months ended March 31, 2013 and 2012 and any related amounts payable as of March 31, 2013 and December 31, 2012 (all amounts in thousands):

	Amount
	Incurred in the		Payable as of
	Three Months Ended March 31,		March 31,	December 31,
Form of Compensation	2013	2012	2013	2012
Selling commissions(1)	$5,599	$850	$—	$—
Dealer manager fee(2)	2,542	255	—	—
Reimbursement of organization and offering expenses	4,095	—	2,188	2,987
Acquisition fees	1,648	64	—	191
Debt financing fees	1,958	—	—	—
Asset management fees	253	99	253	248
Property management fees	458	113	184	112
Leasing commissions	188	45	69	96
Construction management fees	23	7	4	18
Reimbursement of other operating expenses	214	66	78	(18)

(1)	Our dealer manager reallows 100% of commissions earned to participating broker-dealers.
(2)	Our dealer manager reallows a portion of the dealer manager fee to participating broker-dealers.

Experts

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from Phillips Edison-ARC Shopping Center REIT Inc.’s Annual Report for the year ended December 31, 2012 on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The Statements of Revenues and Certain Operating Expenses of Tramway Crossing, Westin Centre, The Village at Glynn Place, Vine Street Square, and Richmond Plaza for the year ended December 31, 2011 and of The Shops at Westridge, Mableton Crossing, Hamilton Ridge, Grassland Crossing, Fairview Oaks, Butler Creek, Macland Pointe, Fairlawn Town Centre, Kleinwood Center, Murray Landing, and Vineyard Center for the year ended December 31, 2012, incorporated by reference in this prospectus from Phillips Edison – ARC Shopping Center REIT Inc.’s Current Reports on Form 8-K/A as filed with the SEC on May 4, 2012, on July 10, 2012, on August 8, 2012, on November 7, 2012, on April 3, 2013, and on May 8, 2013 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which reports express an unmodified opinion and include an emphasis-of-matter paragraph referring to the purpose of the statement) and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus.  By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus.  You can access documents that are incorporated by reference into this prospectus at our website at http://www.PhillipsEdison-ARC.com (URL for documents: http://phx.corporate-ir.net/phoenix.zhtml?c=244048&p=irol-sec).  There is additional information about us, our advisor, our sub-advisor and their affiliates at the website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-______), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 7, 2013;

•	Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on March 8, 2013;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013 filed with the SEC on May 9, 2013;

•	Current Report on Form 8-K filed with the SEC on June 20, 2013;

•	Current Report on Form 8-K filed with the SEC on June 6, 2013;

•	Current Report on Form 8-K filed with the SEC on June 5, 2013;

•	Current Report on Form 8-K filed with the SEC on June 3, 2013;

•	Current Report on Form 8-K/A filed with the SEC on May 8, 2013;

•	Current Report on Form 8-K filed with the SEC on April 25, 2013;

•	Current Report on Form 8-K filed with the SEC on April 8, 2013;

•	Current Report on Form 8-K/A filed with the SEC on April 3, 2013;

•	Current Report on Form 8-K filed with the SEC on April 2, 2013;

•	Current Report on Form 8-K filed with the SEC on March 25, 2013;

•	Current Report on Form 8-K filed with the SEC on March 22, 2013;

•	Current Report on Form 8-K/A filed with the SEC on February 19, 2013;

•	Current Report on Form 8-K filed with the SEC on February 4, 2013;

•	Current Report on Form 8-K filed with the SEC on February 4, 2013;

•	Current Report on Form 8-K filed with the SEC on January 31, 2013;

•	Current Report on Form 8-K filed with the SEC on January 28, 2013;

•	Current Report on Form 8-K filed with the SEC on January 22, 2013;

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•	Current Report on Form 8-K filed with the SEC on January 18, 2013;

•	Current Report on Form 8-K filed with the SEC on January 14, 2013;

•	Current Report on Form 8-K filed with the SEC on January 4, 2013;

•	Current Report on Form 8-K filed with the SEC on January 3, 2013;

•	Current Report on Form 8-K/A filed with the SEC on November 7, 2012;

•	Current Report on Form 8-K/A filed with the SEC on August 8, 2012;

•	Current Report on Form 8-K/A filed with the SEC on July 10, 2012;

•	Current Report on Form 8-K/A filed with the SEC on May 4, 2012;

•	Registration Statement on Form 8-A12G (Reg. No. 000-54691) filed with the SEC on April 30, 2012; and

•	Definitive Proxy Statement in respect of our 2013 annual meeting of stockholders filed with the SEC on April 23, 2013.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus.  To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write our dealer manager at:

Realty Capital Securities, LLC

Three Copley Place

Suite 3300

Boston, MA 02116

1-877-373-2522

www.rcsecurities.com

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

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SUPPLEMENTAL INFORMATION – The prospectus of Phillips Edison – ARC Shopping Center REIT Inc. consists of this sticker, the Prospectus dated June 24, 2013 and Supplement No. 1 dated June 24, 2013.

Supplement No. 1 includes:

•	operating information, including portfolio data, information regarding our current borrowings, selected financial data, distribution information, dilution information, information about our share repurchase program and compensation to our advisor, our sub-advisor, our dealer manager and their affiliates;
•	"Experts" information; and
•	information incorporated by reference.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Phillips Edison - ARC Shopping Center REIT Inc. (the “Company”) in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee.

Item	Amount

SEC registration fee	$0
FINRA filing fee	500
Legal fees and expenses	200,000
Blue sky fees and expenses	150,000
Accounting fees and expenses	100,000
Sales material and advertising expenses	500,000
Printing	700,000
Shareholder relations, transfer agent and fulfillment costs	1,200,000
Miscellaneous expenses (1)	899,500

Total	$3,750,000

(1)	These miscellaneous expenses include issuer seminars and other training and education, office rent and utilities, rental equipment, repairs and maintenance, telephone and internet, hardware and software, software licenses and maintenance, supplies, office furniture, website hosting and development and industry associations and sponsorships.

Item 32. Sales to Special Parties

The Company’s directors and officers and (to the extent consistent with applicable laws and regulations) the employees of the Company’s advisor, sub-advisor and their respective affiliated entities, business associates and others purchasing pursuant to the Company’s “friends and family” program, participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives will be allowed to purchase shares in the Company’s primary offering at a discount from the public offering price. The purchase price for such shares will be $9.00 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales. The net proceeds to the Company from such sales made net of commissions will be substantially the same as the net proceeds the Company receives from other sales of share in the primary offering.

Item 33. Recent Sales of Unregistered Securities

Not applicable.

Item 34. Indemnification of Directors and Officers

Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

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•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Except as restricted by Maryland law or the conditions set forth below, the Company’s charter limits the liability of the Company’s directors and officers to the Company and its stockholders for money damages.

Except as restricted by Maryland law or the conditions set forth below, the charter also requires that the Company (a) indemnify a director, an officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity and (b) pay or reimburse their reasonable expenses in advance of the final disposition of a proceeding.

However, under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it hold an Indemnitee harmless for any loss or liability suffered by the Company, unless all of the following conditions are met: (1) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (2) the Indemnitee was acting on behalf of or performing services for the Company; (3) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (4) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its common stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular Indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (3) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (the “SEC”) and of the published position of any state securities regulatory authority of a jurisdiction in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter further provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (2) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (3) the Indemnitee provides the Company with written affirmation of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met and undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company has purchased and maintains insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

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Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a) Financial Statements.

The following financial information is filed as part of this registration statement:

▪	The consolidated financial statements of the Company and the notes thereto as of December 31, 2012 (included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and incorporated herein by reference);

▪	The consolidated financial statements of the Company (unaudited) and the notes thereto as of March 31, 2013 (included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013 and incorporated herein by reference);

▪	The financial statements of Tramway Crossing and Westin Centre and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on May 4, 2012 and incorporated herein by reference);

▪	The financial statement of The Village at Glynn Place and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on July 10, 2012 and incorporated herein by reference);

▪	The financial statement of Vine Street Square and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on August 8, 2012 and incorporated herein by reference);

▪	The financial statement of Richmond Plaza and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on November 7, 2012 and incorporated herein by reference);

▪	The financial statements of The Shops at Westridge, Mableton Crossing, Hamilton Ridge, Grassland Crossing, Fairview Oaks, Butler Creek, Macland Pointe, and Fairlawn Town Centre and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on April 3, 2013 and incorporated herein by reference); and

▪	The financial statements of Kleinwood Center, Murray Landing, and Vineyard Center and the related pro forma financial statements of the Company (included in the Company’s Current Report on Form 8-K/A filed with the SEC on May 8, 2013 and incorporated herein by reference).

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(b)	Exhibits. The following exhibits are filed as part of this registration statement:

Ex.	Description
1.1*	Dealer Manager Agreement
3.1	Third Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed September 17, 2010)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 2, 2010)
4.1	Form of Subscription Agreement, included as Appendix A to prospectus
4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed March 1, 2010)
4.3	Dividend Reinvestment Plan, included as Appendix B to prospectus
4.4	Amended Share Repurchase Program (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed October 5, 2011)
4.5	Amended and Restated Agreement of Limited Partnership of Phillips Edison – ARC Shopping Center Operating Partnership, L.P. dated February 4, 2013 (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K filed March 7, 2013)
5.1*	Opinion of DLA Piper LLP (US) re legality
8.1*	Opinion of DLA Piper LLP (US) re tax matters
10.1	Second Amended and Restated Advisory Agreement by and between the Company, Phillips Edison – ARC Shopping Center Operating Partnership, L.P. and American Realty Capital II Advisors, LLC dated June 19, 2013
10.2	Master Property Management, Leasing and Construction Management Agreement (incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 28, 2010)
10.3	Amended and Restated 2010 Independent Director Stock Plan (incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed August 11, 2010)
10.4	Fourth Amended and Restated Sub-Advisory Agreement by and between American Realty Capital II Advisors, LLC and Phillips Edison NTR LLC dated January 28, 2013 (incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed March 7, 2013)
10.5	2010 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.5 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed August 11, 2010)
10.6	Shopping Center Purchase Agreement by and between Phillips Edison Group, LLC and EIG Snow View Plaza dated August 26, 2010 (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed November 12, 2010)
10.7	First Amendment to Shopping Center Purchase Agreement by and between Phillips Edison Group, LLC and EIG Snow View Plaza dated October 4, 2010 (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed November 12, 2010)
10.8	Assignment and Assumption of Rights under Shopping Center Purchase Agreement by and between Phillips Edison Group, LLC and Snowview Station LLC dated October 11, 2010 (incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q filed November 12, 2010)
10.9	Shopping Center Purchase Agreement by and between Phillips Edison Group, LLC and Lakeside Plaza, LLC dated September 14, 2010 (incorporated by reference to Exhibit 10.9 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed March 10, 2011)
10.10	Amendment to Shopping Center Purchase Agreement by and between Phillips Edison Group, LLC and Lakeside Plaza, LLC dated October 20, 2010 (incorporated by reference to Exhibit 10.10 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed March 10, 2011)

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10.11	Assignment and Assumption of Rights under Shopping Center Purchase Agreement by and between Phillips Edison Group, LLC and Lakeside (Salem) Station LLC dated October 28, 2010 (incorporated by reference to Exhibit 10.11 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed March 10, 2011)
10.12	Loan Agreement by and between Lakeside (Salem) Station LLC and Wells Fargo Bank, N.A. dated December 10, 2010 (incorporated by reference to Exhibit 10.12 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed March 10, 2011)
10.13	Promissory Note by Lakeside (Salem) Station LLC in favor of Wells Fargo Bank, N.A. dated December 10, 2010 (incorporated by reference to Exhibit 10.13 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed March 10, 2011)
10.14	Promissory Note by the Company in favor of Phillips Edison NTR LLC dated December 13, 2010 (incorporated by reference to Exhibit 10.14 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed March 10, 2011)
10.15	Loan Agreement by and between Snowview Station LLC and Wells Fargo Bank, N.A. dated December 15, 2010 (incorporated by reference to Exhibit 10.15 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed March 10, 2011)
10.16	Promissory Note by Snowview Station LLC in favor of Wells Fargo Bank, N.A. dated December 15, 2010 (incorporated by reference to Exhibit 10.16 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed March 10, 2011)
10.17	Purchase Agreement by and between Odyssey (III) DP XVII, LLC and Phillips Edison Group LLC dated May 16, 2011 (incorporated by reference to Exhibit 10.17 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 29, 2011)
10.18	Addendum to Purchase Agreement by and between Odyssey (III) DP XVII, LLC and Phillips Edison Group LLC dated June 9, 2011 (incorporated by reference to Exhibit 10.18 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 29, 2011)
10.19	Loan Agreement by and between St. Charles Station LLC and Wells Fargo Bank, National Association dated June 10, 2011 (incorporated by reference to Exhibit 10.19 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 29, 2011)
10.20	Promissory Note by St. Charles Station LLC in favor of Wells Fargo Bank, National Association dated June 10, 2011 (incorporated by reference to Exhibit 10.20 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 29, 2011)
10.21	Shopping Center Purchase Agreement by and between Phillips Edison Group, LLC, DDRM Southampton Village LLC, DDRM Centerpoint Plaza I LLC, and DDRM Centerpoint Plaza II LLC dated September 23, 2011 (incorporated by reference to Exhibit 10.23 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed October 31, 2011)
10.22	Assignment and Assumption of Rights under Purchase Agreement by and between Phillips Edison Group, LLC, Southampton Station LLC, and Centerpoint Station LLC dated October 14, 2011 (incorporated by reference to Exhibit 10.24 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed October 31, 2011)
10.23	Loan Agreement by and between Southampton Station LLC and PNC Bank, N.A. dated October 14, 2011 (incorporated by reference to Exhibit 10.25 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed October 31, 2011)
10.24	Promissory Note by Southampton Station LLC in favor of PNC Bank, N.A. dated October 14, 2011 (incorporated by reference to Exhibit 10.26 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed October 31, 2011)
10.25	Loan Agreement by and between Centerpoint Station LLC and PNC Bank, N.A. dated October 14, 2011 (incorporated by reference to Exhibit 10.27 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed October 31, 2011)
10.26	Promissory Note by Centerpoint Station LLC in favor of PNC Bank, N.A. dated October 14, 2011 (incorporated by reference to Exhibit 10.28 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed October 31, 2011)
10.27	Limited Partnership Agreement of PECO-ARC Institutional Joint Venture I, L.P. dated September 20, 2011 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2011)
10.28	Amended and Restated Limited Partnership Agreement of PECO-ARC Institutional Joint Venture I, L.P. dated November 11, 2011 (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2011)

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10.29	Shopping Center Purchase Agreement by and between Burwood Village MZL LLC and Phillips Edison Group LLC dated August 11, 2011 (incorporated by reference to Exhibit 10.31 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed February 1, 2012)
10.30	Fourth Amendment to Shopping Center Purchase and Sale Agreement by and between Burwood Village MZL LLC and Phillips Edison Group LLC dated October 6, 2011 (incorporated by reference to Exhibit 10.32 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed February 1, 2012)
10.31	Assignment and Assumption of Rights Under Shopping Center Purchase Agreement by and between Phillips Edison Group LLC and Burwood Station LLC dated November 9, 2011 (incorporated by reference to Exhibit 10.33 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed February 1, 2012)
10.32	Loan Agreement by and between Burwood Station LLC and PNC Bank, N.A. dated November 9, 2011 (incorporated by reference to Exhibit 10.34 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed February 1, 2012)
10.33	Promissory Note by Burwood Station LLC in favor of PNC Bank, N.A. dated November 9, 2011 (incorporated by reference to Exhibit 10.35 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed February 1, 2012)
10.34	Limited Guaranty Agreement by PECO-ARC Institutional REIT LLC in favor of PNC Bank, N.A. dated November 21, 2011 (incorporated by reference to Exhibit 10.36 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed February 1, 2012)
10.35	Contribution Agreement by and among PAI GP LLC, PECO-ARC Institutional Joint Venture I, L.P., and Phillips Edison – ARC Shopping Center Operating Partnership, L.P. dated November 23, 2011 (incorporated by reference to Exhibit 10.37 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed February 1, 2012)
10.36	Contribution Agreement by and among PAI GP LLC, PECO-ARC Institutional Joint Venture I, L.P., and Phillips Edison – ARC Shopping Center Operating Partnership, L.P. dated December 21, 2011 (incorporated by reference to Exhibit 10.38 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed February 1, 2012)
10.37	Purchase Contract by and between Wells Fargo Bank, National Association and Phillips Edison Group LLC dated November 28, 2011 (incorporated by reference to Exhibit 10.39 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed February 1, 2012)
10.38	Assignment and Assumption of Rights under Shopping Center Purchase Agreement by and between Phillips Edison Group LLC and Cureton Station LLC dated December 29, 2011 (incorporated by reference to Exhibit 10.40 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed February 1, 2012)
10.39	Loan Agreement by and between Cureton Station LLC and PNC Bank, N.A. dated December 29, 2011 (incorporated by reference to Exhibit 10.41 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed February 1, 2012)
10.40	Promissory Note by Cureton Station LLC in favor of PNC Bank, N.A. dated December 29, 2011 (incorporated by reference to Exhibit 10.42 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed February 1, 2012)
10.41	Limited Guaranty Agreement by PECO-ARC Institutional REIT LLC in favor of PNC Bank, N.A. dated December 29, 2011 (incorporated by reference to Exhibit 10.43 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed February 1, 2012)
10.42	Shopping Center Purchase Agreement by and between Tramway Crossing, LLC and Phillips Edison Group LLC dated January 27, 2012 (incorporated by reference to Exhibit 10.44 to Post-Effective Amendment No. 9 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed April 17, 2012)
10.43	Shopping Center Purchase Agreement by and between Westin Centre, LLC and Phillips Edison Group LLC dated January 27, 2012 (incorporated by reference to Exhibit 10.45 to Post-Effective Amendment No. 9 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed April 17, 2012)

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10.44	Assignment and Assumption of Rights Under Shopping Center Purchase Agreement by and between Phillips Edison Group LLC and Tramway Station LLC dated February 21, 2012 (incorporated by reference to Exhibit 10.46 to Post-Effective Amendment No. 9 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed April 17, 2012)
10.45	Assignment and Assumption of Rights Under Shopping Center Purchase Agreement by and between Phillips Edison Group LLC and Westin Station LLC dated February 21, 2012 (incorporated by reference to Exhibit 10.47 to Post-Effective Amendment No. 9 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed April 17, 2012)
10.46

Shopping Center Purchase and Sale Agreement by and between Phillips Edison Group LLC and CRP II – Glynn Place, LLC dated March 26, 2012 (incorporated by reference to Exhibit 10.48 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 17, 2012)

10.47	First Amendment to Shopping Center Purchase and Sale Agreement by and between Phillips Edison Group LLC and CRP II – Glynn Place, LLC dated April 27, 2012 (incorporated by reference to Exhibit 10.49 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 17, 2012)
10.48	Assignment and Assumption of Rights Under Shopping Center Purchase Agreement by and between Phillips Edison Group LLC and Glynn Place Station LLC dated April 27, 2012 (incorporated by reference to Exhibit 10.50 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 17, 2012)
10.49	Agreement of Sale between Kimco Kissimmee 613, Inc. and Phillips Edison Group LLC dated April 24, 2012 (incorporated by reference to Exhibit 10.51 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 17, 2012)
10.50	Second Amendment to Agreement of Sale between Kimco Kissimmee 613, Inc. and Phillips Edison Group LLC dated May 29, 2012 (incorporated by reference to Exhibit 10.52 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 17, 2012)
10.51	Assignment and Assumption of Rights Under Shopping Center Purchase Agreement by and between Phillips Edison Group LLC and Vine Street Station LLC dated June 4, 2012 (incorporated by reference to Exhibit 10.53 to Post-Effective Amendment No. 10 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed July 17, 2012)
10.52	Agreement for Sale and Purchase of Property by and between Richmond Plaza Investors, L.P. and Phillips Edison Group LLC dated June 28, 2012 (incorporated by reference to Exhibit 10.54 to Post-Effective Amendment No. 11 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed October 17, 2012)
10.53	Fourth Amendment to, and Reinstatement of, Agreement for Sale and Purchase of Property by and between Richmond Plaza Investors, L.P. and Phillips Edison Group LLC dated August 24, 2012 (incorporated by reference to Exhibit 10.55 to Post-Effective Amendment No. 11 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed October 17, 2012)
10.54	Assignment and Assumption of Rights Under Shopping Center Purchase Agreement by and between Phillips Edison Group LLC and Richmond Station LLC dated August 30, 2012 (incorporated by reference to Exhibit 10.56 to Post-Effective Amendment No. 11 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed October 17, 2012)
10.55	Revolving Loan Agreement among Phillips Edison – ARC Shopping Center Operating Partnership, L.P., KeyBank National Association, and KeyBank Capital Markets dated December 24, 2012 (incorporated by reference to Exhibit 10.23 to the Company’s Annual Report on Form 10-K filed March 7, 2013)
10.56	Guaranty of Payment and Performance by Phillips Edison Shopping Center OP GP LLC and Heron Creek Station LLC in favor of KeyBank National Association dated December 21, 2012 (incorporated by reference to Exhibit 10.24 to the Company’s Annual Report on Form 10-K filed March 7, 2013)
10.57	First Amendment to Revolving Loan Agreement and Other Loan Documents by and among Phillips Edison – ARC Shopping Center Operating Partnership, L.P., Phillips Edison – ARC Shopping Center REIT Inc., Phillips Edison Shopping Center OP GP LLC, and KeyBank National Association dated January 15, 2013 (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K filed March 7, 2013)

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10.58	Shopping Centers Purchase and Sale Agreement by and among Equity One, Inc., Equity One (Southeast Portfolio) Inc., Equity One (Florida Portfolio), Inc. and Phillips Edison Group LLC dated November 30, 2012 (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed March 7, 2013)
10.59	Reinstatement and First Amendment to Shopping Centers Purchase and Sale Agreement by and among Equity One, Inc., Equity One (Southeast Portfolio) Inc., Equity One (Florida Portfolio), Inc. and Phillips Edison Group LLC dated December 27, 2012 (incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K filed March 7, 2013)
10.60	Second Amendment to Shopping Centers Purchase and Sale Agreement by and among Equity One, Inc., Equity One (Southeast Portfolio) Inc., Equity One (Florida Portfolio), Inc. and Phillips Edison Group LLC dated January 11, 2013 (incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K filed March 7, 2013)
10.61	Reinstatement and Third Amendment to Shopping Centers Purchase and Sale Agreement by and among Equity One, Inc., Equity One (Southeast Portfolio) Inc., Equity One (Florida Portfolio), Inc. and Phillips Edison Group LLC dated February 13, 2013 (incorporated by reference to Exhibit 10.29 to the Company’s Annual Report on Form 10-K filed March 7, 2013)
10.62	Assignment and Assumption of Rights under Shopping Center Purchase Agreement by and between Phillips Edison Group LLC and Butler Creek Station LLC dated January 15, 2013 with schedule disclosing other substantially identical Assignment and Assumption of Rights under Shopping Center Purchase Agreements omitted (incorporated by reference to Exhibit 10.30 to the Company’s Annual Report on Form 10-K filed March 7, 2013)
10.63	Sale-Purchase Agreement between AG/WP Fairlawn Owner, LLC and Phillips Edison Group LLC dated December 13, 2012 (incorporated by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-K filed March 7, 2013)
10.64	Reinstatement and Second Amendment to Sale-Purchase Agreement between AG/WP Fairlawn Owner, LLC and Phillips Edison Group LLC dated December 21, 2012 (incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K filed March 7, 2013)
10.65	Assignment and Assumption of Rights under Shopping Center Purchase Agreement by and between Phillips Edison Group LLC and Fairlawn Station LLC dated January 30, 2013 (incorporated by reference to Exhibit 10.33 to the Company’s Annual Report on Form 10-K filed March 7, 2013)
10.66	Third Amendment to Revolving Loan Agreement among Phillips Edison – ARC Shopping Center Operating Partnership, L.P., Phillips Edison – ARC Shopping Center REIT Inc., Phillips Edison Shopping Center OP GP LLC, and KeyBank National Association dated March 20, 2013 (incorporated by reference to Exhibit 10.66 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed April 16, 2013)
10.67	Real Estate Sale Agreement by and between Phillips Edison Group LLC and MCW-RC Murray Landing, LLC, MCW-RC III Kleinwood Center, L.P., and MCW-RC III Vineyard Shopping Center, LLC dated October 4, 2012 (incorporated by reference to Exhibit 10.67 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed April 16, 2013)
10.68	First Amendment to Real Estate Sale Agreement by and between Phillips Edison Group LLC and MCW-RC Murray Landing, LLC, MCW-RC III Kleinwood Center, L.P., MCW-RC III Vineyard Shopping Center, LLC, and Regency Realty Group, Inc. dated October 12, 2012 (incorporated by reference to Exhibit 10.68 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed April 16, 2013)
10.69	Second Amendment to Real Estate Sale Agreement by and between Phillips Edison Group LLC and MCW-RC Murray Landing, LLC, MCW-RC III Kleinwood Center, L.P., MCW-RC III Vineyard Shopping Center, LLC, Regency Realty Group, Inc., and Regency Centers, L.P. dated November, 2012 (incorporated by reference to Exhibit 10.69 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed April 16, 2013)
10.70	Fifth Amendment to Real Estate Sale Agreement by and between Phillips Edison Group LLC and MCW-RC Murray Landing, LLC, MCW-RC III Kleinwood Center, L.P., MCW-RC III Vineyard Shopping Center, LLC, Regency Realty Group, Inc., and Regency Centers, L.P. dated November 8, 2012 (incorporated by reference to Exhibit 10.70 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed April 16, 2013)
10.71	Ninth Amendment to Real Estate Sale Agreement by and between Phillips Edison Group LLC and MCW-RC Murray Landing, LLC, MCW-RC III Kleinwood Center, L.P., MCW-RC III Vineyard Shopping Center, LLC, Regency Realty Group, Inc., and Regency Centers, L.P. dated February, 2013 (incorporated by reference to Exhibit 10.71 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed April 16, 2013)

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10.72	Tenth Amendment and Reinstatement to Real Estate Sale Agreement by and between Phillips Edison Group LLC and MCW-RC Murray Landing, LLC, MCW-RC III Kleinwood Center, L.P., MCW-RC III Vineyard Shopping Center, LLC, Regency Realty Group, Inc., and Regency Centers, L.P. dated March 1, 2013 (incorporated by reference to Exhibit 10.72 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed April 16, 2013)
10.73	Assignment and Assumption of Rights under Real Estate Sale Agreement by and between Phillips Edison Group LLC and Kleinwood Station LLC dated January 15, 2013 with schedule disclosing other substantially identical Assignment and Assumption of Rights under Real Estate Sale Agreement omitted (incorporated by reference to Exhibit 10.73 to Post-Effective Amendment No. 14 to the Company’s Registration Statement on Form S-11 (No. 333-164313) filed April 16, 2013)
10.74	Letter Agreement confirming the terms and conditions of the Interest Rate Swap transaction between Phillips Edison – ARC Shopping Center Operating Partnership, L.P. and PNC Bank, National Association dated March 27, 2013 (incorporated by reference to Exhibit 10.18 to the Company’s Quarterly Report on Form 10-Q filed May 9, 2013)
21.1	Subsidiaries of the Company
23.1	Consent of Deloitte & Touche LLP
23.2*	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1)
23.3	Consent of Deloitte & Touche LLP relating to the audits of certain Statements of Revenues and Certain Operating Expenses
24.1	Power of Attorney (included on the signature page)

*To be filed by amendment

Item 37. Undertakings

(a) The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Company undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Company undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(d) For the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company, and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

(e) The Company undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Company undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for the significant properties acquired during the distribution period if such financial statements have been filed or would be due under Items 2.01 and 9.01 of Form 8-K.

(g) The Company undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Company undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The Company undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, State of Ohio, on June 24, 2013.

Phillips Edison - ARC Shopping Center REIT Inc.

By: /s/ Jeffrey S. Edison
Jeffrey S. Edison
Co-Chairman of the Board and Chief Executive Officer

We, the undersigned officers and directors of Phillips Edison – ARC Shopping Center REIT Inc., hereby severally constitute John B. Bessey, R. Mark Addy and Devin I. Murphy, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable Phillips Edison – ARC Shopping Center REIT Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Michael C. Phillips	Co-Chairman of the Board	June 24, 2013
Michael C. Phillips

/s/ Jeffrey S. Edison	Co-Chairman of the Board and	June 24, 2013
Jeffrey S. Edison	Chief Executive Officer (Principal Executive Officer)

/s/ John B. Bessey	Co-President and Chief Investment Officer	June 24, 2013
John B. Bessey

/s/ Devin I. Murphy	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 24, 2013
Devin I. Murphy

/s/ William M. Kahane	Director	June 24, 2013
William M. Kahane

/s/ Leslie T. Chao	Director	June 24, 2013
Leslie T. Chao